Exhibit 10.25

CUSIP 89681PAC7

$1,000,000,000.00 REVOLVING CREDIT FACILITY
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
by and among
TRIUMPH GROUP, INC.,
and
THE OTHER BORROWERS PARTY HERETO
and
THE GUARANTORS PARTY HERETO
and
THE BANKS PARTY HERETO
and
PNC BANK, NATIONAL ASSOCIATION
as Administrative Agent
Dated as of May 23, 2012

PNC CAPITAL MARKETS LLC, RBS SECURITIES INC., J.P. MORGAN SECURITIES, LLC, RBC CAPITAL MARKETS AND SOVEREIGN BANK, N.A., as Joint Lead Arrangers and Joint Bookrunners
CITIZENS BANK OF PENNSYLVANIA, JPMORGAN CHASE BANK N.A., ROYAL BANK OF CANADA, AND SOVEREIGN BANK, N.A., as Syndication Agents
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD, U.S. BANK NATIONAL ASSOCIATION, TD BANK, N.A., AND MANUFACTURERS AND TRADERS TRUST COMPANY, as Documentation Agents

TABLE OF CONTENTS

1	CERTAIN DEFINITITIONS		1
	1.1	Certain Definitions.	1
	1.2	Construction.	33
	1.3	Accounting Principles.	35

2	REVOLVING CREDIT FACILITY		35
	2.1	Revolving Credit Commitments.	35
	2.2	Nature of Banks' Obligations with Respect to Revolving Credit Loans.	36
	2.3	Commitment Fees.	36
	2.4	Revolving Credit Loan Requests.	37
	2.5	Making Revolving Credit Loans.	37
	2.6	Revolving Credit Notes.	38
	2.7	Use of Proceeds.	38
	2.8	Letter of Subfacility.	38
	2.9	Swing Loans.	45
	2.10	Utilization of Optional Currency Swing Loans and Letters of Credit.	49
	2.11	Currency Repayments.	51
	2.12	Optional Currency Amounts.	52
	2.13	Intentionally Omitted.	52
	2.14	Defaulting Banks.	52

3	INTEREST RATES		53
	3.1	Interest Rate Options.	53
	3.2	Interest Periods.	54
	3.3	Interest After Default.	55
	3.4	Euro-Rate Unascertainable.	55
	3.5	Selection of Interest Rate Options.	57

4	PAYMENTS		57
	4.1	Payments.	57
	4.2	Pro Rata Treatment of Banks.	57
	4.3	Interest Payment Dates.	58
	4.4	Voluntary Prepayments and Commitments Reductions.	58
	4.5	Additional Compensation in Certain Circumstances.	61
	4.6	Mandatory Prepayments.	63
	4.7	Interbank Market Presumption.	64
	4.8	Taxes.	64
	4.9	Judgment Currency.	68

5	REPRESENTATIONS AND WARRANTIES		69
	5.1	Representation and Warranties.	69
	5.2	Updates to Schedules.	79

6	CONDITIONS OF LENDING		79
	6.1	First Loans.	79
	6.2	Each Additional Loan.	83

7	COVENANTS		83
	7.1	Affirmative Covenants.	83
	7.2	Negative Covenants.	90
	7.3	Reporting Requirements.	102

8	DEFAULT		107
	8.1	Events of Default.	107
	8.2	Consequences of Event of Default.	111

9	THE ADMINISTRATIVE AGENT		113
	9.1	Appointment.	113
	9.2	Delegation of Duties.	113
	9.3	Nature of Duties; Independent Credit Investigation.	113
	9.4	Actions in Discretion of Administrative Agent; Instructions from the Banks.	114
	9.5	Reimbursement and Indemnification of Administrative Agent by the Borrowers.	114
	9.6	Exculpatory Provisions.	115
	9.7	Reimbursement and Indemnification of Administrative Agent by Banks.	115
	9.8	Reliance by Administrative Agent.	116
	9.9	Notice of Default.	116
	9.10	Notices.	116
	9.11	Banks in Their Individual Capacities.	116
	9.12	Intentionally Omitted.	117
	9.13	Equalization of Banks.	117
	9.14	Successor Administrative Agent.	117
	9.15	Administrative Agent's Fee.	118
	9.16	Availability of Funds.	118
	9.17	Calculations.	118
	9.18	No Reliance on Administrative Agent's Customer Identification Program.	118
	9.19	Beneficiaries.	119
	9.20	Authorization to Release Collateral and Guarantors.	119

10	MISCELLANEOUS		120
	10.1	Modifications, Amendments or Waivers.	120
	10.2	No Implied Waivers; Cumulative Remedies; Writing Required	121
	10.3	Reimbursement and Indemnification of Banks by the Borrowers; Taxes.	121
	10.4	Holidays.	122
	10.5	Funding by Branch, Subsidiary or Affiliate.	123
	10.6	Notices.	123

10.7	Severability.	124
10.8	Governing Law.	124
10.9	Prior Understanding.	125
10.10	Durations; Survival.	125
10.11	Successors and Assigns.	125
10.12	Confidentiality.	130
10.13	Counterparts.	131
10.14	Administrative Agent's or Bank's Consent.	131
10.15	Exceptions.	131
10.16	Consent to Forum; Waiver of Jury Trial.	131
10.17	Intentionally Omitted.	131
10.18	Public Filings.	132
10.19	Agent Titles.	132
10.20	Joinder of Borrowers and Guarantors.	132
10.21	USA Patriot Act.	133
10.22	Collateral Agency Agreements, Etc.	134
10.23	Amended and Restatement, Ratification, No Novation.	134

LIST OF SCHEDULES AND EXHIBITS
SCHEDULES
SCHEDULE 1.1(B)    -    COMMITMENTS OF BANKS
SCHEDULE 1.1(M)    -    REAL PROPERTY TO BE MORTGAGED
SCHEDULE 1.1(P)    -     PERMITTED LIENS
SCHEDULE 2.8.1    -    EXISTING LETTERS OF CREDIT
SCHEDULE 5.1.2    -    CAPITALIZATION
SCHEDULE 5.1.3    -    SUBSIDIARIES
SCHEDULE 5.1.7    -    LITIGATION
SCHEDULE 5.1.8    -    TITLE TO PROPERTY
SCHEDULE 5.1.20    -    EMPLOYEE BENEFIT PLAN DISCLOSURES
SCHEDULE 5.1.21    -    EMPLOYMENT MATTERS
SCHEDULE 5.1.22    -    ENVIRONMENTAL MATTERS
SCHEDULE 5.1.25    -    PERFECTION ACTIONS
SCHEDULE 5.1.26    -    PARTNERSHIP AGREEMENTS AND LIMITED LIABILITY
COMPANY AGREEMENTS
SCHEDULE 7.2.1    -    EXISTING INDEBTEDNESS
SCHEDULE 7.2.4    -    EXISTING INVESTMENTS
SCHEDULE 7.2.7    -    RECEIVABLES SALES

EXHIBITS
EXHIBIT 1.1(A)     -    ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(P)    -    PRICING GRID
EXHIBIT 1.1(R)     -     AMENDED AND RESTATED REVOLVING CREDIT NOTE
EXHIBIT 1.1(S)(1)    -    DOLLAR SWING LOAN NOTE
EXHIBIT 1.1(S)(2)    -    OPTIONAL CURRENCY SWING LOAN NOTE
EXHIBIT 2.4         -     LOAN REQUEST
EXHIBIT 2.9.2    -    SWING LOAN REQUEST
EXHIBIT 4.8.6(A)    -    U.S. TAX COMPLIANCE CERTIFICATE (NON-
PARTNERSHIP FOREIGN LENDERS)
EXHIBIT 4.8.6(B)    -    U.S. TAX COMPLIANCE CERTIFICATE (NON-
PARTNERSHIP FOREIGN PARTICIPANTS)
EXHIBIT 4.8.6(C)    -    U.S. TAX COMPLIANCE CERTIFICATE
(PARTNERSHIP FOREIGN PARTICIPANTS)
EXHIBIT 4.8.6(D)    -    U.S. TAX COMPLIANCE CERTIFICATE (PARTNERSHIP
FOREIGN LENDERS)
EXHIBIT 7.3.3     -     COMPLIANCE CERTIFICATE
EXHIBIT 10.20(A)    -    FORM OF BORROWER JOINDER
EXHIBIT 10.20(B)    -    FORM OF GUARANTOR JOINDER

SECOND AMENDED AND RESTATED CREDIT AGREEMENT
THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT is dated as of May 23, 2012, and is made by and among TRIUMPH GROUP, INC., a Delaware corporation ("TGI"), the other BORROWERS (as hereinafter defined), the GUARANTORS (as hereinafter defined), the BANKS (as hereinafter defined), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent for the Banks under this Agreement (hereinafter referred to in such capacity together with its successors and assigns, as the "Administrative Agent").
WITNESSETH:
WHEREAS, certain of the Banks currently provide a revolving credit facility for TGI pursuant to the Original Credit Agreement (as hereinafter defined);
WHEREAS, the parties hereto are amending and restating the Original Credit Agreement on the terms and conditions set forth below; and
NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree that the Original Credit Agreement is amended and restated in its entirety as follows:
1.    CERTAIN DEFINITIONS
1.1    Certain Definitions.
In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:
Acquisition shall mean, the acquisition of all of the equity ownership interests of Vought by TGI pursuant to the Acquisition Agreement.
Acquisition Agreement shall mean the Agreement and Plan of Merger dated as of March 23, 2010 by and among Vought Aircraft Industries, Inc., TGI, Spitfire Merger Corporation and TC Group, L.L.C.
Administrative Agent shall mean PNC Bank, National Association, and its successors and assigns, as Administrative Agent.
Administrative Agent's Fee shall have the meaning assigned to that term in Section 9.15.
Administrative Agent's Letter shall have the meaning assigned to that term in Section 9.15.
Affiliate as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 10% or more of any class of the voting or other equity interests of such Person, or (iii) 10% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. "Control", as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.
Adjusted Funding Target Attainment Percentage shall mean the adjusted funding target attainment percentage as defined in Sections 206(g)(9) of ERISA and 436(j)(2) of the Internal Revenue Code.
Agreement shall mean this Second Amended and Restated Credit Agreement, as the same may be supplemented, amended or restated from time to time, including all schedules and exhibits.
Ancillary Security Documents shall mean title insurance, existing or otherwise available surveys, lien searches, flood insurance certifications, phase I environmental assessments or phase II environmental assessments, as applicable, opinions of counsel and such other documents and certifications as may be reasonably requested by the Administrative Agent, all as of a recent date and reasonably satisfactory to the Administrative Agent.
Anti-Terrorism Laws shall mean any Laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by the United States Treasury Department's Office of Foreign Asset Control (as any of the foregoing Laws may from time to time be amended, renewed, extended, or replaced).
Applicable Pro Forma Reporting Period shall mean with respect to any Permitted Acquisition, the most recent 4-quarter period ending prior to the date of such Permitted Acquisition for which financial statements have been delivered (or were due to be delivered) by the Borrowers in accordance with Sections 7.3.1 or 7.3.2.
Approved Fund shall mean any Fund that is administered or managed by (i) a Bank, (ii) an Affiliate of a Bank or (iii) an entity or an Affiliate of an entity that administers or manages a Bank.
Assignment and Assumption Agreement shall mean an Assignment and Assumption Agreement by and among a Purchasing Bank, the Transferor Bank and the Administrative Agent, as Administrative Agent and on behalf of the remaining Banks, substantially in the form of Exhibit 1.1(A).
Authorized Officer shall mean those individuals, designated by written notice to the Administrative Agent from TGI, as agent for each Borrower, authorized to execute notices, reports and other documents on behalf of such Borrower required hereunder. Any Borrower may amend such list of individuals from time to time by having TGI give written notice of such amendment on its behalf to the Administrative Agent.

Availability shall mean the sum of (i) the difference between (a) the lesser of (1) the Commitments and (2) the maximum amount of Loans that may be borrowed hereunder while maintaining compliance with each of the Total Leverage Ratio covenant under Section 7.2.16 and the Senior Leverage Ratio covenant under Section 7.2.17, and (b) the Revolving Facility Usage, plus (ii) cash and Cash Equivalents held by TGI or another Domestic Loan Party and maintained or managed at a Bank or an Affiliate of a Bank.
Bank-Provided Hedge shall mean an Interest Rate Hedge or other hedging transaction which is provided by any Bank or any Affiliate thereof, and meets the following requirements: such Interest Rage Hedge or other hedging transaction (i) is documented in a standard International Swap Dealer Association agreement, (ii) provides for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary manner, and (iii) is entered into for hedging (rather than speculative) purposes. The liabilities of any Borrower or any Guarantor to the provider of any Bank-Provided Hedge (the "Hedge Liabilities") shall be "Obligations" hereunder, guaranteed obligations under the Guarantee and Collateral Agreement and otherwise treated as Obligations for purposes of each of the other Loan Documents. The Liens securing the Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the other Loan Documents.
Banks shall mean the financial institutions named on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Bank.
Base Rate shall mean the greatest of (i) the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Administrative Agent, (ii) the Federal Funds Open Rate plus 1/2% per annum, or (iii) the Daily Euro-Rate plus 1% per annum.
Base Rate Option shall mean the option of the Borrowers, exercisable by TGI as their agent, to have Revolving Credit Loans bear interest at the rate under the terms and conditions set forth in Section 3.1.1(i).
BBH Obligations shall mean the obligations of TGI to Brown Brothers Harriman & Co. arising under the IDB Guaranty.
Benefit Arrangement shall mean at any time any material "employee benefit plan", within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.
Blocked Person shall have the meaning assigned to such term in Section 5.1.24.2.
Borrower Joinder shall have the meaning assigned to such term in Section 10.20.
Borrowers shall mean collectively TGI and each of TGI's Subsidiaries which have executed this Agreement as a Borrower, or which becomes a Borrower pursuant to Section 10.20 hereof, and, if a Foreign Borrower, has not terminated its status as a Borrower pursuant to Section 10.20(iv).

Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof to the same or a different Interest Rate Option, which shall be a Business Day.
Borrowing Tranche shall mean specified portions of Loans outstanding as follows: (i) any Loans to which a Euro-Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by TGI, on behalf of the Borrowers, and which have the same Interest Period shall constitute one Borrowing Tranche, (ii) all Loans (other than Swing Loans) to which a Base Rate Option applies shall constitute one Borrowing Tranche, (iii) all Swing Loans to which the Euro-Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by TGI, on behalf of the Borrowers, and which have the same Interest Period and which are denominated either in Dollars or in the same Optional Currency shall constitute one Borrowing Tranche; and (iv) all Swing Loans to which the Base Rate Option applies shall be one Borrowing Tranche.
Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania and (i) if the applicable Business Day relates to any Loan to which the Euro-Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market, (ii) with respect to advances or payments of Loans or any other matters relating to Loans denominated in an Optional Currency, such day also shall be a day on which dealings in deposits in the relevant Optional Currency are carried on in the applicable interbank market, and (iii) with respect to advances or payments of Loans denominated in an Optional Currency, such day shall also be a day on which all applicable banks into which Loan proceeds may be deposited are open for business and foreign exchange markets are open for business in the principal financial center of the country of such currency.
Capital Lease Obligations shall mean any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligation determined in accordance with GAAP; and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.
Capital Stock shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.
Cash Collateralize shall mean, with respect to Letters of Credit Outstanding, that the Borrowers shall deposit with the Administrative Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the Letters of Credit Outstanding.
Cash Equivalents shall mean, at any time, (i) any evidence of Indebtedness with a maturity date of ninety (90) days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; provided, that the full faith and credit of the United States of America is pledged in support thereof; (ii) certificates of deposit or bankers' acceptances with a maturity of (a) ninety (90) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000.00 and (b) twenty-four months or less of any financial institution that meets the requirements of clause (ii)(a) and is a Bank hereunder; (iii) commercial paper (including variable rate demand notes) with a maturity of ninety (90) days or less issued by a corporation (except any Borrower, any Guarantor or any Affiliate of any of them) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody's Investors Service, Inc.; (iv) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (i) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $500,000,000.00; (v) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within ninety (90) days or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (vi) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (i) through (v) above.
Cash Management Agreements shall have the meaning assigned to such term in Section 2.9.9.
Closing Date shall mean the date on which the initial Loans are made hereunder.
Collateral shall mean the Pledged Collateral, the UCC Collateral, the Intellectual Property Collateral and the Real Property Collateral.
Collateral Agency Agreement shall mean the Amended and Restated Collateral Agency Agreement dated as of April 5, 2011, by and among the Loan Parties, Brown Brothers Harriman & Co. and the Administrative Agent.
Collateral Agent shall have the meaning assigned to such term in Section 8.2.5.2.
Collateral Documents shall mean the Guarantee and Collateral Agreement, the Mortgages and any other documents delivered under this Agreement granting Liens in favor of the Administrative Agent as collateral security for the Obligations.
Commitment shall mean as to any Bank its Revolving Credit Commitment, and as to the Administrative Agent, also its Swing Loan Commitment. Commitments shall mean the aggregate of the Revolving Credit Commitments of all of the Banks and Swing Loan Commitment of the Administrative Agent. The amount of the Commitment available for Revolving Credit Loans shall be reduced by the amount of the outstanding Swing Loan provided in Section 2.9.1.

Commitment Fee shall have the meaning assigned to that term in Section 2.3.
Computation Date shall have the meaning assigned to that term in Section 2.10.1.
Connection Income Taxes shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profit Taxes.
Consideration shall mean with respect to any Permitted Acquisition, the aggregate of (i) the cash paid by any Loan Party, or a Subsidiary thereof, directly or indirectly, to the seller in connection therewith, (ii) the Indebtedness incurred or assumed by any Loan Party or a Subsidiary thereof, whether in favor of the seller or otherwise and whether fixed or contingent, (iii) any Guaranty (whether or not constituting Indebtedness) given or incurred by any Loan Party or a Subsidiary thereof, in connection therewith, and (iv) any other consideration given or obligation incurred by any Loan Party or a Subsidiary thereof in connection therewith.
Consolidated Adjusted EBITDA shall mean, for any period of determination, Consolidated EBITDA of TGI and its Subsidiaries subject to the following adjustments:
(1)     For any period in which TGI or one of its Subsidiaries has completed a Permitted Acquisition, the calculation of Consolidated Adjusted EBITDA for such period shall reflect, on a pro forma basis, the financial performance of the acquired entity or assets, as though the acquisition had been completed at the beginning of the period of determination, provided that any of the following conditions is met with respect to such acquisition:
(i)    Either: (a) the financial statements of the Person acquired for the fiscal year immediately preceding the date of such Permitted Acquisition have been audited or (b) the financial statements of the Person acquired for the Applicable Pro Forma Reporting Period have been supported by a third party due diligence report, provided that such audit or due diligence report was performed by a nationally recognized firm (or another firm acceptable to the Administrative Agent) and is in form and substance reasonably satisfactory to the Administrative Agent;
OR
(ii)     the acquired EBITDA for the Applicable Pro Forma Reporting Period is less than (15%) of the Consolidated Adjusted EBITDA for such period, excluding such acquired EBITDA;
OR
(iii)     the Required Banks shall have approved the inclusion of such acquired EBITDA in the computation of "Consolidated Adjusted EBITDA" for the Applicable Pro Forma Reporting Period and subsequent fiscal periods of the Borrowers.
(2)     For any period in which TGI or one of its Subsidiaries has completed a sale or disposition permitted under Sections 7.2.7(v) or 7.2.7(vii) [Dispositions of Assets or

Subsidiaries], the calculation of Consolidated Adjusted EBITDA for such period shall omit the financial performance of the entity or assets sold or disposed of, as though the acquisition or a sale or disposition had been completed at the beginning of the period of determination.
Consolidated Adjusted EBITDA shall be determined at the end of each fiscal quarter for the previous four quarters.
Consolidated EBITDA shall mean with respect to any Person for any period
(i) the sum of, without duplication, the amounts for such period, taken as a single accounting period (in each case (other than clause (a) below), to the extent the same was deducted in computing Consolidated Net Income):
(a)     Consolidated Net Income;
(b)     Consolidated Non-cash Charges;
(c)    Consolidated Interest Expense;
(d)    Consolidated Income Tax Expense;
(e)    any non-recurring expenses or charges related to any equity offering, investments permitted under Section 7.2.4(v) (but only if such investment is made in a Joint Venture), (vi), (viii) and (x), recapitalization or Indebtedness permitted to be made under this Agreement (whether or not successful); less
(ii)    the amount of extraordinary, non-recurring or unusual gains, including gains from asset sales outside the ordinary course of business and pension income recognized under FAS 87 or otherwise, to the extent the same were included in calculating Consolidated Net Income.
Consolidated Income Tax Expense shall mean, with respect to any Person for any period, the provision for federal, state, local and foreign income taxes of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP paid or accrued during such period, including any penalties and interest related to such taxes or arising from any tax examinations, to the extent the same were deducted in computing Consolidated Net Income.
Consolidated Interest Expense shall mean, with respect to any Person for any period, without duplication, the sum of:
(i)    the total interest expense of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation:
(a)    any amortization of Indebtedness discount;
(b)    the net cost under any Interest Rate Hedge (including any amortization of discounts);
(c)    the interest portion of any deferred payment obligation;

(d)    all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptances, financing activities or similar activities; and
(e)    all accrued interest;
(ii)    the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period determined on a consolidated basis in accordance with GAAP; and
(iii)    all capitalized interest of such Person and its Subsidiaries for such period;
provided, however, that Consolidated Interest Expense will exclude (I) the amortization or write-off of debt issuance costs and deferred financing fees, commissions, fees and expenses, (II) any expensing of interim loan commitment and other financing fees and (III) any interest on the Convertible Notes to the extent not paid in cash.
Consolidated Net Income shall mean for any fiscal period the net income of TGI and its Subsidiaries for such period determined and consolidated in accordance with GAAP; provided that:
(i)     the net income (but not loss) of any Person that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Subsidiary thereof;
(ii)     the net income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its equity holders;
(iii)    the net income of any Person acquired during the specified period for any period prior to the date of such acquisition shall be excluded, except to the extent permitted in the definition of Consolidated Adjusted EBITDA;
(iv)    gains or losses on asset sales (other than sales of inventory and other assets in the ordinary course of business) shall be excluded;
(v)    the cumulative effect of a change in accounting principles shall be excluded; and
(vi)    notwithstanding clause (i) above, the net income (or loss) attributable to any discontinued operations shall be excluded;
(vii)    settlement or curtailment charges recognized under FAS 88 shall be excluded.
Consolidated Non-cash Charges shall mean, with respect to any Person for any period, the aggregate depreciation, amortization (including amortization of goodwill, other intangibles, deferred financing fees, debt issuance costs, commissions, fees and expenses) and non-cash charges and non-cash expenses of such Person and its Subsidiaries, including, without limitation, non-cash charges and non-cash expenses related to stock-based compensation, goodwill impairments or fixed asset writedowns and non-cash pension expense, reducing Consolidated Net Income of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding such charges constituting an extraordinary item of loss or any charge which requires an accrual of or a reserve for cash charges for any future period).
Consolidated Senior Net Indebtedness shall mean Consolidated Total Net Indebtedness less Subordinated Indebtedness.
Consolidated Total Net Indebtedness shall mean as of any date of determination the aggregate of all Indebtedness of TGI and its Subsidiaries as of such date determined and consolidated in accordance with GAAP minus unrestricted cash and Cash Equivalents in excess of $25,000,000.00 which are held by TGI or other Domestic Loan Party and maintained or managed by a Bank or an Affiliate of a Bank. Consolidated Total Net Indebtedness shall be measured at the end of each fiscal quarter.
Convertible Debt Documents shall mean the Convertible Note Indenture and the Convertible Notes, in each case as amended, supplemented or modified from time to time.
Convertible Notes shall mean the $179,050,000 Senior Subordinated Notes of the Borrower due 2026.
Convertible Note Indenture shall mean the indenture pursuant to which the Convertible Notes are issued.
Cumulative Credit shall mean, as of any date of determination, $50,000,000.00 plus 25% of cumulative Consolidated Net Income (excluding nonrecurring, noncash charges to Consolidated Net Income) from and including July 1, 2010 through and including the last full fiscal quarter for which financial statements have been delivered in accordance with Section 7.3.1 [Quarterly Financial Statements] or Section 7.3.2 [Annual Financial Statements] as of such date of determination, less (i) any amounts thereof used to make repurchases or pay dividends pursuant to clause (ii) Section 7.2.5 [Dividends and Related Distributions], (ii) any amounts thereof used to make investments pursuant to clause (x) of Section 7.2.4 [Loans and Investments] and (iii) any amounts thereof used to make payments of Indebtedness pursuant to clause (z) of the second paragraph of Section 7.2.20 [Repayment of Convertible Notes; Repayment of other Indebtedness], in each case after July 1, 2010 and prior to such date of determination.
Daily Euro-Rate shall mean, for any day, the rate per annum determined by the Administrative Agent by dividing (i) the Published Rate by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage on such day.
Defaulting Bank shall mean any Bank that has (a) failed to fund (i) any portion of the Revolving Credit Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder unless such Bank notifies the Administrative Agent and TGI in writing that such failure is the result of such Bank's good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) participations with respect to Letters of Credit (as provided in Section 2.8.3), or participations in Swing Loans (as provided in Section 2.9.5) required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, in each case, unless such failure has been cured and all interest accruing as a result of such failure has been fully paid in accordance with the terms hereof, (b) otherwise failed to pay over to the Administrative Agent or any other Bank any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute or unless such failure has been cured and all interest accruing as a result of such failure has been fully paid in accordance with the terms hereof, (c) notified the Borrowers, the Administrative Agent, or any Issuing Bank in writing or has made any public statement to the effect that it does not intend to comply with any of its funding obligations under this Agreement or under any other agreements in which it commits to extend credit, (d) failed, within one Business Day after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit or Swing Loans or (e) has or has a parent company that has been deemed insolvent or become the subject of an Insolvency Proceeding.
Documentation Agent shall mean individually U.S. Bank National Association, Manufacturers and Traders Trust Company, TD Bank, N.A., and The Bank of Tokyo-Mitsubishi UFJ, Ltd. and their successors and assigns, as Documentation Agent and Documentation Agents shall mean collectively U.S. Bank National Association, Manufacturers and Traders Trust Company, TD Bank, N.A., and The Bank of Tokyo-Mitsubishi UFJ, Ltd. and their successors and assigns, as Documentation Agents.
Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.
Dollar Equivalent shall mean, with respect to any amount of any currency, the Equivalent Amount of such currency expressed in Dollars.
Dollar Equivalent Revolving Facility Usage shall mean at any time the sum of the Dollar Equivalent amount of Revolving Credit Loans then outstanding, the Dollar Equivalent amount of Swing Loans then outstanding, and the Dollar Equivalent amount of Letters of Credit Outstanding.
Dollar Loans shall mean any Loans denominated in U.S. Dollars.
Dollar Swing Loans shall have the meaning assigned to such term in Section 2.9.1.
Dollar Swing Loan Commitment shall mean PNC Bank's commitment to make Swing Loans to the Borrowers in an aggregate Dollar Equivalent principal amount of up to $100,000,000.00.
Dollar Swing Loan Note shall have the meaning assigned to such term in Section 2.9.3.

Domestic shall mean with respect to a Loan Party or a Subsidiary, one which is organized under the laws of the United States of America, any state thereof or the District of Columbia, other than a Loan Party or Subsidiary described in clause (ii) of the definition of "Foreign".
Drawing Date shall have the meaning assigned to such term in Section 2.8.3.2.
Environmental Complaint shall mean any written complaint setting forth a cause of action for personal or property damage or natural resource damage or equitable relief, order, notice of violation, citation, request for information issued pursuant to any Environmental Laws by an Official Body, subpoena or other written notice asserting or threatening a claim relating to, arising out of, or issued pursuant to any of the Environmental Laws or any Environmental Conditions, as the case may be.
Environmental Conditions shall mean any conditions of the environment, including the workplace, the ocean, natural resources (including flora or fauna), soil, surface water, groundwater, any actual or potential drinking water supply sources, substrata or the ambient air, relating to or arising out of, or caused by the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, emptying, discharging, injecting, escaping, leaching, disposal, dumping, threatened release or other management or mismanagement of Regulated Substances resulting from the use of, or operations on, the Property.
Environmental Laws shall mean all federal, state, local and foreign Laws and regulations, including permits, licenses, authorizations, bonds, orders, judgments, consent decrees issued, or entered into, pursuant thereto, relating to pollution or protection of human health or the environment or employee safety in the workplace.
Equivalent Amount shall mean, at any time, as determined by the Administrative Agent (which determination shall be conclusive absent manifest error), with respect to an amount of any currency (the "Reference Currency") which is to be computed as an equivalent amount of another currency (the "Equivalent Currency"): (i) if the Reference Currency and the Equivalent Currency are the same, the amount of such Reference Currency, or (ii) if the Reference Currency and the Equivalent Currency are not the same, the amount of such Equivalent Currency converted from such Reference Currency at the Administrative Agent's spot selling rate (based on the market rates then prevailing and available to the Administrative Agent) for the sale of such Equivalent Currency for such Reference Currency at a time determined by the Administrative Agent on the second Business Day immediately preceding the event for which such calculation is made.
Equivalent Currency shall have the meaning assigned to such term in the definition of Equivalent Amount.
ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
ERISA Group shall mean, at any time, each Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with such Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.
Euro-Rate shall mean the following:
(A) with respect to Dollar Loans comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Administrative Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the British Bankers' Association as set forth on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which US dollar deposits are offered by leading banks in the London interbank deposit market) or the rate which is quoted by another source selected by the Administrative Agent which has been approved by the British Bankers' Association as an authorized information vendor for the purpose of displaying rates at which US dollar deposits are offered by leading banks in the London interbank deposit market (an "Alternate Source") two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. Such Euro-Rate may also be expressed by the following formula:
Average of London interbank offered rates quoted
by Bloomberg or appropriate successor as shown on
Euro-Rate =        Bloomberg Page BBAM1
1.00 - Euro-Rate Reserve Percentage
The Euro-Rate shall be adjusted with respect to any Loan to which the Euro-Rate Option applies that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to TGI, as agent for all of the Borrowers, of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.
(B) with respect to Optional Currency Swing Loans in currency other than Euro comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (i) the rate of interest per annum determined by the Administrative Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the rate of interest per annum for deposits in the relevant Optional Currency which appears on the relevant Bloomberg Page (or, if no such quotation is available on such Bloomberg Page, on the appropriate such other substitute Bloomberg page that displays rates at which the relevant Optional Currency deposits are offered by leading banks in the Relevant Interbank Market) or the rate which is quoted by another source selected by the Administrative Agent which has been approved by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates at which such Optional Currency deposits are offered by leading banks in the London interbank deposit market (an "Optional Currency Alternate Source"), at approximately 9:00 a.m., Pittsburgh time, two (2) Business Days prior to the commencement of such Interest Period as the Relevant Interbank Market offered rate for deposits in the relevant Optional Currency for an amount comparable to the principal amount of such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. Such Euro-Rate may also be expressed by the following formula:
Relevant Interbank Market offered rate quoted by Bloomberg or appropriate successor as shown on

Euro-Rate =	Bloomberg Page BBAM1
1.00 - Euro-Rate Reserve Percentage
The Euro-Rate shall be adjusted with respect to any Loan to which the Euro-Rate Option applies that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Borrowers of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error. The Euro-Rate for any Loans shall be based upon the Euro-Rate for the currency in which such Loans are requested.
(C)    with respect to Optional Currency Swing Loans denominated in Euro comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by Administrative Agent by dividing (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which deposits in Euro are offered by leading banks in the Relevant Interbank Market) or the rate which is quoted by an Alternate Source, at approximately 11:00 a.m., Brussels time, two (2) TARGET Days prior to the commencement of such Interest Period as the Relevant Interbank Market offered rate for deposits in Euro for an amount comparable to the principal amount of such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. Such Euro-Rate may also be expressed by the following formula:
London interbank offered rate quoted by Bloomberg or appropriate successor as shown on

Euro-Rate =	Bloomberg Page BBAM1
1.00 - Euro-Rate Reserve Percentage

The Euro-Rate shall be adjusted with respect to any Loan to which the Euro-Rate Option applies that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Borrowers of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error. The Euro-Rate for any Loans shall be based upon the Euro-Rate for the currency in which such Loans are requested.
Euro-Rate Option shall mean the option of the Borrowers, exercisable by TGI as their agent, to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 3.1.1(ii).
Euro-Rate Reserve Percentage shall mean the maximum percentage (expressed as a decimal rounded upward to the nearest 1/100 of 1%) as determined by the Administrative Agent which is in effect during any relevant period, (i) as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System; and (ii) to be maintained by a Bank as required for reserve liquidity, special deposit, or a similar purpose by any governmental or monetary authority of any country or political subdivision thereof (including any central bank), against (A) any category of liabilities that includes deposits by reference to which a Euro-Rate is to be determined, or (B) any category of extension of credit or other assets that includes Loans or Borrowing Tranches to which a Euro-Rate applies.
Event of Default shall mean any of the Events of Default described in Section 8.1.
Excluded Taxes shall mean any of the following Taxes imposed on or with respect to the Administrative Agent, the Issuing Bank or any Bank or required to be withheld or deducted from a payment to the Administrative Agent, or the Issuing Bank or such Bank, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (a) imposed as a result of the Administrative Agent, the Issuing Bank or such Bank being organized under the laws of, or having its principal office or, in the case of any Bank, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) that are Other Connection Taxes, (ii) in the case of a Bank, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Bank with respect to an applicable interest in a Loan or Revolving Credit Commitment pursuant to a law in effect on the date on which (a) such Bank acquires such interest in such Loan or Revolving Credit Commitment (other than pursuant to an assignment request by the Borrowers under Section 4.4.2 [Replacement of a Bank]) or (b) such Bank changes its lending office, except in each case to the extent that, pursuant to Section 4.8 [Taxes], amounts with respect to such Taxes were payable either to such Bank's assignor immediately before such Bank became a party hereto or to such Bank immediately before it changed its lending office, (iii) Taxes attributable to the Administrative Agent, the Issuing Bank or such Bank's failure to comply with Section 4.8.6 [Status of Banks], and (iv) any U.S. federal withholding Taxes imposed under FATCA (except to the extent imposed due to the failure of the Borrowers to provide documentation or information to the IRS).

Executive Order No. 13224 shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
Expiration Date shall mean, with respect to the Revolving Credit Commitments, the date that is five (5) years following the Closing Date.
FATCA shall mean Sections 1471 through 1474 of the Internal Revenue Code, any regulation or official interpretation thereof, as in effect on the date hereof (or any amended or successor version that is substantially comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.
Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.
Federal Funds Open Rate shall mean the rate per annum determined by the Administrative Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the "open" rate for federal funds transactions as of the opening of business for federal funds transactions among members of the Federal Reserve System arranged by federal funds brokers on such day, as quoted by Garvin Guybutler, any successor entity thereto, or any other broker selected by the Administrative Agent, as set forth on the applicable Telerate display page; provided, however; that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the "open" rate on the immediately preceding Business Day, or if no such rate shall be quoted by a Federal funds broker at such time, such other rate as determined by the Administrative Agent in accordance with its usual procedures.
Flood Insurance Laws shall mean, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto.
Foreign shall mean, with respect to a Loan Party or a Subsidiary, (i) one which is organized under the laws of a jurisdiction other than the United States of America, any state thereof or the District of Columbia and (ii) any Subsidiary of a Loan Party or Subsidiary that is described in clause (i) of this definition that is organized under the laws of the United States of America, any state of, or the District of Columbia and is not treated as a corporation for United States federal tax purposes.

Foreign Bank shall mean any Bank (including the Administrative Agent and any Issuing Bank) that is organized under the laws of a jurisdiction that no Borrower is a resident for tax purposes. For purposes of this definition, the United States of America, each state thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
Fund shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding, or otherwise investing in commercial loans or similar extensions of credit in the ordinary course of its activities.
GAAP shall mean United States generally accepted accounting principles as are in effect in the United States from time to time, subject to the provisions of Section 1.3, and applied on a consistent basis both as to classification of items and amounts.
Governmental Acts shall have the meaning assigned to that term in Section 2.8.8.
Guarantee and Collateral Agreement shall mean the Amended and Restated Guarantee and Collateral Agreement dated as of April 5, 2011, from certain of the Loan Parties to the Administrative Agent, as may be amended, restated or supplemented from time, and as reaffirmed by the Loan Parties hereunder.
Guarantor shall mean a guarantor under the Guarantee and Collateral Agreement and the other Loan Documents, provided that no Foreign Loan Party nor Foreign Subsidiary shall be required to guarantee any Obligation of a Domestic Loan Party.
Guarantor Joinder shall have the meaning assigned to such term in Section 10.20.
Guaranty of any Person shall mean any obligation of such Person guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any performance bond or other suretyship arrangement and any other form of assurance against loss.
Historical Statements shall have the meaning assigned to that term in Section 5.1.9(i).
IDB's shall have the meaning assigned to such term in clause (xi) of the definition of "Permitted Liens".
IDB Guaranty shall mean the Amended and Restated Guaranty and Suretyship Agreement, dated as of April 18, 2008, among TGI and Brown Brothers Harriman & Co., as amended from time to time (including in connection with the Acquisition) provided that the principal amount of indebtedness guaranteed thereunder shall not exceed in the aggregate $10,800,000.00.
Immaterial Subsidiary shall mean (i) Triumph Group Charitable Foundation, (ii) while the Receivables Facility remains in place and so long as the SP Sub owns no assets other than trade accounts receivable, related rights, related lock-box bank accounts and proceeds thereof and sufficient other assets that, when added to the foregoing, enables it to satisfy the minimum tangible net worth test set forth in the Receivables Purchase Agreement and any such immaterial other assets that are necessary or appropriate for the SP Sub to maintain an arm's-length relationship with the Borrowers and Guarantors, the SP Sub, and (iii) any Subsidiary (a) in which the aggregate Investment (without duplication) by the Loan Parties is less than $10,000,000.00 and (b) which represented less than 5% of Consolidated Adjusted EBITDA for the most recently ended four (4) fiscal quarters; provided, however, that all Immaterial Subsidiaries described in clause (iii) of this definition shall not represent, in the aggregate, (x) more than 5% of Consolidated Adjusted EBITDA or (y) more than 5% of Consolidated total assets of TGI and its Subsidiaries.
Indebtedness shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of all of the following, without duplication: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (iv) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not more than 90 days overdue and not including the Payment Discount Arrangements), or (v) any Guaranty of Indebtedness for borrowed money. Without limiting the generality of the foregoing, Indebtedness of TGI and its Subsidiaries, determined on a consolidated basis, shall include, without duplication and without limitation, the obligations of TGI and/or its Subsidiaries (including without limitation, the SP Sub) under the Transaction Documents (as defined in the Receivables Purchase Agreement); provided however that the provisions of this sentence shall not apply for purposes of calculation of the Senior Secured First Lien Leverage Ratio.
Indemnified Taxes shall mean (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation of any Loan Party under any Loan Document and (ii) to the extent not otherwise described in clause (i), Other Taxes.
Indiana Financing Agreement shall mean the Financing Agreement dated as of November 29, 2005, by and among The Triumph Group Operations, Inc., City of Shelbyville, Indiana and Brown Brothers Harriman & Co., as amended from time to time (including in connection with the Acquisition.).
Information shall mean all information received from the Loan Parties or any of their Subsidiaries relating to the Loan Parties or any of such Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Bank on a non‑confidential basis prior to disclosure by the Loan Parties or any of their Subsidiaries, provided that, in the case of information received from the Loan Parties or any of their Subsidiaries after the date of this Agreement, such information is clearly identified at the time of delivery as confidential.
Insolvency Proceeding shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of such Person or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, of (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors or any substantial portion of its creditors; undertaken under any Law.
Intellectual Property Collateral shall mean all of the Intellectual Property, as defined in the Guarantee and Collateral Agreement.
Intercompany Subordination Agreement shall mean the Intercompany Subordination Agreement dated as of June 16, 2010 among the Loan Parties as may be amended, supplemented or restated from time to time, as reaffirmed by the Loan Parties hereunder.
Interest Coverage Ratio shall mean, with respect to any Test Period, the ratio of (i) Consolidated EBITDA for such Test Period to (ii) Consolidated Interest Expense for such period.
Interest Period shall have the meaning assigned to such term in Section 3.2.
Interest Rate Hedge shall mean an interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreements entered into by any Borrower or any Guarantor or their Subsidiaries in order to provide protection to, or minimize the impact upon, the Borrowers, the Guarantors and/or their Subsidiaries of increasing floating rates of interest applicable to Indebtedness.
Interest Rate Option shall mean any Euro-Rate Option or Base Rate Option.
Internal Revenue Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
Investment shall mean, with respect to any Subsidiary of TGI or Joint Venture in which the Loan Parties or their Subsidiaries hold an interest, (i) all consideration (whether cash, property, assumption of liabilities or otherwise) paid or given by the Loan Parties or their Subsidiaries for the ownership interests or assets of such Subsidiary or Joint Venture, (ii) any cash or other property contributed by the Loan Parties or their Subsidiaries to the capital of such Subsidiary of Joint Venture, (iii) any loans made by the Loan Parties or their Subsidiaries to such Subsidiary or Joint Venture, (iv) any Guaranty made by or on behalf of such Loan Party or their Subsidiaries for the benefit of such Subsidiaries or Joint Venture, or (v) any other consideration paid to or provided for the benefit of such Subsidiary or Joint Venture by the Loan Parties or their Subsidiaries in the nature of an equity contribution or loan.
Issuing Bank shall mean PNC Bank, in its individual capacity as issuer of Letters of Credit hereunder and any other Bank that TGI, Administrative Agent and such other Bank may agree from time to time issue Letters of Credit hereunder.

Joint Venture shall mean any entity in which the Loan Parties or their Subsidiaries, directly or indirectly, hold an ownership interest and the total of the ownership interests held by the Loan Parties and their wholly-owned Subsidiaries is less than 100%.
Labor Contracts shall mean all material employment agreements, material employment contracts, collective bargaining agreements and other material agreements among TGI or any Subsidiary of TGI and its employees.
Law shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Official Body.
Letter of Credit shall have the meaning assigned to that term in Section 2.8.1.
Letter of Credit Borrowing shall have the meaning assigned to such term in Section 2.8.3.4.
Letter of Credit Fee shall have the meaning assigned to that term in Section 2.8.2.
Letters of Credit Outstanding shall mean at any time the sum of (i) the aggregate undrawn face amount of outstanding Letters of Credit and (ii) the aggregate amount of all unpaid and outstanding Reimbursement Obligations and Letter of Credit Borrowings (without duplication).
Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).
LLC Interests shall have the meaning given to such term in Section 5.1.3.
Loan Documents shall mean this Agreement, the Notes, the Guarantee and Collateral Agreement, the Intercompany Subordination Agreement, and the Mortgages each executed by the Borrowers or the Guarantors or both, as applicable, and the other parties thereto, and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.
Loan Party shall mean either any Borrower or any Guarantor and Loan Parties shall mean collectively the Borrowers and the Guarantors.
Loan Request shall mean a request for Revolving Credit Loans made in accordance with Section 2.4 or a request to select, convert to or renew a Euro-Rate Option in accordance with Section 3.2.

Loans shall mean collectively and Loan shall mean separately all Revolving Credit Loans and Swing Loans or any Revolving Credit Loan or Swing Loan.
Material Adverse Change shall mean any set of circumstances or events which (a) has or is reasonably expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) has or is reasonably expected to have a material and adverse effect on the business, properties, assets, financial condition or results of operations of TGI and its Subsidiaries taken as a whole, (c) impairs materially or is reasonably expected to impair materially the ability of TGI and its Subsidiaries taken as a whole to duly and punctually pay or perform its Indebtedness, or (d) impairs materially or is reasonably expected to impair materially the ability of the Administrative Agent or any of the Banks, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.
Material Subsidiary shall mean any Subsidiary of TGI other than an Immaterial Subsidiary.
Month, with respect to an Interest Period under the Euro-Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Euro-Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.
Mortgage shall mean each mortgage in form and substance reasonably satisfactory to the Administrative Agent (modified as appropriate to conform with the specific requirements of the jurisdiction in which recorded) with respect to the Real Property Collateral executed and delivered by the relevant Loan Party to the Administrative Agent for the benefit of the Banks, each as modified from time to time by the Mortgage Modification with respect thereto, if applicable.
Mortgage Modification shall mean each mortgage modification in form and substance reasonably satisfactory to the Administrative Agent (modified as appropriate to conform with the specific requirements of the jurisdiction in which recorded) with respect to the Real Property Collateral identified on Schedule 1.1(M) upon which a Mortgage was granted to the Administrative Agent by the relevant Loan Party in connection with the 2010 Credit Agreement, executed and delivered by the relevant Loan Party to the Administrative Agent for the benefit of the Banks.
Multiemployer Plan shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which any Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five plan years, has made or had an obligation to make such contributions.
Multiple Employer Plan shall mean a Plan which has two or more contributing sponsors (including TGI or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

Notes shall mean the Revolving Credit Notes and the Swing Loan Notes.
Notices shall have the meaning assigned to that term in Section 10.6.
Obligation shall mean any obligation or liability of any of the Borrowers or the Guarantors to the Administrative Agent or any of the Banks, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Notes, the Letters of Credit, the Administrative Agent's Letter or any other Loan Document. Obligations shall include the Hedge Liabilities under a Bank - Provided Hedge but shall not include the liabilities to other Persons under any other Interest Rate Hedge. Obligations shall also include any liabilities of any Loan Party in respect of any Other Bank Provided Financial Service Product.
Official Body shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court or tribunal in each case whether foreign or domestic, with jurisdiction to act with the force of law with respect to pertinent matters.
Optional Currency shall mean any of the following currencies: British Pounds Sterling, Euros, Canadian Dollars, Mexican Pesos and any other currency approved by the Administrative Agent and PNC Bank pursuant to Section 2.10.4.
Optional Currency Swing Loans shall have the meaning assigned to such term in Section 2.9.1.
Optional Currency Swing Loan Commitment shall mean PNC Bank's commitment to make Optional Currency Swing Loans to the Borrowers in an aggregate Dollar Equivalent principal amount of up to $75,000,000.00.
Optional Currency Swing Loan Note shall have the meaning assigned to such term in Section 2.9.3.
Original Credit Agreement shall mean the 2010 Credit Agreement as amended and restated by the Amended and Restated Credit Agreement dated as of April 5, 2011, by and among the Loan Parties, the banks party thereto, and PNC Bank, National Association, as administrative agent thereunder.
Original Currency shall have the meaning assigned to such term in Section 4.9.1.
Other Bank Provided Financial Service Product shall mean an Other Financial Service Product under which any Bank or Affiliate of a Bank provides the applicable service to any of the Loan Parties.
Other Connection Taxes shall mean, with respect to the Administrative Agent, the Issuing Bank or any Bank, Taxes imposed as a result of a present or former connection between the Administrative Agent, the Issuing Bank or such Bank and the jurisdiction imposing such Tax (other than connections arising from the Administrative Agent, the Issuing Bank or any such Bank having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Documents, or sold or assigned an interest in any Loan or Loan Document).
Other Currency shall have the meaning assigned to such term in Section 4.9.1.
Other Financial Service Product shall mean agreements or other arrangements under which any Person provides any of the following products or services to any of the Loan Parties: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) foreign currency exchange.
Other Taxes shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any other excise or property taxes, charges or similar levies arising from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to this Agreement or any other Loan Document, except any such Taxes that are (i) Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.4.2 [Replacement of a Bank]) or (ii) Excluded Taxes.
Participant shall have the meaning given to such term in Section 10.11.4.
Participation Advance shall mean, with respect to any Bank, such Bank's payment in respect of its participation in a Letter of Credit Borrowing according to its Ratable Share pursuant to Section 2.8.3.4.
Partnership Interests shall have the meaning given to such term in Section 5.1.3.
Payment Discount Arrangements shall mean the arrangements described on Schedule 7.2.7 [Receivables Sales] including, without limitation those among the Subsidiaries of TGI and Citibank, N.A. and TGI and General Electric Capital Corporation - Trade Payables Services Division or similar arrangements, provided that in each case the receivables sold under such arrangements shall be sold without recourse to TGI or any of its Subsidiaries.
PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.
Pennsylvania Financing Agreement shall mean Financing Agreement, dated April 18, 2008, by and among Triumph Controls, LLC, Montgomery County Industrial Development Authority and Brown Brothers Harriman & Co., as amended from time to time (including in connection with the Acquisition.).
Permitted Acquisition shall have the meaning assigned to such term in Section 7.2.6.
Permitted Investments shall mean:

(i)    direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;
(ii)    commercial paper maturing in 180 days or less rated not lower than A-1, by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc. on the date of acquisition;
(iii)    demand deposits, time deposits, money market account deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor's Corporation on the date of acquisition;
(iv)    investments in Cash Equivalents;
(v)    shares of money market mutual funds that (a) invest substantially all of their assets in the investments described in clauses (i) through (iv) above and/or (b) are otherwise rated at least AAA by Standard & Poor's or at least Aaa by Moody's;
(vi)    investments made under the Cash Management Agreements;
(vii)    Interest Rate Hedges or any Bank-Provided Hedge, in each case, otherwise permitted hereunder;
(viii)    investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; and
(ix)    debt obligations received as consideration in connection with a sale of assets which is permitted hereunder.
Permitted Liens shall mean:
(i)    Liens for taxes, assessments, custom duties or similar charges, incurred in the ordinary course of business and which are not yet due and payable;
(ii)    Pledges or deposits made in the ordinary course of business to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, old-age pensions or other social security programs;
(iii)    Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;
(iv)    Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;
(v)    Encumbrances consisting of zoning restrictions, easements or other restrictions on or with respect to the use of real property, none of which materially impairs the use of such property for the purposes intended by TGI and its Subsidiaries, and none of which is violated in any material respect by existing or proposed structures or land use;
(vi)    Liens, security interests and mortgages in favor of the Administrative Agent for the benefit of the Banks securing the Obligations, including Hedge Liabilities and any Other Bank Provided Financial Service Product;
(vii)    Liens on property leased by any Borrower or Subsidiary of any Borrower under operating leases securing obligations of such Borrower or Subsidiary to the lessor under such leases;
(viii)    Any Lien existing on the date of this Agreement and described on Schedule 1.1(P); provided that the principal amount secured thereby is not hereafter increased, and no additional assets (other than proceeds and products of such assets and after acquired assets pursuant to customary after acquired property provisions) become subject to such Lien;
(ix)    Purchase Money Security Interests and Liens on property leased by any Borrower or Subsidiary of any Borrower under capital leases securing obligations of such Borrower or Subsidiary to the lessor under such leases, provided that the aggregate amount of loans and Capital Lease Obligations secured by such Purchase Money Security Interests and Liens on such leased property shall not exceed the amount permitted under Section 7.2.1(i)(g) (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on Schedule 1.1(P));
(x)    The following, (a) if the validity or amount thereof is being contested in good-faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (b) if a final judgment is entered and such judgment is discharged within sixty (60) days of entry, and in either case they do not materially impair the Collateral or, in the aggregate, materially impair the ability of the Loan Parties to perform their Obligations hereunder or under the other Loan Documents:
(1)    Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that the appropriate Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;
(2)    Claims, Liens or encumbrances upon, and defects of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; or

(3)    Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens.
(4)    Liens resulting from final judgments or orders for the payment of money that do not constitute an Event of Default pursuant to Section 8.1.6 [Final Judgments or Orders];
(xi)    subject to Section 7.2.1, Liens on fixed assets securing tax-exempt, fixed-rate industrial development bonds ("IDB's") or notes or similar financing;
(xii)    Liens on accounts receivable sold pursuant to Payment Discount Arrangements;
(xiii)    Liens on the Pool Assets granted by the SP Sub and the Liens granted by the Originators on the Receivables and the Related Rights in accordance with the Receivables Purchase and Sale Agreement, in each case in connection with the Receivables Facility;
(xiv)    intentionally omitted;
(xv)    the Vought Financing Liens;
(xvi)    Permitted Refinancing Liens;
(xvii)    Liens on assets to the extent that (a) the Banks do not have a Lien on such assets pursuant to the Loan Documents (and the Loan Documents do not purport to grant a Lien on such assets) or in the case of Liens on Collateral, such Liens are involuntary Liens arising by operation of law that are bonded or discharged within 45 days after entry thereof and (b) the aggregate amount of Indebtedness secured by such Liens does not exceed $25,000,000; and
(xviii)    Liens securing obligations described under clause (m) of Section 7.2.1(i); provided that such Liens securing obligations described in such clause (m) shall be solely on assets owned by non-Loan Parties.
Permitted Refinancing Debt shall mean Indebtedness that refunds, refinances, renews, replaces or extends Indebtedness (such refunded, refinanced, renewed, replaced or extended Indebtedness referred to in this definition as "Refinanced Debt") permitted to be incurred pursuant to the terms of Section 7.2.1 [Indebtedness] whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that (i) such Indebtedness is scheduled to mature either (a) no earlier than the Refinanced Debt or (b) at least 91 days after the Expiration Date, and, in either case, such Indebtedness has a weighted average life to maturity equal to or greater than the weighted average life to maturity of the Refinanced Debt; (ii) such Indebtedness is in an aggregate principal amount that is less than or equal to the amount of the then currently outstanding Refinanced Debt (plus any unpaid, accrued interest, fees or premia in connection with such Refinanced Debt and any reasonable costs associated with such refinancing); (iii) such Indebtedness is not secured by Liens on any assets other than such assets that secured the Refinanced Debt and provided that such Liens are permitted by this Agreement; (iv) if the Refinanced Debt is subordinated to the Obligations, such Indebtedness shall be subordinated to the Obligations on terms not less favorable to the Banks; and (v) no obligor shall be liable with respect to such Indebtedness other than an obligor that was liable in respect of such Refinanced Debt; and (vi) no Event of Default exists at the time of such refinancing or results after giving effect to such refinancing.
Permitted Refinancing Liens shall mean Liens on assets of TGI or any Subsidiary of TGI securing Permitted Refinancing Debt; provided that such Liens were otherwise permitted by this Agreement with respect to the Indebtedness which was refunded, refinanced or extended and that no other assets (other than proceeds and products thereof and after acquired assets pursuant to customary after acquired property provisions) are subject to such Liens.
Person shall mean any individual, natural person, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.
Plan shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.
Pledged Collateral shall mean all Pledged Notes and Pledged Stock, in each case as such terms are defined in the Guarantee and Collateral Agreement.
PNC Bank shall mean PNC Bank, National Association, its successors and assigns.
Pool Assets has the meaning given to such term in the Receivables Purchase Agreement.
Potential Default shall mean any event or condition which with notice, the passage of time or both, would constitute an Event of Default.
Pricing Grid shall mean the chart attached hereto as Exhibit 1.1(P) which sets forth the rates at which Commitment Fees, Letter Credit Fees and interest rate margins are calculated on the basis of the Total Leverage Ratio.
Principal Office shall mean the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.
Prior Security Interest shall mean a valid and enforceable perfected first-priority security interest in the Collateral; provided that (i) the BBH Obligations shall be permitted to be secured by the Collateral on a pari passu basis with such security interest in the Collateral securing the Obligations and (ii) Liens which both (a) are Permitted Liens and (b) either (1) have priority over the Liens granted to the Administrative Agent pursuant to the Loan Documents by operation of Law or (2) are Purchase Money Security Interests whether or not having priority over the Liens granted to the Administrative Agent pursuant to the Loan Documents by operation of Law, shall be permitted to be prior to the Administrative Agents' lien on the Collateral.

Prohibited Transaction shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA which is not covered by a statutory exemption and for which neither an individual nor a class exemption has been issued by the United States Department of Labor.
Property shall mean all real property, both owned and leased, of any Loan Party.
PTC Filings shall mean the short form security agreements for U.S. Intellectual Property registrations and applications.
Published Rate shall mean the rate of interest published each Business Day in The Wall Street Journal "Money Rates" listing under the caption "London Interbank Offered Rates" for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the eurodollar rate for a one month period as published in another publication selected by the Administrative Agent).
Purchase Money Security Interest shall mean Liens upon tangible personal property securing loans to TGI or any Subsidiary or deferred payments by TGI or such Subsidiary for the purchase of such tangible personal property.
Purchasing Bank shall mean a Bank which becomes a party to this Agreement by executing an Assignment and Assumption Agreement.
Ratable Share shall mean the proportion that a Bank's Revolving Credit Commitment bears to the Revolving Credit Commitments of all of the Banks; provided, that in the case of Section 2.14 when a Defaulting Bank shall exist, "Ratable Share" shall mean the proportion that a Bank's Revolving Credit Commitment bears to the Revolving Credit Commitments of all of the Banks, other than the Revolving Credit Commitment of each Defaulting Bank.
Real Property shall mean the real estate owned by the respective Loan Parties and located in the respective locations identified on Schedule 5.1.8 hereto, which shall be delivered as of the Closing Date, and any real estate acquired by any Loan Party after the Closing Date.
Real Property Collateral shall mean the Real Property of the Loan Parties identified on Schedule 1.1(M) in which Liens are to be granted under the Mortgages and such other Real Property as is required to be mortgaged pursuant to Section 7.1.16(b) hereof.
Receivables Facility shall mean (a) the receivables financing facility structured by PNC Capital Markets LLC and administered by PNC Bank dated on or about August 7, 2008 (as the same may be amended, supplemented, restated or otherwise modified from time to time), evidenced by the Receivables Purchase Agreement and the other Transaction Documents (as defined in the Receivables Purchase Agreement) whereby TGI and certain of its Subsidiaries (collectively, with TGI, the "Originators") from time to time shall sell, transfer, convey, assign or contribute the Receivables (as defined in the Receivables Purchase Agreement) and the Related Rights (as defined in the Receivable Purchase and Sale Agreement) to the SP Sub, which, in turn, shall sell undivided variable percentage interests in the Purchased Interests (as defined in the Receivables Purchase Agreement) to the Purchasers (as defined in the Receivables Purchase

Agreement); provided that the receivables of Vought and its Subsidiaries other than Triumph Structures - Everett, Inc. (f/k/a Contour Aerospace Corporation) shall be excluded from such receivables financing facility unless the Required Banks agree in writing to include such receivables in such receivables financing facility and (b) to the extent the existing Receivables Facility is terminated, any other similar replacement facility entered into on market terms (as determined in the reasonable good faith judgment of the Administrative Agent), subject to the proviso in clause (a) above, and so long as such terms are not materially adverse to the Banks compared with the terms of the facility described in clause (a) above (as determined in the reasonable good faith judgment of the Administrative Agent).
Receivables Performance Guaranty shall mean (a) the Performance Guaranty executed by TGI on or about August 7, 2008, as a performance guarantor, in favor of PNC Bank, as the Administrator under the Receivables Facility, as the same may be amended, supplemented, restated or otherwise modified from time to time and (b) to the extent the existing Receivables Facility is terminated, any other similar guaranty relationship entered into on market terms (as determined in the reasonable good faith judgment of the Administrative Agent), so long as such terms are not materially adverse to the Banks compared with the terms of the agreement described in clause (a) above (as determined in the reasonable good faith judgment of the Administrative Agent).
Receivables Purchase Agreement shall mean (a) that certain Receivables Purchase Agreement, dated on or about August 7, 2008, among the SP Sub, the Borrower, as the Servicer thereunder, PNC Bank, as the Administrator thereunder, and the Purchasers, as the same may be amended, supplemented, restated or otherwise modified from time to time and (b) to the extent the existing Receivables Facility is terminated, any other similar agreement entered into on market terms (as determined in the reasonable good faith judgment of the Administrative Agent), so long as such terms are not materially adverse to the Banks compared with the terms of the agreement described in clause (a) above (as determined in the reasonable good faith judgment of the Administrative Agent).
Receivables Purchase and Sale Agreement shall mean (a) that certain Purchase and Sale Agreement, dated on or about August 7, 2008, amount the SP Sub, the Originators and the Borrower, as the initial Servicer thereunder, as the same may be amended, supplemented, restated or otherwise modified from time to time and (b) to the extent the existing Receivables Facility is terminated, any other similar agreement entered into on market terms (as determined in the reasonable good faith judgment of the Administrative Agent), so long as such terms are not materially adverse to the Banks compared with the terms of the agreement described in clause (a) above.
Reference Currency shall have the meaning assigned to such term in the definition of Equivalent Amount.
Refinanced Debt shall have the meaning assigned to such term in the definition of Permitted Refinancing Debt.
Regulated Substances shall mean any substance, including any solid, liquid, semisolid, gaseous, thermal, thoriated or radioactive material, refuse, garbage, wastes, chemicals, petroleum products, by-products, coproducts, impurities, dust, scrap, heavy metals, any substance defined as a "hazardous substance", "pollutant", "pollution", "contaminant", "hazardous or toxic substance", "extremely hazardous substance", "toxic chemical", "toxic waste", "hazardous waste", "industrial waste", "residual waste", "solid waste", "municipal waste", "mixed waste", "infectious waste", "chemotherapeutic waste", "medical waste", "regulated substance" or any related materials, substances or wastes as now or hereafter defined pursuant to any Environmental Laws, ordinances, rules, regulations or other directives of any Official Body, the generation, manufacture, extraction, processing, distribution, treatment, storage, disposal, transport, recycling, reclamation, use, reuse, spilling, leaking, dumping, injection, pumping, leaching, emptying, discharge, escape, release or other management or mismanagement of which is regulated by the Environmental Laws.
Regulation U shall mean Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.
Reimbursement Obligation shall have the meaning assigned to such term in Section 2.8.3.2.
Related Parties shall mean, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and such Affiliates.
Relevant Interbank Market shall mean in relation to Euro, the European Interbank Market and, in relation to any other currency, the London Interbank Market.
Reportable Event shall mean a reportable event described in Section 4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan.
Required Banks shall mean (i) if there are no Revolving Credit Loans, Reimbursement Obligations or Letter of Credit Borrowings outstanding, Banks other than Defaulting Banks whose Revolving Credit Commitments aggregate at least 51% of the Revolving Credit Commitments of all of the Banks (other than Defaulting Banks), or (ii) if there are Revolving Credit Loans, Reimbursement Obligations, or Letter of Credit Borrowings outstanding, any Bank or group of Banks other than Defaulting Banks if the sum of the Revolving Credit Loans, Reimbursement Obligations and Letter of Credit Borrowings of such Banks then outstanding aggregates at least 51% of the total amount of the Revolving Credit Loans, Reimbursement Obligations and Letter of Credit Borrowings then outstanding (other than those held by Defaulting Banks). Reimbursement Obligations and Letter of Credit Borrowings shall be deemed, for purposes of this definition, to be in favor of the Issuing Bank and not a participating Bank if such Bank has not made its Participation Advance in respect thereof and shall be deemed to be in favor of such Bank to the extent of its Participation Advance if it has made its Participation Advance in respect thereof.
Revolving Credit Commitment shall mean, as to any Bank at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled "Amount of Commitment for Revolving Credit Loans", and thereafter on Schedule I to the most recent applicable Assignment and Assumption Agreement, and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Banks. The aggregate amount of the Revolving Credit Commitments is subject to the provisions of Section 2.1.2.
Revolving Credit Loans shall mean collectively and Revolving Credit Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Banks or one of the Banks to the Borrowers pursuant to Section 2.1 or 2.8.3.2 or 2.9.4 hereof.
Revolving Credit Notes shall mean collectively and Revolving Credit Note shall mean separately all the Amended and Restated Revolving Credit Notes of the Borrowers in the form of Exhibit 1.1(R) evidencing the Revolving Credit Loans together with all amendments, restatements, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.
Revolving Facility Usage shall mean at any time the sum of the Revolving Credit Loans and Swing Loans outstanding and the Letters of Credit Outstanding.
Senior Leverage Ratio shall mean, with respect to any Test Period, the ratio of Consolidated Senior Net Indebtedness as of the last day of such Test Period to Consolidated Adjusted EBITDA for such Test Period.
Senior Secured First Lien Leverage Ratio shall mean, with respect to any Test Period, the ratio of Consolidated Senior Net Indebtedness (other than Indebtedness in respect of the Receivables Facility) minus Indebtedness not secured by a first priority Lien on any assets of TGI or any of its Subsidiaries, all as of the last day of the Test Period, to Consolidated Adjusted EBITDA for such Test Period.
Shares shall have the meaning assigned to that term in Section 5.1.2.
SP Sub shall mean Triumph Receivables, LLC, a wholly owned, bankruptcy remote Subsidiary of the Borrower.
Specified IDB Obligations shall mean the Indebtedness and related obligations of The Triumph Group Operations, Inc., Triumph Controls, LLC and TGI arising pursuant to the Indiana Financing Agreement, the Pennsylvania Financing Agreement and the IDB Guaranty, respectively provided that in no event shall the aggregate principal amount of Specified IDB Obligations exceed $10,800,000.00.
Standard Securitization Undertakings shall mean representations, warranties, covenants and indemnities entered into by TGI or any Subsidiary which are reasonable and customary in an accounts receivable securitization transaction as determined in good faith by TGI, including Guaranties by TGI or any Subsidiary of any of the foregoing obligations of TGI or a Subsidiary.
Subordinated Indebtedness shall mean (i) Indebtedness of TGI under the Convertible Debt Documents and the 2009 Bonds (provided that, in each case, such Indebtedness shall at all times be subordinated pursuant to the subordination provisions contained therein), (ii) subordinated Indebtedness incurred under Section 7.2.1(ii)(b) and (iii) any other subordinated Indebtedness of the Loan Parties provided that such Indebtedness is subordinated to the

Indebtedness under the Loan Documents on typical market terms for similar subordinated Indebtedness (including maturity dates which extend beyond 365 days after the Expiration Date, and other appropriate provisions), reasonably acceptable to, and approved in writing by, the Administrative Agent.
Subsidiary of any Person at any time shall mean (i) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, or (ii) any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, (iii) any limited liability company of which such Person is a managing member or of which 50% or more of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries.
Subsidiary Shares shall have the meaning assigned to that term in Section 5.1.3.
Swing Loan Commitment shall mean PNC Bank's Dollar Swing Loan Commitment or its Optional Currency Swing Loan Commitment, as applicable.
Swing Loan Conversion Date shall have the meaning assigned to such term in Section 2.9.4.
Swing Loan Notes and Swing Loan Note shall have the meaning assigned to such term in Section 2.9.3.
Swing Loan Repayment Date shall have the meaning assigned to such term in Section 2.9.2.
Swing Loan Request shall mean a request for Swing Loans made in accordance with Section 2.9.2.
Swing Loans shall have the meaning assigned to such term in Section 2.9.1.
Syndication Agent shall mean individually Citizens Bank of Pennsylvania, JPMorgan Chase Bank, N.A., Sovereign Bank, N.A. and Royal Bank of Canada, and their successors and assigns, as a Syndication Agent, and Syndication Agents shall mean collectively Citizens Bank of Pennsylvania, JPMorgan Chase Bank, N.A., Sovereign Bank, N.A., and Royal Bank of Canada, and their successors and assigns, as Syndication Agents.
TARGET2 shall mean the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on 19 November 2007.

TARGET Day shall mean any day on which TARGET2 is open for the settlement of payment in Euro.
Taxes shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by an Official Body, including any interest, additions to tax or penalties applicable thereto.
Test Period in effect at any time shall mean the most recent period of four consecutive fiscal quarters of TGI ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each quarter or fiscal year in such period have been or are required to be delivered pursuant to Section 7.3.1 or 7.3.2; provided that, prior to the first date that financial statements have been or are required to be delivered pursuant to Section 7.3.1 or 7.3.2, the Test Period in effect shall be the period of four consecutive fiscal quarters ended March 31, 2012. A Test Period may be designated by reference to the last day thereof (i.e., the “March 31, 2012 Test Period” refers to the period of four consecutive fiscal quarters of TGI ended March 31, 2012), and a Test Period shall be deemed to end on the last day thereof.
TGI shall have the meaning assigned to such term in the introductory paragraph of this Agreement.
Total Leverage Ratio shall mean, for any date of determination, the ratio of Consolidated Total Net Indebtedness as of such date to Consolidated Adjusted EBITDA for the four fiscal quarters then ended.
Transferor Bank shall mean the selling Bank pursuant to an Assignment and Assumption Agreement.
UCC Collateral shall mean the property of the Loan Parties in which security interests are to be granted under the Guarantee and Collateral Agreement.
USA Patriot Act shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
U.S.-Owned DRE shall mean any entity that (A) is organized under the laws of the United States, any State thereof or the District of Columbia; (B) is disregarded as an entity separate from its owner for U.S. federal tax purposes; (C) is directly owned by a Domestic Loan Party; and (D) owns stock or interests in a Foreign Subsidiary.
U.S. Tax Compliance Certificate shall have the meaning given to such term in Section 4.8.6.
Vought shall mean Vought Aircraft Industries, Inc., a Delaware corporation.
Vought Acquisition Debt shall mean the 2010 Bonds; provided the aggregate principal amount thereof does not exceed $350,000,000; provided, further, that the 2010 Bonds shall, in any case, meet the Vought Financing Parameters.

Vought Financing Liens shall mean Liens securing the Vought Acquisition Debt that are junior in priority to those securing the Obligations pursuant to intercreditor arrangements reasonably satisfactory to the Administrative Agent.
Vought Financing Parameters shall mean the following terms and conditions, except to the extent that any such term or condition is expressly waived or amended in writing by the Required Banks:
with respect to the Vought Acquisition Debt, such Indebtedness shall and shall continue to (i) have a maximum aggregate principal amount of $350,000,000; (ii) be unsecured or secured by Liens junior in priority to those securing the Obligations pursuant to intercreditor arrangements reasonably satisfactory to the Administrative Agent, (iii) not be guaranteed by or be in favor of a borrower or other obligor thereunder unless such Person is also a Borrower, Guarantor or obligor of the Obligations, and (iv) either (a) have a maturity date not earlier than one year after the Expiration Date hereunder (as such Expiration Date exists on the date hereof) or (b) upon its maturity date, be, by its terms, convertible into or exchangeable for Indebtedness that has such a maturity date.
Withdrawal Liability shall have the meaning assigned to such term under Part I of Subtitle E of Title IV of ERISA.
Withholding Agent shall mean any Loan Party and the Administrative Agent.
2009 Bonds shall mean TGI's 8% Senior Subordinated Notes due 2017.
2010 Credit Agreement shall mean that Credit Agreement dated as of May 10, 2010, as amended, among certain of the Banks as defined therein, the Loan Parties and PNC Bank, National Association as administrative agent.
2010 Bonds shall mean notes issued by TGI to finance a portion of the Acquisition; provided the aggregate principal amount thereof does not exceed $350,000,000, provided, further, that the 2010 Bonds shall, in any case, meet the Vought Financing Parameters.
1.2    Construction.
Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

1.2.1	Number; Inclusion.
references to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or", and "including" has the meaning represented by the phrase "including without limitation";

1.2.2	Determination.
references to "determination" of or by the Administrative Agent or the Banks shall be deemed to include good-faith estimates by the Administrative Agent or the Banks

(in the case of quantitative determinations) and good-faith beliefs by the Administrative Agent or the Banks (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error;

1.2.3	Administrative Agent's Discretion and Consent.
whenever the Administrative Agent or the Banks are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good-faith;

1.2.4	Documents Taken as a Whole.
the words "hereof", "herein", "hereunder", "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

1.2.5	Headings.
the section and other headings contained in this Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

1.2.6	Implied References to this Agreement.
article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified;

1.2.7	Persons.
reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;

1.2.8	Modifications to Documents.
reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;

1.2.9	From, To and Through.
relative to the determination of any period of time, "from" means "from and including", "to" means "to but excluding", and "through" means "through and including"; and

1.2.10	Shall; Will.
references to "shall" and "will" are intended to have the same meaning.
1.3    Accounting Principles.
Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP as in effect on the Closing Date, to the extent applicable, except as otherwise expressly provided in this Agreement. If there are any changes in GAAP after the Closing Date that would affect the computation of the Total Leverage Ratio, Senior Leverage Ratio, Senior Secured First Lien Leverage Ratio or Interest Coverage Ratio, such changes shall only be followed, with respect to such financial covenants, from and after the date this Agreement shall have been amended to take into account any such changes.
2.    REVOLVING CREDIT FACILITY
2.1    Revolving Credit Commitments.

2.1.1	General.
Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Bank severally agrees to make Revolving Credit Loans in Dollars to the Borrowers at any time or from time to time on or after the date hereof to the Expiration Date provided that after giving effect to each such Loan the aggregate amount of Revolving Credit Loans from such Bank shall not exceed such Bank's Revolving Credit Commitment minus such Bank's Ratable Share of the Dollar Equivalent amount of the then outstanding Swing Loans and the Dollar Equivalent amount of Letters of Credit Outstanding. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.1.

2.1.2	Right to Increase Commitments.
Provided that there is not continuing any Event of Default or Potential Default, if the Borrowers wish to increase the Revolving Credit Commitments, TGI, as agent for the Borrowers, shall notify the Administrative Agent thereof, provided that any such increase shall be a one time increase and shall be in a minimum of $10,000,000 and a maximum of $50,000,000. Each Bank shall have the right at any time within thirty (30) days following such notice to increase its respective Revolving Credit Commitment so as to provide such added commitment pro rata in accordance with such Bank's Ratable Share, and any portion of such requested increase which is not provided by any Bank shall be available to the other Banks, and thereafter, to the extent not provided by the Banks, to any additional bank (for purposes of this section, an "Additional Bank") proposed by TGI, which is approved by the Administrative Agent (which approval shall not be unreasonably withheld) and which becomes a party to this Agreement pursuant to Section 10.11. In the event of any such increase in the aggregate Revolving Credit Commitments effected pursuant to the terms of this subsection 2.1.2, new

Notes shall, to the extent necessary, be executed and delivered by the Borrowers in exchange for the surrender of the existing Notes. If Revolving Credit Loans would be outstanding immediately after giving effect to any such increase, then simultaneously with such increase (i) each such Bank increasing its Revolving Credit Commitments (for purposes of this section, and "Increasing Bank"), each such Additional Bank and each other Bank shall be deemed to have entered into a master Assignment and Assumption Agreement, in form and substance substantially similar to Exhibit 1.1(A), pursuant to which each such other Bank shall have assigned to each such Increasing Bank and each such Additional Bank, a portion of its Revolving Credit Loans necessary to reflect proportionately the Revolving Credit Commitments as adjusted in accordance with this Section 2.1.2, and (ii) in connection with such assignment, each such Increasing Bank and each such Additional Bank shall pay to the Administrative Agent, for the account of each such other Bank, such amount as shall be necessary to reflect the assignment to it of Revolving Credit Loans, and in connection with such master assignment each such other Bank may treat the assignment of Revolving Credit Loans subject to a Euro-Rate Option as a prepayment thereof for purposes of Section 4.5.2.
2.2    Nature of Banks' Obligations with Respect to Revolving Credit Loans.
Each Bank shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.4 in accordance with its Ratable Share. The aggregate amount of each Bank's Revolving Credit Loans outstanding hereunder to the Borrowers at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the Dollar Equivalent amount of Letter of Credit Outstandings and the Dollar Equivalent of outstanding Swing Loans, subject to Section 4.6.1. The obligations of each Bank hereunder are several. The failure of any Bank to perform its obligations hereunder shall not affect the Obligations of the Borrowers to any other party nor the several obligations of the other Banks to the Borrowers; nor shall any other party be liable for the failure of such Bank to perform its obligations hereunder. The Banks shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.
2.3    Commitment Fees.
Accruing from the Closing Date until the Expiration Date, the Borrowers agree to pay to the Administrative Agent in Dollars for the account of each Bank according to its Ratable Share, as consideration for such Bank's Revolving Credit Commitment hereunder, a nonrefundable commitment fee (the "Commitment Fee"), calculated on a per annum (365 or 366 days, as appropriate, and actual days elapsed) basis under the Pricing Grid, on the average daily difference between the amount of (i) the Revolving Credit Commitments as the same may be constituted from time to time and (ii) the Dollar Equivalent Revolving Facility Usage; provided, however, that the portion of the Commitment Fee accrued with respect to the Revolving Credit Commitment of a Defaulting Bank during the period prior to the time such Bank became a Defaulting Bank and unpaid at such time shall not be payable by the Borrowers so long as such Bank is a Defaulting Bank except to the extent that such Commitment Fee shall otherwise have been due and payable by the Borrowers prior to such time; and provided further that no Commitment Fee shall accrue on the Revolving Credit Commitment of a Defaulting Bank so long as such Bank is a Defaulting Bank. All Commitment Fees shall be payable quarterly in arrears on the first Business Day of each October, January, April and July for the immediately preceding quarter and on the Expiration Date or upon acceleration of the Notes. For purposes of this computation, PNC Bank's outstanding Swing Loans shall be deemed to be borrowed amounts under its Revolving Credit Commitment (and no other Bank's).
2.4    Revolving Credit Loan Requests.
Except as otherwise provided herein, TGI, on behalf of the Borrowers may from time to time prior to the Expiration Date request the Banks to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 3.2, by delivering to the Administrative Agent, not later than (i) 2:00 p.m., Pittsburgh time, three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the Euro-Rate Option applies or the date of conversion to or the renewal of the Euro-Rate Option for any such Loans; and (ii) 10:30 a.m., Pittsburgh time on either the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Revolving Credit Loan to which the Euro-Rate Option applies, of a duly completed request therefor substantially in the form of Exhibit 2.4 or a request by telephone immediately confirmed in writing by letter, or facsimile in such form (each, a "Loan Request"), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Revolving Credit Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Revolving Credit Loans comprising each Borrowing Tranche, the amount of which shall be in integral multiples of $500,000 and not less than $2,000,000 for each Borrowing Tranche to which the Euro-Rate Option applies and not less than the lesser of $200,000 or the maximum amount available for Borrowing Tranches to which the Base Rate Option applies; (iii) whether the Euro-Rate Option or Base Rate Option shall apply to the proposed Revolving Credit Loans comprising the Borrowing Tranche; and (iv) in the case of a Borrowing Tranche to which the Euro-Rate Option applies, an appropriate Interest Period for the proposed Revolving Credit Loans comprising such Borrowing Tranche. If TGI (i) fails to specify an interest rate option to be applicable to a Borrowing Tranche of Loans, the Borrowers shall be deemed to have requested the Base Rate Option with respect to such Borrowing Tranche, or (ii) elects the Euro-Rate option but fails to specify an Interest Period to apply to the applicable Revolving Credit Loans, such Interest Period shall be one (1) month.
2.5    Making Revolving Credit Loans.
The Administrative Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.4, notify the Banks of its receipt of such Loan Request specifying: (i) the proposed Borrowing Date and the time and method of disbursement of such Revolving Credit Loans; (ii) the amount(s) and type(s) of each Revolving Credit Loan and the applicable Interest Period(s) (if any); and (iii) the apportionment among the Banks of the Revolving Credit Loans as determined by the Administrative Agent in accordance with Section 2.2. Each Bank shall remit the principal amount of each Revolving Credit Loan to the Administrative Agent such that the Administrative Agent shall, to the extent the Banks have made funds available to it for such purposes, fund such Revolving Credit Loans to the Borrowers in Dollars and in immediately available funds at the Principal Office prior to 2:00 p.m., Pittsburgh time, on the

Borrowing Date, provided that if any Bank fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Bank on the Borrowing Date and such Bank shall be subject to the repayment obligation in Section 9.16.
2.6    Revolving Credit Notes.
The Obligation of the Borrowers to repay the aggregate unpaid principal amount of the Revolving Credit Loans made by each Bank, together with interest thereon, shall be evidenced by a Revolving Credit Note payable to the order of such Bank in a face amount equal to the Revolving Credit Commitment of such Bank.
2.7    Use of Proceeds.
The proceeds of the Revolving Credit Loans shall be used for the purpose of refinancing existing indebtedness, and for general corporate purposes, including future acquisitions permitted hereunder.
2.8    Letter of Credit Subfacility.

2.8.1	Issuance of Letters of Credit.
TGI, as agent for the Borrowers, may request the issuance of a letter of credit (each a "Letter of Credit") which may be denominated in either Dollars or an Optional Currency for itself or on behalf of another Loan Party or a non-Loan Party Subsidiary by delivering or having such other Loan Party deliver to the Issuing Bank (with a copy to the Administrative Agent) a completed application and agreement for letters of credit in such form as the Issuing Bank may specify from time to time by no later than 10:00 a.m., Pittsburgh time, at least five (5) Business Days, or such shorter period as may be agreed to by the Issuing Bank, in advance of the proposed date of issuance. Promptly after receipt of any letter of credit application, the Issuing Bank shall confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit application and if not, such Issuing Bank will provide Administrative Agent with a copy thereof. All letters of credit which are identified on Schedule 2.8.1 hereto shall be deemed to have been issued under this Agreement. Subject to the terms and conditions hereof and in reliance on the agreements of the other Banks set forth in this Section 2.8, the Administrative Agent will issue a Letter of Credit provided that each Letter of Credit shall (A) have a maximum maturity of twenty-four (24) months from the date of issuance, and (B) in no event expire later than one Business Day prior to the Expiration Date and provided that in no event shall (i) the Dollar Equivalent amount of Letters of Credit Outstanding exceed, at any one time, $100,000,000 or (ii) the Dollar Equivalent Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments.
Notwithstanding the foregoing, any Letter of Credit may contain customary automatic renewal provisions agreed upon by TGI and the Issuing Bank pursuant to which the expiration date of such Letter of Credit shall automatically be extended for a period of up to 12 months (but not to a date later than the date set forth in clause (B) above), subject to a right on the part of the Issuing Bank to prevent any such renewal from occurring by giving notice to the beneficiary in advance of any such renewal; provided that (I) the initial expiration date (or any subsequent expiration date) of each such Letter of Credit is not later than one (1) Business Day prior to the Expiration Date, and (II) renewal of such Letter(s) of Credit, at the Issuing Bank's discretion, shall be available upon written request from TGI, as agent for the Borrowers, to the Issuing Bank at least thirty (30) days (or such other time period as agreed by TGI and the Issuing Bank) before the date upon which notice of nonrenewal is otherwise required.
Notwithstanding any other provision hereof, the Issuing Bank shall not be required to issue, amend, extend or increase any Letter of Credit, if any Bank is at such time a Defaulting Bank hereunder, unless the Issuing Bank has entered into satisfactory arrangements with the Borrowers or such Bank to eliminate the Issuing Bank's risk with respect to such Bank (it being understood that the Issuing Bank would consider the Borrowers providing cash collateral to the Administrative Agent, for the benefit of the Issuing Bank, to secure the Defaulting Bank's Ratable Share of the Letter of Credit a satisfactory arrangement).

2.8.2	Letter of Credit Fees.
The Borrowers shall pay in Dollars (i) to the Administrative Agent for the ratable account of the Banks a fee (the "Letter of Credit Fee") at the rate per annum set forth in the Pricing Grid (based on a year of 360 days, and actual days elapsed), and (ii) to the Issuing Bank for its own account a fronting fee equal to 1/8% per annum, which fees shall be computed on the daily average Dollar Equivalent amount of Letters of Credit Outstanding for the immediately preceding fiscal quarter (or shorter period commencing with the Closing Date and or ending on the Expiration Date) and shall be payable quarterly in arrears commencing with the first Business Day of October, January, April and July following issuance of each Letter of Credit and on the Expiration Date. The Borrowers shall also pay to the Issuing Bank in Dollars for the Issuing Bank's sole account the Issuing Bank's then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Administrative Agent may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

2.8.3	Disbursements, Reimbursement.
2.8.3.1Immediately upon the issuance of each Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Bank's Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.
2.8.3.2In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify TGI, as agent for the Borrowers and the Administrative Agent. Provided that it shall have received such notice, the Borrowers shall reimburse (such obligation to reimburse the Issuing Bank shall sometimes be referred to as a "Reimbursement Obligation") the Issuing Bank in Dollars prior to 12:00 noon, Pittsburgh time on each date that an amount is paid by the Issuing Bank under any Letter of Credit (each such date, a "Drawing Date") in an amount equal to the Dollar Equivalent amount so paid by the Issuing Bank. In the event the Borrowers fail to reimburse the Issuing Bank (through the Administrative Agent) for the full Dollar Equivalent amount of any drawing under any Letter of Credit by 12:00 noon, Pittsburgh time, on the Drawing Date, the Administrative Agent will promptly notify each Bank thereof, and the Borrowers shall be deemed to have requested that Revolving Credit Loans be made by the Banks in Dollars under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 6.2 [Each Additional Loan] other than any notice requirements. Any notice given by the Administrative Agent or the Issuing Bank pursuant to this Section 2.8.3.2 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
2.8.3.3Each Bank shall upon any notice pursuant to Section 2.8.3.2 make available to the Administrative Agent for the benefit of the Issuing Bank an amount in Dollars in immediately available funds equal to its Ratable Share (as determined in accordance with Section 2.14, if applicable) of the Dollar Equivalent amount of the drawing, whereupon the participating Banks shall (subject to Section 2.8.3.4) each be deemed to have made a Revolving Credit Loan in Dollars to the Borrowers under the Base Rate Option in that amount. If any Bank so notified fails to make available in Dollars to the Administrative Agent for the account of the Issuing Bank the amount of such Bank's Ratable Share of such Dollar Equivalent amount by no later than 2:00 p.m., Pittsburgh time on the Drawing Date, then interest shall accrue on such Bank's obligation to make such payment, from the first Business Day after the Drawing Date to the date on which such Bank makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Loans under the Base Rate Option on and after the fourth day following the Drawing Date. The Administrative Agent and the Issuing Bank will promptly give notice of the occurrence of the Drawing Date, but failure of the Administrative Agent or the Issuing Bank to give any such notice on the Drawing Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligation under this Section 2.8.3.3.
2.8.3.4With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans to the Borrowers under the Base Rate Option in whole or in part as contemplated by Section 2.8.3.2, because of the Borrowers' failure to satisfy the conditions set forth in Section 6.2 [Each Additional Loan] other than any notice requirements or for any other reason, the Borrowers shall be deemed to have incurred from the Issuing Bank a borrowing (each a "Letter of Credit Borrowing") in Dollars equal to the Dollar Equivalent amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Bank's payment to the Administrative Agent for the account of the Issuing Bank pursuant to Section 2.8.3.3 shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a "Participation Advance" from such Bank in satisfaction of its participation obligation under this Section 2.8.3.

2.8.4	Repayment of Participation Advances.
2.8.4.1Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Bank of immediately available funds from the Borrowers (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Bank has made a Participation Advance to the Issuing Bank, or (ii) in payment of interest on such a payment made by the Issuing Bank under such a Letter of Credit, the Administrative Agent on behalf of the Issuing Bank will pay to each Bank, in the same funds as those received by the Administrative Agent, the amount of such Bank's Ratable Share of such funds, except the Administrative Agent shall retain for the account of the Issuing Bank the amount of the Ratable Share of such funds of any Bank that did not make a Participation Advance in respect of such payment by the Issuing Bank.
2.8.4.2If the Administrative Agent is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by any Loan Party to the Administrative Agent for the account of the Issuing Bank pursuant to Section 2.8.4.1 in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of the Issuing Bank the amount of its Ratable Share of any amounts so returned by the Administrative Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

2.8.5	Documentation.
Each Loan Party agrees to be bound by the terms of the Issuing Bank's application and agreement for letters of credit and the Issuing Bank's written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party's own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Issuing Bank shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

2.8.6	Determinations to Honor Drawing Requests.
In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Bank shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

2.8.7	Nature of Participation and Reimbursement Obligations.
Each Bank's obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.8.3, as a result of a drawing under a Letter of Credit, and the Obligations of the Borrowers to reimburse the Issuing Bank upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.8 under all circumstances, including the following circumstances:

(i)any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank or any of its Affiliates, any Borrower or any other Person for any reason whatsoever;
(ii)the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Section 2.1 [Revolving Credit Commitments], 2.4 [Revolving Credit Loan Requests], 2.5 [Making Revolving Credit Loans] or 6.2 [Each Additional Loan] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Banks to make Participation Advances under Section 2.8.3;
(iii)any lack of validity or enforceability of any Letter of Credit;
(iv)any claim of breach of warranty that might be made by any Loan Party or any Bank against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, cross-claim, defense or other right which any Loan Party or any Bank may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the Issuing Bank or its Affiliates or any Bank or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);
(v)the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provisions of services relating to a Letter of Credit, in each case even if the Issuing Bank or any of the Issuing Bank's Affiliates has been notified thereof;
(vi)payment by the Issuing Bank or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;
(vii)the solvency of, or any acts of omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;
(viii)any failure by the Issuing Bank or any of its Affiliates to issue any Letter of Credit in the form requested by any Loan Party, unless the Issuing Bank has received written notice from such Loan Party of such failure within three Business Days after the Issuing Bank shall have furnished such Loan Party a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix)any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;
(x)any breach of this Agreement or any other Loan Document by any party thereto;
(xi)the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;
(xii)the fact that an Event of Default or a Potential Default shall have occurred and be continuing;
(xiii)the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and
(xiv)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

2.8.8	Indemnity.
In addition to amounts payable as provided in Section 9.5 [Reimbursement of Administrative Agent by Borrowers, Etc.], the Borrowers hereby agree to protect, indemnify, pay and save harmless the Issuing Bank and any of its Affiliates that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Issuing Bank or any of its Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Issuing Bank as determined by a final judgment of a court of competent jurisdiction or (B) the wrongful dishonor by the Issuing Bank or any of its Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

2.8.9	Liability for Acts and Omissions.
As between any Loan Party and the Issuing Bank, or the Issuing Bank's Affiliates, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank shall not be responsible for any of the following including any losses or damages to any Loan Party or other Person or property relating therefrom: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Bank or its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Bank or its Affiliates, as applicable, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Bank's or its Affiliates rights or powers hereunder. Nothing in the preceding sentence shall relieve the Issuing Bank from liability for the Issuing Bank's gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall the Issuing Bank or its Affiliates be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys' fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.
Without limiting the generality of the foregoing, the Issuing Bank and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the Issuing Bank or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Issuing Bank or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Issuing Bank or its Affiliate in any way related to any order issued at the applicant's request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an "Order") and honor any drawing in connection with any Letter of Credit that is the subject to such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.
In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Issuing Bank or its Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Issuing Bank or its Affiliates under any resulting liability to the Borrowers or any Bank.
2.9    Swing Loans.

2.9.1	Making Swing Loans.
Subject to the terms and conditions hereof, PNC Bank may in its discretion make swing line loans in Dollars (the “Dollar Swing Loans”) or an Optional Currency (the "Optional Currency Swing Loans" and together with the Dollar Swing Loans, each a "Swing Loan" and collectively, the "Swing Loans") to the Borrowers from time to time prior to the Expiration Date in an aggregate outstanding principal amount up to the amount of the Dollar Swing Loan Commitment in the case of Dollar Swing Loans and the Optional Currency Swing Loan Commitment in the case of Optional Currency Swing Loans for periods requested by TGI, as agent for the Borrowers, and agreed to by PNC Bank; provided, that, no Swing Loan shall be made if, after giving effect to the making of such Swing Loan and the simultaneous application of the proceeds thereof, (x) the aggregate Dollar Equivalent Revolving Facility Usage of all of the Banks would exceed the aggregate amount of the Revolving Credit Commitments of all of the Banks or (y) the aggregate amount of all outstanding Revolving Credit Loans of a Bank plus such Bank's Ratable Share of the Dollar Equivalent amount of outstanding Swing Loans and Letter of Credit Outstandings would exceed its Revolving Credit Commitment. Within the foregoing limits, the Borrowers may, prior to the Expiration Date borrow, repay and reborrow under each of the Dollar Swing Loan Commitment and the Optional Currency Swing Loan Commitment, as applicable, subject to and in accordance with the terms and limitations hereof. The interest rate for a Dollar Swing Loan shall be the rate that is mutually agreed by TGI, on behalf of the Borrowers, and PNC Bank at the time such Swing Loan is made or, absent such an agreement, at the Base Rate. The interest rate for an Optional Currency Swing Loan shall be the Euro-Rate. Interest on the principal amount of each Optional Currency Swing Loan made in an Optional Currency shall be paid by the Borrowers in such Optional Currency, provided that, interest earned after an Optional Currency Swing Loan is converted to its Dollar Equivalent pursuant to Section 2.9.5 shall be payable in Dollars.

2.9.2	Swing Loan Request.
TGI, as agent for the Borrowers, may request a Swing Loan to be made on any Business Day. Each request for a Swing Loan shall be in the form of a Swing Loan Request (or a request by telephone immediately confirmed in writing, it being understood that PNC Bank may rely on the authority of any individual making such telephonic request without the necessity of receipt of such written confirmation) and received by the Administrative Agent not later than 1:00 p.m. (Pittsburgh time) on the Business Day a Dollar Swing Loan is to be made and four (4) Business Days prior to the proposed Borrowing Date with respect to making Optional Currency Swing Loans specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) the date such Swing Loan is to be repaid, if applicable, which date shall be, with respect to Optional Currency Swing Loans, one Month from the Borrowing Date (the "Swing Loan Repayment Date") and (iv) the currency in which such Optional Currency Swing Loans shall be funded. The request for such Swing Loan shall be irrevocable. Provided that all applicable conditions precedent contained herein have been satisfied, PNC Bank shall, not later than

4:00 p.m., Pittsburgh time, on the date specified in TGI's request for such Swing Loan, make such Swing Loan by crediting any Borrower's deposit account with PNC Bank.

2.9.3	Swing Loan Notes.
The obligation of the Borrowers to repay the Dollar Swing Loans and the Optional Currency Swing Loans shall be evidenced by separate promissory notes of the Borrowers dated the date hereof, payable to the order of PNC Bank in the principal amount of the Dollar Swing Loan Commitment and the Optional Currency Swing Loan Commitment, as applicable and substantially in the form of Exhibit 1.1(S)(1) Dollar Swing Loan Note (the "Dollar Swing Loan Note") or Exhibit 1.1(S)(2) Optional Currency Swing Loan Note (the "Optional Currency Swing Loan Note"), as applicable (in each case, as amended, supplemented or otherwise modified from time to time, each a "Swing Loan Note" and collectively, the "Swing Loan Notes").

2.9.4	Repayment.
Swing Loans shall be repaid on the earlier of (i) the Expiration Date or (ii) the Swing Loan Repayment Date for such Swing Loan, provided that with respect to an Optional Currency Swing Loan, the Borrowers may renew the Interest Period thereon by delivering a Swing Loan Request therefor in accordance with the terms of Section 2.9.2. Notwithstanding anything to the contrary herein, any Swing Loan at any time shall be repaid upon demand by the Administrative Agent (any such date being the "Swing Loan Conversion Date") and each Borrower shall indemnify PNC Bank and each other Bank pursuant to Section 4.5.2 on account of such repayment. Unless TGI, on behalf of the Borrowers, shall have notified the Administrative Agent prior to 11:00 a.m., Pittsburgh time, on such Swing Loan Conversion Date that the Borrowers intend to repay such Swing Loan with funds other than the proceeds of a Revolving Credit Loan, or, in the case of an Optional Currency Swing Loan, renew the Interest Period with respect thereto, the Borrowers shall be deemed to have given notice to the Administrative Agent requesting the Banks to make Revolving Credit Loans in U.S. Dollars in an amount determined by PNC Bank in its sole discretion equal to the Dollar Equivalent at the prevailing market rate of such Swing Loans, which Revolving Credit Loans shall earn interest at the Base Rate in effect on the Swing Loan Conversion Date in an aggregate amount equal to the amount of such Swing Loan plus interest thereon, and the Banks shall, on the Swing Loan Conversion Date, make Revolving Credit Loans (without the requirement that they comply with the conditions for Revolving Credit Loans in Section 2.4 [Revolving Credit Loan Requests]), which shall earn interest at the Base Rate, in an aggregate amount equal to the amount of such Swing Loan plus interest thereon, the proceeds of which shall be applied directly by the Administrative Agent to repay PNC Bank for such Swing Loan then due plus accrued interest thereon; and provided, further, that if for any reason the proceeds of such Revolving Credit Loans are not received by PNC Bank on the Swing Loan Conversion Date in an aggregate amount equal to the amount of such Swing Loan then due plus accrued interest, the Borrowers shall reimburse PNC Bank on the day immediately following the Swing Loan Conversion Date, in same day funds, in an amount equal to the excess of the amount of such Swing Loan then due over the aggregate amount of such Revolving Credit Loans, if any, received plus accrued interest thereon.

2.9.5	Participations.
In the event that the Borrowers shall fail to repay PNC Bank as provided in Section 2.9.4, PNC Bank shall convert such Swing Loan, if an Optional Currency Swing Loan, to a Swing Loan in Dollars at the Dollar Equivalent and the Administrative Agent shall promptly notify each Bank of the unpaid Dollar Equivalent amount of such Swing Loan and of such Bank's respective participation therein in a Dollar Equivalent amount equal to such Bank's Ratable Share of such Swing Loan, as calculated at the date PNC Bank converts the Optional Currency in which Optional Currency Swing Loans are denominated to Dollars, if applicable. Each Bank shall make available to the Administrative Agent for payment to PNC Bank a Dollar Equivalent amount equal to its respective participation therein (including without limitation its Ratable Share of accrued but unpaid interest thereon, provided that the interest rate payable by the participating Banks shall not include the Default Rate component), in Dollars and in same day funds at the office of the Administrative Agent specified in such notice. If such notice is delivered by the Administrative Agent by 11:00 a.m., Pittsburgh time, each Bank shall make funds available to the Administrative Agent on that Business Day. If such notice is delivered after 11:00 a.m., Pittsburgh time, each Bank shall make funds available to the Administrative Agent on the next Business Day. In the event that any Bank fails to make available to the Administrative Agent the Dollar Equivalent amount of such Bank's participation in such unpaid amount as provided herein, PNC Bank shall be entitled to recover such amount on demand from such Bank together with interest thereon at a rate per annum equal to the Federal Funds Effective Rate for each day during the period between the date such participation amount is required to be paid and the date on which such Bank makes available its participation in such unpaid amount. The failure of any Bank to make available to the Administrative Agent its Ratable Share of any such unpaid amount shall not relieve any other Bank of its obligations hereunder to make available to the Administrative Agent its Ratable Share of such unpaid amount when due as set forth above. The Administrative Agent shall distribute to each Bank which has paid all amounts payable by it under this Section 2.9.5 with respect to the unpaid amount of any Swing Loan, such Bank's Ratable Share (based on its participation in such Swing Loan and interest thereon) of all payments received by the Administrative Agent from any of the Borrowers in repayment of such Swing Loan when such payments are received. Notwithstanding anything to the contrary herein, each Bank which has paid all amounts payable by it under this Section 2.9.5 shall have a direct right to repayment of such amounts from the Borrowers subject to the procedures for repaying Banks set forth in this Section 2.9.5 and the provisions of Section 4.

2.9.6	Termination.
In the event the Revolving Credit Commitments are terminated in accordance with the terms hereof, each of the Dollar Swing Loan Commitment and the Optional Currency Swing Loan Commitment shall also be terminated automatically. In the event the Borrowers reduce the Revolving Credit Commitments to less than either the Dollar Swing Loan Commitment or the Optional Currency Swing Loan Commitment, such Swing Loan Commitment shall immediately be reduced to an amount equal to the Revolving Credit Commitments. In the event the Borrowers reduce the Revolving Credit Commitments to less than the outstanding principal amount of the Dollar Swing Loans or the Optional Currency Swing Loans, the Borrowers shall immediately repay the amount by which such outstanding

Swing Loans exceeds the Dollar Swing Loan Commitment or the Optional Currency Swing Loan Commitment, as applicable, as so reduced plus accrued interest thereon.

2.9.7	Minimum Amounts.
At no time shall there be more than (i) one (1) outstanding Dollar Swing Loan, except as to Swing Loans made pursuant to Section 2.9.9 and (ii) three (3) outstanding Optional Currency Swing Loans. Each Dollar Swing Loan shall be in a minimum original principal amount of $100,000 and integral multiples thereof, except as to Swing Loans made pursuant to Section 2.9.9, as to which there shall be no minimum. Each Optional Currency Swing Loan shall be in a minimum original principal amount of $1,000,000 and integral multiples thereof.

2.9.8	Prepayment.
The Borrowers shall have the right at any time and from time to time to prepay the Swing Loans, in whole or in part, without premium or penalty (but in any event subject to Section 4.5.2), upon prior written, facsimile or telephonic notice to PNC Bank given by TGI on the Borrowers' behalf no later than 11:00 a.m., Pittsburgh time, on the date of any proposed prepayment. Each notice of prepayment shall specify the Swing Loan to be prepaid and the amount to be prepaid, shall be irrevocable and shall commit the Borrowers to prepay such amount on such date, with accrued interest thereon and any other amounts owed hereunder.

2.9.9	Swing Loans Under Cash Management Agreements.
In addition to making Dollar Swing Loans pursuant to the foregoing provisions of this Section 2.9, without the requirement for a specific request from the Borrowers pursuant to Section 2.9.2, PNC Bank may make Dollar Swing Loans to the Borrowers in accordance with the provisions of the agreements between TGI and PNC Bank relating to TGI's deposit, sweep and other accounts at PNC Bank and related arrangements and agreements regarding the management and investment of TGI's cash assets as in effect from time to time (the "Cash Management Agreements") to the extent of the daily aggregate net negative balance in TGI's accounts which are subject to the provisions of the Cash Management Agreements. Dollar Swing Loans made pursuant to this Section 2.9.9 in accordance with the provisions of the Cash Management Agreements shall (i) be subject to the limitations as to aggregate amount set forth in Section 2.9.1, (ii) not be subject to the limitations as to number or individual amount set forth in Sections 2.9.7 or the repayment provisions of Section 2.9.4, (iii) be payable by the Borrowers, both as to principal and interest, at the times set forth in the Cash Management Agreements (but in no event later than the Expiration Date), (iv) not be made at any time after PNC Bank has received written notice of the occurrence of a Potential Default or Event of Default, (v) if not repaid by the Borrowers in accordance with the provisions of the Cash Management Agreements, be subject to each Bank's obligation to purchase participating interests therein pursuant to Section 2.9.5, and (vi) except as provided in the foregoing subsections (i) through (v), be subject to all of the terms and conditions of this Section 2.9. The Borrowers acknowledge and agree that each Borrower materially benefits from the arrangements made pursuant to this Section 2.9.9 and the Cash Management Agreements, and each Borrower shall be jointly and severally liable, subject to Section 10.20, for all Obligations, including without limitation, those arising from the operation of this Section 2.9.9.

2.9.10	Nature of Obligations.
Each Bank's obligation to purchase participating interests pursuant to Section 2.9.5 in the event that the Borrowers shall fail to repay PNC Bank as provided in Section 2.9.4 in the amount required under such Section shall be absolute and unconditional and shall not be affected by any circumstance including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against any other Bank or any Borrower, or any Borrower may have against any Bank or any other Person, as the case may be, for any reason whatsoever; (ii) the occurrence or continuance of a Potential Default or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of any of the Borrowers; (iv) any breach of this Agreement by any party hereto; (v) the failure to satisfy any condition to the making of any Loan hereunder; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

2.9.11	Indemnity.
Each Bank shall ratably in accordance with its Ratable Share, indemnify PNC Bank, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrowers) against any cost, expense (including reasonable counsel fees and expenses), claim, demand, action, loss or liability (except any of the foregoing that results from the indemnitees' gross negligence or willful misconduct) that such indemnities may suffer or incur in connection with this Section 2.9 or any action taken or omitted by such indemnities hereunder.
2.10    Utilization of Optional Currency Swing Loans and Letters of Credit.

2.10.1	Periodic Computations of Dollar Equivalent Amounts of Loans and Letters of Credit Outstanding.
The Administrative Agent will determine the Dollar Equivalent amount of (i) proposed Swing Loans or Letters of Credit to be denominated in an Optional Currency, (ii) Letters of Credit Outstanding denominated in an Optional Currency, and (iii) outstanding Swing Loans denominated in an Optional Currency on any Business Day selected by the Administrative Agent and as frequently as the Administrative Agent desires (each such date, a "Computation Date").

2.10.2	Notices From Banks That Optional Currencies Are Unavailable to Fund New Loans.
PNC Bank shall be under no obligation to make the Optional Currency Swing Loans and no Issuing Bank shall be under any obligation to issue Letters of Credit requested by the Borrowers which are denominated in an Optional Currency if, PNC Bank or such Issuing Bank, as the case may be, notifies the Administrative Agent by 5:00 p.m. (Pittsburgh time) four (4) Business Days prior to the Borrowing Date for such Optional Currency

Swing Loans or date of issuance that (i) the making, maintenance or funding of such Optional Currency Swing Loan, the issuance of such Letter of Credit, or the funding of any draw thereunder has been made or, in the case of a draw, would be made, impracticable or unlawful by compliance by PNC Bank or such Issuing Bank in good-faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law) or (ii) after making all reasonable efforts, deposits of the relevant amount in the relevant Optional Currency for the relevant Interest Period are not available to PNC Bank with respect to such Optional Currency Swing Loan in the London interbank market. In the event the Administrative Agent receives a timely notice from PNC Bank or an Issuing Bank pursuant to the preceding sentence, the Administrative Agent will notify TGI, as agent for the Borrowers, (1) no later than 12:00 noon (Pittsburgh time) three (3) Business Days prior to the Borrowing Date for such Optional Currency Swing Loans that the Optional Currency is not then available for such Optional Currency Swing Loans, or (2) prior to the issuance of an Optional Currency Letter of Credit, that Letters of Credit are not then available in such Optional Currency. If TGI receives a notice described in the preceding sentence, the Borrowers may, by notice from TGI to the Administrative Agent not later than 5:00 p.m. (Pittsburgh time) three (3) Business Days prior to the Borrowing Date for such Optional Currency Swing Loans, or issuance of such Letter of Credit, as the case may be, either (a) withdraw the Swing Loan Request or request for such Letter of Credit for such Optional Currency Swing Loans or Letter of Credit, as the case may be, in which event the Administrative Agent will promptly notify PNC Bank and Issuing Bank of the same and PNC Bank shall not make such Optional Currency Swing Loans, and Issuing Bank shall not issue such Letter of Credit or (b) request that the Swing Loans referred to in its Swing Loan Request or Letter of Credit, as the case may be, be made in Dollars or in a different Optional Currency in an amount equal to the Dollar Equivalent or other Optional Currency Equivalent Amount of such Swing Loans or Letter of Credit and shall (A) in the case of Swing Loans denominated in Dollars, bear interest at the rate determined pursuant to Section 2.9.1, or (B) in the case of Swing Loans denominated in an Optional Currency, bear interest at the Euro-Rate, in which event the Administrative Agent shall promptly deliver a notice to PNC Bank and/or the Issuing Bank, as the case may be, stating: in the case of (X) Swing Loans, (I) that such Swing Loans shall be made in the applicable currency and the interest rate applicable thereto, and (II) the aggregate amount of such Swing Loans and, (Y) Letters of Credit (I) such Letters of Credit shall be issued in the applicable currency and (II) the stated face amount of such Letters of Credit. If the Borrowers do not withdraw such Swing Loan Request or request for Letter of Credit before such time as provided in clause (a) or request before such time that the requested Swing Loans referred to in its Swing Loan Request or Letter of Credit be made in Dollars or a different Optional Currency as provided in clause (b), then (i) the Borrowers shall be deemed to have withdrawn such Swing Loan Request or request for Letter of Credit, as the case may be, and (ii) the Administrative Agent shall promptly deliver a notice to PNC Bank and/or the Issuing Bank thereof and PNC Bank shall not be obligated to make such Swing Loans and Issuing Bank shall not be obligated to issue such Letter of Credit.

2.10.3	Intentionally Omitted.

2.10.4	Requests for Additional Optional Currencies.
TGI, on behalf of the Borrowers, may deliver to the Administrative Agent a written request that Optional Currency Swing Loans hereunder and/or Letters of Credit issued hereunder also be permitted to be made or issued in any other lawful currency (other than Dollars), in addition to the currencies specified in the definition of "Optional Currency" herein, provided that such currency must be freely traded in the offshore interbank foreign exchange markets, freely transferable, freely convertible into Dollars and available to PNC Bank and the Issuing Banks in the applicable interbank market. The Administrative Agent will promptly notify TGI of the acceptance or rejection by the Administrative Agent, of the Borrowers' request. The requested currency shall be approved as an Optional Currency hereunder only if the Administrative Agent, PNC Bank and all of the Issuing Banks approve of the Borrowers' request.
2.11    Currency Repayments
Notwithstanding anything contained herein to the contrary, the entire amount of principal of and interest on any Optional Currency Swing Loan shall be repaid in the same Optional Currency in which such Loan was made, provided, however, that if it is impossible or illegal for the Borrowers to effect payment of a Loan in the Optional Currency in which such Loan was made, or if the Borrowers default in their obligations to do so, PNC Bank, may at its option permit such payment to be made (i) at and to a different location, subsidiary, affiliate or correspondent of the Administrative Agent, or (ii) in the Dollar Equivalent, or (iii) in an Equivalent Amount of such other currency (freely convertible into Dollars) as the PNC Bank may solely at its option designate. Upon any events described in (i) through (iii) of the preceding sentence, the Borrowers shall make such payment. In all events, whether described in such clauses (i) through (iii), whether the Borrowers make such required payments, or otherwise, (a) the Borrowers, jointly and severally, agree to hold PNC Bank, each Issuing Bank and each Bank harmless from and against any loss incurred by any of them arising from the cost to such indemnified party of any premium, any costs of exchange, the cost of hedging and covering the Optional Currency in which such Optional Currency Swing Loan was originally made, and from any change in the value of Dollars, or such other currency, in relation to the Optional Currency that was due and owing, and (b) each Bank agrees to hold PNC Bank and each Issuing Bank harmless from and against any loss incurred by PNC Bank or such Issuing Bank arising from the cost to PNC Bank or such Issuing Bank of any premium, any costs of exchange, the cost of hedging and covering the Optional Currency in which such Optional Currency Swing Loan or Letter of Credit, as the case may be, was originally made, and from any change in the value of Dollars or such other currency in relation to the Optional Currency that was due and owing. Such loss shall be calculated for the period commencing with the first day of the Interest Period for such Loan and continuing through the date of payment thereof. Without prejudice to the survival of any other agreement of the Borrowers or Banks hereunder, the Borrowers' and Banks' respective obligations under this Section 2.11 shall survive termination of this Agreement.

2.12    Optional Currency Amounts
Notwithstanding anything contained herein to the contrary, PNC Bank may, with respect to notices by TGI on behalf of the Borrowers for Optional Currency Swing Loans or voluntary prepayments of less than the full amount of an Optional Currency Swing Loan, engage in reasonable rounding of the Optional Currency amounts requested to be loaned or repaid; and, in such event, PNC Bank shall promptly notify TGI, the Administrative Agent and the Banks of such rounded amounts and Borrowers' request or notice shall thereby be deemed to reflect such rounded amounts.
2.13    Intentionally Omitted.
2.14    Defaulting Banks.
Notwithstanding anything contained in Sections 2.8, 2.9 or any other provision of this Agreement to the contrary, if any Bank becomes a Defaulting Bank then: all Letters of Credit Outstanding and Swing Loans outstanding at such time, and all Letters of Credit issued or Swing Loans made while there exists a Defaulting Bank shall be reallocated among the non-Defaulting Banks in accordance with their respective Ratable Shares (such Ratable Shares shall be determined without reference to each Defaulting Lender's Ratable Share) so long as no Potential Default or Event of Default exists on the date of reallocation and thereafter continues uncured, but only to the extent (a) the sum of all non-Defaulting Banks' Revolving Credit Loans then outstanding plus the sum of such non-Defaulting Banks' Ratable Share of the Dollar Equivalent of all Swing Loans then outstanding and Letters of Credit Outstanding at such time does not exceed the total of all non-Defaulting Banks' Commitments and (b) the aggregate obligation of each non-Defaulting Bank to acquire, refinance or fund any participations in the Defaulting Bank's portion of Letters of Credit Outstanding and Swing Loans pursuant to reallocation contemplated above shall not exceed the positive difference between (i) the Commitment of such Bank minus (ii) such Bank's Revolving Credit Loans then outstanding plus such Bank's Ratable Share of the Dollar Equivalent of all Swing Loans then outstanding and Letters of Credit Outstanding at such time. If the reallocation described in the preceding sentence cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent, (1) first, prepay outstanding Swing Loans and (2) second, cash collateralize such Defaulting Bank's portion of Letters of Credit Outstanding (after giving effect to any partial reallocation pursuant the immediately preceding sentence). To the extent such Letters of Credit Outstanding and Swing Loans are reallocated pursuant to this Section 2.14, then the fees payable to the Banks pursuant to Section 2.8.2 (but not Section 2.3) shall be adjusted in accordance with such non-Defaulting Banks' Ratable Shares. To the extent a portion of the Defaulting Bank's Letters of Credit outstanding are cash collateralized pursuant to clause (2) above, the Borrowers shall not be obligated to pay any fees to or for the account of such Defaulting Bank pursuant to Section 2.8.2 with respect to such Defaulting Bank's Letter of Credit Outstandings during the period such Defaulting Bank's Letter of Credit Outstandings are cash collateralized. To the extent such Letters of Credit Outstanding are not reallocated pursuant to this Section 2.14, or the Defaulting Bank's Ratable Share of Letters of Credit Outstanding have not been cash collateralized, then, without prejudice to any rights or remedies of the Issuing Bank or any Bank hereunder, all Commitment Fees that otherwise would have been payable to such Defaulting Bank (solely with respect to the portion of such Defaulting Bank's Commitment that was utilized by such Letters of Credit Outstanding) and Letter of Credit Fees with respect to such Defaulting Bank's Ratable Share of the Letters of Credit Outstanding shall be payable to the Issuing Bank. Nothing contained in this Section or elsewhere in this Agreement and no reallocation of any Defaulting Bank's Ratable Share of any obligation hereunder shall relieve such Defaulting Bank of its obligation to fund any portion of any amount owed by such Defaulting Bank hereunder.
In the event that the Administrative Agent, the Borrower, and the Issuing Banks each agree that a Defaulting Bank has adequately remedied all matters that caused such Bank to be a Defaulting Bank, then the Letters of Credit Outstanding and the Swing Loans outstanding shall be readjusted to reflect the inclusion of such Bank's Commitment and on such date, such Bank shall purchase at par such of the Loans of the other Banks as the Administrative Agent shall determine may be necessary in order for such Bank to hold such Loans in accordance with its Ratable Share.
3.    INTEREST RATES
3.1    Interest Rate Options.
The Borrowers shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by them from the Base Rate Option or Euro-Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrowers may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche, provided that there shall not be at any one time outstanding more than ten (10) Borrowing Tranches in the aggregate among all of the Loans. If at any time the designated rate applicable to any Loan made by any Bank exceeds such Bank's highest lawful rate, the rate of interest on such Bank's Loan shall be limited to such Bank's highest lawful rate. The interest rate applicable to the Swing Loans shall be governed by Section 2.9.

3.1.1	Revolving Credit Interest Rate Options.
The Borrowers shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans, except that no Loan to which the Base Rate Option shall apply may be made in an Optional Currency:
(i)    Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 365/366 days, as the case may be, or, if the Base Rate is measured by reference to the Daily Euro Rate, 360 days, and in each case and actual days elapsed) equal to the Base Rate plus the applicable number of basis points calculated under the Pricing Grid, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or
(ii)    Euro-Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed, provided that, for Loans made in an Optional Currency for which a 365-day basis is the only market practice available to the Administrative Agent, such rate shall be calculated on the basis of a year of 365 days and for the actual days elapsed) equal to the Euro-Rate plus the applicable number of basis points calculated under the Pricing Grid.

3.1.2	Rate Quotations.
TGI, on behalf of the Borrowers, may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the interest rates and the applicable currency exchange rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Banks nor affect the rate of interest or the calculation of Equivalent Amounts which thereafter are actually in effect when the election is made.
3.2    Interest Periods.
At any time when the Borrowers shall select, convert to or renew a Euro-Rate Option, TGI, on behalf of the Borrowers, shall notify the Administrative Agent thereof by delivering a Loan Request at least four (4) Business Days prior to the effective date of such Interest Rate Option, with respect to an Optional Currency Swing Loan, and three (3) Business Days prior to the effective date of such Euro-Rate Option, with respect to a Dollar Loan. The notice shall specify an interest period (the "Interest Period") during which such Interest Rate Option shall apply, such Interest Period to be one, two, three or six Months, provided that, the sole Interest Period applicable to Optional Currency Swing Loans shall be one Month, and provided further, that:

3.2.1	Ending Date and Business Day.
Any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

3.2.2	Amount of Borrowing Tranche.
The amount of each Borrowing Tranche of Euro-Rate Loans (other than Optional Currency Swing Loans, which are addressed in Section 2.9.7) shall be in integral multiples of $500,000 and not less than $2,000,000;

3.2.3	Termination Before Expiration Date.
The Borrowers shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date; and

3.2.4	Renewals.
In the case of the renewal of a Euro-Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

3.3    Interest After Default.
To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived and to the extent the Administrative Agent at the request of the Required Banks (or PNC Bank alone with respect to Swing Loans which are not converted to Revolving Credit Loans) elect (which election may be made without prior notice to the Borrowers):

3.3.1	Letter of Credit Fees, Interest Rate.
The Letter of Credit Fees and the rate of interest borne by each Loan shall equal the sum of (i) the interest rate per annum applicable under the Base Rate Option plus (ii) 2.0% per annum; and

3.3.2	Other Obligations.
Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is paid in full.

3.3.3	Acknowledgment.
Each Borrower acknowledges that such increased rates reflect, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Banks are entitled to additional compensation for such risk; and, all such interest shall be payable by the Borrowers upon demand by the Administrative Agent.
3.4    Euro-Rate Unascertainable.

3.4.1	Unascertainable.
If on any date on which a Euro-Rate would otherwise be determined, the Administrative Agent shall have determined that:
(i)    adequate and reasonable means do not exist for ascertaining such Euro-Rate, or
(ii)    a contingency has occurred which materially and adversely affects the London interbank eurodollar market relating to the Euro-Rate, then the Administrative Agent shall have the rights specified in Section 3.4.3.

3.4.2	Illegality; Increased Costs; Deposits Not Available.
If at any time any Bank shall have determined that:

(i)    the making, maintenance or funding of any Loan to which a Euro-Rate Option applies has been made impracticable or unlawful by compliance by such Bank in good-faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or
(ii)    such Euro-Rate Option will not adequately and fairly reflect the cost to such Bank of the establishment or maintenance of any such Loan, or
(iii)    after making all reasonable efforts, deposits of the relevant amount in Dollars or in the Optional Currency (as applicable) for the relevant Interest Period for a Loan to which a Euro-Rate Option applies are not available to such Bank with respect to such Loan in the London interbank market, then the Administrative Agent shall have the rights specified in Section 3.4.3.

3.4.3	Administrative Agent's and Banks' Rights.
In the case of any event specified in subsection 3.4.1 above, the Administrative Agent shall promptly so notify the Banks and TGI, on behalf of the Borrowers, thereof, and in the case of an event specified in subsection 3.4.2 above, such Bank shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Banks and TGI on behalf of the Borrowers. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Banks, in the case of such notice given by the Administrative Agent, or (B) such Bank, in the case of such notice given by such Bank, to allow the Borrowers to select, convert to or renew a Euro-Rate Option or select an Optional Currency (as applicable) shall be suspended until the Administrative Agent shall have later notified TGI, on behalf of the Borrowers, or such Bank shall have later notified the Administrative Agent, of the Administrative Agent's or such Bank's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrative Agent makes a determination under subsection 3.4.1 of this Section 3.4 and TGI, on behalf of the Borrowers, has previously notified the Administrative Agent of their selection of, conversion to or renewal of a Euro-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Bank notifies the Administrative Agent of a determination under subsection 3.4.2 of this Section 3.4, the Borrowers shall, subject to the Borrowers' indemnification Obligations under Section 4.5.2, as to any Loan of the Bank to which a Euro-Rate Option applies, on the date specified in such notice either (i) as applicable, convert such Loan to the Base Rate Option otherwise available with respect to such Loan or select a different Optional Currency or Dollars, or (ii) prepay such Loan in accordance with Section 4.4. Absent due notice from TGI, on behalf of the Borrowers, of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

3.5    Selection of Interest Rate Options.
If the Borrowers fail to select a new Interest Period or Optional Currency to apply to any Borrowing Tranche of Euro-Rate Loans at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 3.1, the Borrowers shall be deemed to have (a) with respect to Dollar Loans, converted such Borrowing Tranche to the Base Rate Option, commencing upon the last day of the existing Interest Period and (b) with respect to any such Optional Currency Swing Loan Borrowing Tranche, continued the same Optional Currency therefor, but selected a one Month Interest Period therefor, commencing upon the last day of the existing Interest Period.
4.    PAYMENTS
4.1    Payments.
All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Administrative Agent's Fee or other fees or amounts due from the Borrowers hereunder shall be payable prior to 1:00 p.m., Pittsburgh time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Principal Office for the ratable accounts of the Banks with respect to the Loans in U.S. Dollars except that payments of principal or interest shall be made in the currency in which such Loan was made, and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Banks in immediately available funds, provided that in the event payments are received by 1:00 p.m., Pittsburgh time, by the Administrative Agent with respect to the Loans and such payments are not distributed to the Banks on the same day received by the Administrative Agent, the Administrative Agent shall pay the Banks the Federal Funds Effective Rate in the case of Loans or other amounts due in Dollars for each day held by the Administrative Agent and not distributed to the Banks. The Administrative Agent's and each Bank's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement (including the Equivalent Amounts of the applicable currencies where such computations are required) and shall be deemed an "account stated." The Borrowers agree to repay on the Expiration Date all principal, interest, fees and other Obligations then outstanding. In the event that at any time the Dollar Equivalent Revolving Facility Usage exceeds the aggregate Revolving Credit Commitments, the Borrowers shall promptly repay such excess in immediately available funds.
4.2    Pro Rata Treatment of Banks.
Subject to Section 2.14, each borrowing shall be allocated to each Bank according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrowers with respect to principal, interest, Commitment Fees, Letter of Credit Fees, or other fees (except for the Administrative Agent's Fee and the Issuing Banks' fronting fee) or amounts due from the Borrowers hereunder to the Banks with respect to the Loans, shall (except as provided in Section 3.4.2 [Illegality; Increased Costs;

Deposits not Available] in the case of an event specified in Section 3.4 [Euro-Rate Unascertainable], 4.4.2 [Replacement of a Bank] or 4.5 [Additional Compensation in Certain Circumstances]) be made in proportion to the applicable Loans outstanding from each Bank and, if no such Loans are then outstanding, in proportion to the Ratable Share of each Bank. Subject to Section 2.14, notwithstanding any of the foregoing, each borrowing or payment, repayment or prepayment by the Borrowers of principal, interest, fees or other amounts from the Borrowers with respect to Swing Loans shall be made by or to PNC Bank according to Section 2.9.
4.3    Interest Payment Dates.
Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on the first Business Day of each October, January, April and July and on the date such Loans are repaid in full. Interest on Loans to which the Euro-Rate Option applies shall be due and payable in the currency in which such Loan was made on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) months, also on each day that interest would have been payable had successive Interest Periods of three months' duration been applicable to such Loans. Interest on mandatory prepayments of principal under Section 4.6 shall be made in the currency in which such Loan was made and shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable in the currency in which such Loan was made on demand after such principal amount or such other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).
4.4    Voluntary Prepayments and Commitment Reductions.

4.4.1	Right to Prepay.
The Borrowers shall have the right at their option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in subsection 4.4.2 below or in Section 4.5) in the currency in which such Loan was made:
(i)    at any time with respect to any Loan to which the Base Rate Option applies,
(ii)    on the last day of the applicable Interest Period with respect to Loans to which a Euro-Rate Option applies, provided however the Borrowers may otherwise prepay such Loans upon payment of all amounts owing under Section 4.5.2 resulting from such prepayment,
(iii)    on the date specified in a notice by any Bank pursuant to Section 3.4.3 [Administrative Agent's and Banks' Rights] with respect to any Loan to which a Euro-Rate Option applies.
Whenever the Borrowers desire to prepay any part of the Loans, TGI shall provide a prepayment notice to the Administrative Agent on behalf of the Borrowers on or before (and in the case of Optional Currency Swing Loans, four (4) days before) the date of prepayment of Loans setting forth the following information:

(a)    the date, which shall be a Business Day, on which the proposed prepayment is to be made;
(b)    a statement indicating the application of the prepayment; and
(c)    the total principal amount and currency of such prepayment, the Dollar Equivalent amount of which shall not be less than $200,000 for the Revolving Credit Loans.
Notwithstanding the foregoing to the contrary, whenever the Borrowers desire to prepay any part of the Swing Loans TGI shall provide notice thereof on behalf of the Borrowers no later than 12:00 noon, Pittsburgh time, on the date of prepayment of Swing Loans setting forth the following information:
(x)    the date, which shall be a Business Day, on which the proposed prepayment is to be made; and
(y)    a statement indicating the application of the prepayment between the Swing Loans.
The amount of the payment shall not be less than $25,000 for any Swing Loan except for Swing Loans made pursuant to Section 2.9.9, as to which there shall be no minimum.
All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made in the currency in which such Loan was made. Except as provided in Section 3.4.3, if the Borrowers prepay a Loan but fails to specify the applicable Borrowing Tranche which the Borrowers are prepaying, the prepayment shall be applied first to Loans to which the Base Rate Option applies, then to Dollar Loans to which the Euro-Rate Option applies, and then to Optional Currency Swing Loans. Any prepayment hereunder shall be subject to the Borrowers' obligation to indemnify the Banks under Section 4.5.2.

4.4.2	Replacement of a Bank.
In the event any Bank (i) gives notice under Section 3.4.2, Section 4.5.1, or Section 10.20(vii) (ii) becomes a Defaulting Bank or otherwise does not fund Revolving Credit Loans in breach of its obligations under Section 2.5 or because the making of such Loans would contravene any Law applicable to such Bank, (iii) does not approve any action as to which its consent is required (other than the consent of the Administrative Agent under Section 10.1.1) and the consent of the Required Banks is obtained hereunder, or (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), then the Borrowers shall have the right at their option, with the consent of the Administrative Agent, which shall not be unreasonably withheld, to prepay the Loans of such Bank in whole, together with all interest accrued thereon, and terminate such Bank's Commitment within ninety (90) days after (v) receipt of such Bank's notice under Section 3.4.2, 4.5.1, or 10.20(vii) (w) the date such Bank has become a Defaulting Bank or otherwise has failed to fund Revolving Credit Loans in breach of its obligations under Section 2.5 or because the making of such Loans would contravene Law applicable to such Bank, (x) the date of obtaining the consent which such Bank has not approved, (y) the date such Bank became subject to the control of an Official Body, (z) receipt of such Bank's or Issuing Bank's notice under Section 2.10.2; provided that the Borrowers shall also pay to such Bank at the time of such prepayment any amounts required under Section 4.5 and any accrued interest due on such amount and any related fees; provided, however, that the Commitment of such Bank shall be provided by one or more of the remaining Banks or a replacement bank reasonably acceptable to the Administrative Agent; provided, further, the remaining Banks shall have no obligation hereunder to increase their Commitments; provided further, in the event none of the Banks or any replacement bank acquire the Commitments of the Defaulting Bank the Borrowers may terminate such Defaulting Bank's Commitment and reduce the aggregate Commitments of all of the Banks by the amount of such Defaulting Bank's terminated Commitment subject to the provisions (other than the pro rata provisions) set forth in Section 4.4.3 below; provided that the Borrowers shall prepay the Loans of the Defaulting Bank and any amount required by Section 4.5 and any accrued interest due on such amount and any related fees. Notwithstanding the foregoing, the Administrative Agent may only be replaced subject to the requirements of Section 9.14 and an Issuing Bank may only be replaced if all applicable Letters of Credit which it has issued have expired, been terminated or replaced or cash collateral or backup letters of credit shall have been deposited.

4.4.3	Right to Reduce Commitments.
The Borrowers shall have the right at their option from time to time to reduce permanently the Revolving Credit Commitments upon at least one Business Day's advance notice to the Administrative Agent. Each such permanent reduction shall be in the minimum amount of $5,000,000 and shall reduce the Revolving Credit Commitment of each Bank in proportion to its Ratable Share. Upon the effective date of each permanent reduction in the Revolving Credit Commitments, the Borrowers shall also prepay, with interest and with any additional compensation required under Section 4.5.2, the amount (if any) by which the Revolving Facility Usage at the time of the reduction exceeds the amount of the Revolving Commitments as reduced.

4.4.4	Change of Lending Office.
Each Bank agrees that upon the occurrence of any event giving rise to increased costs or other special payments under Section 3.4.2 [Illegality; Increased Costs; Deposits Not Available] with respect to such Bank, it will, if requested by TGI on behalf of the Borrowers, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 4.4.4 shall affect or postpone any of the Obligations of the Borrowers or any other Loan Party or the rights of the Administrative Agent or any Bank provided in this Agreement.

4.5    Additional Compensation in Certain Circumstances.

4.5.1	Increased Costs or Reduced Return Resulting From Reserves, Capital Adequacy Requirements, Expenses, Etc.
If any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body, including, without limitation, all requests, rules, guidelines or directives issued under or in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States or foreign regulatory authorities, regardless of the date adopted, issued, promulgated, or implemented:
(i)    imposes, modifies or deems applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Bank or any lending office of any Bank or the Issuing Bank, or
(ii)    subjects any of the Administrative Agent, PNC Bank as provider of the Swing Loans, the Issuing Bank or any Bank to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes, or (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
(iii)    imposes on any Bank or the Issuing Bank or the London interbank market any other conditions, cost or expenses (other than Taxes) affecting this Agreement or Loans made by such Bank or any Letter of Credit or participation therein;
(iv)    imposes, modifies or deems applicable any capital adequacy, liquidity or similar requirement (A) against assets (funded or contingent) of, or letters of credit, other credits or commitments to extend credit extended by, any Bank or Issuing Bank, or (B) otherwise applicable to the obligations of any Bank or any lending office of any Bank or any Issuing Bank under this Agreement, and the result of any of the foregoing is to increase the cost to the Administrative Agent, PNC Bank as provider of the Swing Loan, the Issuing Bank or any Bank of making, converting to, or continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to any of them of participating in, issuing or maintaining any Letter of Credit (or maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of sum received or receivable by, such Bank, Administrative Agent, PNC Bank or Issuing Bank, whether of principal, interest or any other amount (or, in the case of any capital adequacy, liquidity or similar requirement, to have the effect of reducing the rate of return on any Bank's or Issuing Bank's capital, taking into consideration such Bank's or Issuing Bank's customary policies with respect to capital adequacy or liquidity) by an amount which such Bank or Issuing Bank in its sole discretion deems to be material, such Bank or Issuing Bank shall from time to time notify TGI, as agent for the Borrowers, and the Administrative Agent of the amount determined in good-faith (using any reasonable averaging and attribution methods) by such Bank or Issuing Bank to be necessary to compensate such Bank or Issuing Bank for such increase in cost, reduction of income or additional expense (to the extent not reflected in the determination of Base Rate). Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrowers to such Bank or Issuing Bank ten (10) Business Days after such notice is given. Failure or delay on the part of the Administrative Agent, PNC Bank as the provider of Swing Loans, any Bank or Issuing Bank to demand compensation pursuant to this Section 4.5 shall not constitute a waiver of the Administrative Agent's, PNC Bank's, such Bank's or Issuing Bank's right to demand such compensation; provided that the Borrowers shall not be required to compensate the Administrative Agent, PNC Bank, a Bank or the Issuing Bank pursuant to this Section 4.5 for any increased costs incurred or reductions suffered more than nine months prior to the date that the Administrative Agent, PNC Bank, such Bank or Issuing Bank, as the case may be, notifies the Borrowers of change in Law or other circumstances described above giving rise to such increased costs or reductions, and of the Administrative Agent, PNC Bank's, such Bank's or Issuing Bank's intention to claim compensation therefor (except that, if the change in Law or other circumstances described above giving rise to such increase costs or reductions is retroactive, then the nine month period referred to above shall be extended to include the period of retroactive effect).

4.5.2	Indemnity.
In addition to the compensation required by subsection 4.5.1 of this Section 4.5, each Borrower shall indemnify each Bank and each Issuing Bank against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Bank or Issuing Bank to fund or maintain Loans subject to the Euro-Rate Option) which such Bank or Issuing Bank actually sustains or incurs as a consequence of any:
(i)    payment, prepayment, conversion or renewal of any Loan to which the Euro-Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),
(ii)    attempt by any Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any notice relating to Loan Requests under Section 2.4 or Section 3.2 or prepayments under Section 4.4,
(iii)    default by any Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrowers to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder, or

(iv)    the assignment of any Revolving Credit Loans under the Euro-Rate Option other than on the last day of the Interest Period or maturity date applicable thereto as a result of a request by the Borrowers pursuant to Section 4.4.2.
If any Bank or Issuing Bank actually sustains or incurs any such loss or expense, it shall from time to time notify TGI, as agent for the Borrowers, of the amount determined in good-faith by such Bank (which determination may include such reasonable assumptions, allocations of costs and expenses and averaging or attribution methods as such Bank or Issuing Bank shall determine) to be necessary to indemnify such Bank or Issuing Bank for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrowers to such Bank or Issuing Bank, as the case may be, ten (10) Business Days after such notice is given.
4.6    Mandatory Prepayments.

4.6.1	Currency Fluctuations.
If on any Computation Date (i) the Dollar Equivalent Revolving Facility Usage is greater than the Revolving Credit Commitments, (ii) the Dollar Equivalent of Optional Currency Swing Loans shall exceed the Optional Currency Swing Loan Commitment, or (iii) the Dollar Equivalent of Letters of Credit Outstanding shall exceed $100,000,000, as a result of a change in exchange rates between one (1) or more Optional Currencies and Dollars, then the Administrative Agent shall notify TGI, as agent for the Borrowers of the same. The Borrowers shall pay or prepay Loans (subject to Borrowers' indemnity obligations under Sections 4.4 [Voluntary Prepayments] and 4.5 [Additional Compensation in Certain Circumstances]) within one (1) Business Day after TGI receives such notice such that after giving effect to such payments or prepayments, (a) the Dollar Equivalent Revolving Facility Usage shall not exceed the Revolving Credit Commitments, and (b) the Dollar Equivalent of Optional Currency Swing Loans shall not exceed the Optional Currency Swing Loan Commitment. With respect to the circumstance identified in clause (iii) of the first sentence of this paragraph, the Borrowers shall Cash Collateralize the Letters of Credit Outstanding to the extent of the amount by which the Dollar Equivalent of Letters of Credit Outstanding exceeds $100,000,000.

4.6.2	Application Among Interest Rate Options.
All prepayments required pursuant to this Section 4.6 [Mandatory Prepayments] shall first be applied among the Interest Rate Options to the principal amount of the Loans subject to the Base Rate Option, then to Revolving Credit Loans subject to a Euro-Rate Option and then to Optional Currency Swing Loans subject to the Euro-Rate Option. In accordance with Section 4.5.2 [Indemnity], each Borrower shall indemnify the Banks for any loss or expense, including loss of margin, incurred with respect to any such prepayments applied against Loans subject to a Euro-Rate Option on any day other than the last day of the applicable Interest Period.

4.7    Interbank Market Presumption.
For all purposes of this Agreement and each Note with respect to any aspects of the Euro-Rate, any Loan under the Euro-Rate Option or any Optional Currency, each Bank and the Administrative Agent shall be presumed to have obtained rates, funding, currencies, deposits, and the like in the applicable interbank market regardless whether it did so or not; and, each Bank's and the Administrative Agent's determination of amounts payable under, and actions required or authorized by, Sections 3.4 [Euro-Rate Unascertainable] and 4.5 [Additional Compensation in Certain Circumstances] shall be calculated, at each Bank's and the Administrative Agent's option, as though each Bank and the Administrative Agent funded its each Borrowing Tranche of Loans under the Euro-Rate Option through the purchase of deposits of the types and maturities corresponding to the deposits used as a reference in accordance with the terms hereof in determining the Euro-Rate applicable to such Loans, whether in fact that is the case.
4.8    Taxes. For purposes of this Section, the term "Bank" includes any Issuing Bank and PNC Bank as provider of the Swing Loans.

4.8.1	Payments Free of Taxes.
Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Documents shall be made free and clear of and without reduction or withholding for any Taxes except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 4.8 [Taxes]) the applicable Bank, the Issuing Bank or the Administrative Agent receives an amount equal to the sum it would have received had no such deduction or withholding been made.

4.8.2	Payment of Other Taxes by the Loan Parties.
The Loan Parties shall timely pay to the relevant Official Body in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

4.8.3	Indemnification by the Loan Parties.
The Loan Parties shall indemnify the Administrative Agent, the Issuing Bank and each Bank, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.8 [Taxes]) payable or paid by the Administrative Agent, the Issuing Bank or such Bank, as the case may be, or required to be withheld or deducted from a payment to such Bank, the Issuing Bank or the Administrative Agent, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Bank (with copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Bank, shall be conclusive absent manifest error.

4.8.4	Indemnification by the Banks.
Each Bank shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Bank (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any of the Loan Parties to do so), (ii) any Taxes attributable to such Bank's failure to comply with the provisions of Section 10.11.4 [Participations] relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Bank, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to any Bank by the Administrative Agent shall be conclusive absent manifest error. Each Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Bank under any Loan Document or otherwise payable by the Administrative Agent to the Bank from any other source against any amount due to the Administrative Agent under this Section 4.8.4 [Indemnification by the Banks].

4.8.5	Evidence of Payments.
As soon as practicable after any payment of Taxes by the Loan Parties to an Official Body, the Loan Parties (or any one of them) shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

4.8.6	Status of Banks.
(i)Any Bank that is entitled to an exemption from or reduction of withholding Tax with respect to payments made hereunder or under any other Loan Document shall deliver to the Borrowers (with a copy to the Administrative Agent), at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Bank, if requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Bank is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 4.8.6 (ii)(a), (ii)(b) and (ii)(d) below) shall not be required if in the Bank's reasonable judgment such completion, execution or submission would subject such Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Bank.
(ii)Without limiting the generality of the foregoing, in the event that any Borrower is resident for tax purposes in the United States of America:

(a)any Bank that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Bank becomes a Bank hereunder (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), properly executed originals of IRS Form W-9 certifying that such Bank is exempt from U.S. federal backup withholding tax;

(b)any Foreign Bank, to the extent it is legally entitled to do so, shall deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the request of the Borrowers or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Bank claiming the benefits of an income tax treaty to which the United States of America is a party, (A) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty and (B) with respect to any other applicable payment under any Loan Document, IRS Form W-8BEN establishing an exemption from, a reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;
(2)    duly completed and executed originals of IRS Form W-8ECI;
(3)    in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (A) a certificate substantially in the form of Exhibit 4.8.6(A) to the effect that such Foreign Bank is not (i) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (ii) a "10 percent shareholder" of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (iii) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code (a "U.S. Tax Compliance Certificate") and (B) duly completed and executed originals of IRS Form W-8BEN, or
(4)    to the extent a Foreign Bank is not the beneficial owner, properly executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 4.8.6(B) or Exhibit 4.8.6(C), IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Bank is a partnership and one or more direct or indirect partners of such Foreign Bank are claiming the portfolio interest exemption, such Foreign Bank may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 4.8.6(D) on behalf of each such direct and indirect partner;
(c)    any Foreign Bank shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and
(d)    if a payment made to a Bank under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Bank shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(c)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.
Each Bank agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

4.8.7	Refund.
If any party determines, in its reasonable discretion, that it has received a refund in respect of any Taxes as to which it has been indemnified pursuant to this Section 4.8 [Taxes], (including by payment of additional amounts pursuant to this Section 4.8 [Taxes]), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 4.8 [Taxes] with respect to the Taxes (including without limitation Other Taxes) giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund or credit). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 4.8.8 (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund or credit to such Official Body. Notwithstanding anything to the contrary in this Section 4.8.7, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 4.8.7, the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund or credit had never been paid. This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the indemnifying party or any other Person.

4.8.8	Survival.
Each party's obligations under this Section 4.8 [Taxes] shall survive the resignation of the Administrative Agent or any assignment of rights by, or the replacement of, a Bank, the termination of the Revolving Credit Commitments and the repayment, satisfaction or discharge of all Obligations.

4.8.9	United Kingdom Tax Information
Without limiting the generality of the foregoing in the case of a Borrower that is a resident for tax purposes of the United Kingdom, any Bank entitled to benefits under the United States/United Kingdom double tax treaty shall deliver to (i) the Internal Revenue Service (with copies delivered to TGI, the relevant Borrower and the Administrative Agent, in such number of copies as shall be requested by the recipient) on or prior to the date on which such Bank becomes a Bank under this Agreement (and from time to time thereafter upon the request of TGI or such Borrower or the Administrative Agent, but only if such Bank is legally entitled to do so) duly completed copies (in triplicate) of the United Kingdom HM Revenue & Customs Form US/Company 2002 (or such other form as may from time to time be prescribed by applicable law or regulation) claiming exemption from withholding on account of United Kingdom income tax pursuant to the United States/United Kingdom double tax treaty or (ii) (but only if such Bank is a holder of a Double Taxation Treaty Passport) TGI and the Administrative Agent of such Bank's HMRC DTTP number, and upon receipt thereof, the Loan Parties each agree to promptly complete and file such forms, certificates and documents and otherwise cooperate with such Bank, as such Bank may request from time to time, in order for such Bank to establish that such Bank is not subject to, or is entitled to a reduction in the amount of or exemption from, any deduction, withholding or other Taxes with respect to any payment to such Bank, including HMRC Form DTTP 2. The relevant Borrower and such Bank shall each provide all reasonable information and assistance to the Internal Revenue Service and Inland Revenue on a timely basis in order efficiently to process the relevant treaty claim, and shall keep each other (through the Administrative Agent) informed of any matters relating to such claim, including such Borrower providing a copy of any direction (or other authority) issued by the HM Revenue & Customs authorizing such Borrower to pay free and clear of any withholding on account of United Kingdom income tax and of any cancellation thereof.

4.9    Judgment Currency.

4.9.1	Currency Conversion Procedures for Judgments.
If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under a Note in any currency (the "Original Currency") into another currency (the "Other Currency"), the parties hereby agree, to the fullest extent permitted by Law, that the rate of exchange used shall be that at which in accordance with normal banking procedures each Bank could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.

4.9.2	Indemnity in Certain Events.
The obligation of the Borrowers in respect of any sum due from the Borrowers to any Bank hereunder shall, notwithstanding any judgment in an Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the Business Day following receipt by any Bank of any sum adjudged to be so due in such Other Currency, such Bank may in accordance with normal banking procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such Bank in the Original Currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment or payment, to indemnify such Bank against such loss.
5.    REPRESENTATIONS AND WARRANTIES
5.1    Representations and Warranties.
Each Borrower represents and warrants to the Administrative Agent and each of the Banks as follows:

5.1.1	Organization and Qualification.
TGI and each Subsidiary of TGI: (i) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct, and (iii) is duly licensed or qualified and in good standing in each jurisdiction where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary, except with respect to each of (i) and (iii) above, for exceptions which would not reasonably be expected to result in a Material Adverse Change.

5.1.2	Capitalization and Ownership.
Schedule 5.1.2, which shall be delivered on or prior to the Closing Date, states the authorized capital stock of TGI as of the Closing Date, the issued and outstanding shares (referred to herein as the "Shares") of such stock as of May 15, 2012, and the names of any parties beneficially owning, individually or through affiliates, more than 5% thereof as of the Closing Date. All of the Shares have been validly issued and are fully paid and nonassessable. As of the Closing Date, there are no options, warrants or other rights outstanding to purchase any such Shares except as disclosed in Schedule 5.1.2.

5.1.3	Subsidiaries.
(i) Schedule 5.1.3 which shall be delivered on or prior to the Closing Date, states, as of the Closing Date, the name of each of TGI's Subsidiaries, its jurisdiction of incorporation or organization, its authorized capital stock, the issued and outstanding shares (referred to herein as the "Subsidiary Shares") and the owners thereof if it is a corporation, its outstanding partnership interests (the "Partnership Interests") if it is a partnership and its outstanding limited liability company interests, interests assigned to managers thereof and the voting rights associated therewith (the "LLC Interests") if it is a limited liability company. TGI and each Subsidiary of TGI has good and marketable title to all of the Subsidiary Shares, Partnership Interests and LLC Interests it purports to own, free and clear in each case of any Lien other than the Vought Financing Liens and Permitted Refinancing Liens related thereto, non-consensual Liens arising by operation of Law which are identified under the definition of Permitted Liens herein and Liens in favor of the Administrative Agent for the benefit of the Banks hereunder. All Subsidiary Shares, Partnership Interests and LLC Interests have been validly issued, and all Subsidiary Shares are fully paid and nonassessable. All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests and LLC Interests have been made or paid, as the case may be. There are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, Partnership Interests or LLC Interests outstanding as of the Closing Date except as indicated on Schedule 5.1.3.
(ii) Schedule 5.1.3 sets forth the transactions resulting in the non-existence of the following former Subsidiaries of TGI: Lamar Electro-Air Corporation, Kilroy Steel, Inc., Kilroy Structural Steel Co., Triumph Fabrications-Orangeburg, Inc., and Triumph Logistics UK-Limited.

5.1.4	Power and Authority.
TGI and each other Loan Party has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

5.1.5	Validity and Binding Effect.
This Agreement has been duly and validly executed and delivered by each Borrower, and each other Loan Document which TGI or any other Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by TGI and each other Loan Party on the required date of delivery of such Loan Document. This Agreement and each other Loan Document to which any Borrower or any other Loan Party is a party constitutes, or will constitute, legal, valid and binding obligations of each such party, enforceable against each such party, in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance.

5.1.6	No Conflict.
Neither the execution and delivery of this Agreement or the other Loan Documents by the Borrowers and any other Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws or other organizational documents of any Borrower or any Subsidiary or (ii) any Law or of any material agreement, instrument, order, writ, judgment, injunction or decree to which any Borrower or any Subsidiary is a party or by which it is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Borrower or any Subsidiary other than the Liens granted to the Administrative Agent, for the benefit of the Banks, pursuant to the Loan Documents.

5.1.7	Litigation.
Except as set forth on Schedule 5.1.7, there are no actions, suits, proceedings or investigations pending or, to the knowledge of any Borrower, threatened against any Borrower or any Subsidiary of any Borrower at law or equity before any Official Body which would, individually or in the aggregate, be reasonably likely to result in any Material Adverse Change. Neither the Borrowers nor any Subsidiaries of any Borrower is in violation of any order, writ, injunction or any decree of any Official Body which would reasonably be expected to result in any Material Adverse Change.

5.1.8	Title to Properties.
The real property located in the United States and owned or leased (other than residential leases for use by employees) by any Borrower and each Subsidiary of any Borrower as of the Closing Date is described on Schedule 5.1.8 which shall be delivered on or prior to the Closing Date. Each Borrower and each Subsidiary of each Borrower has good and marketable title to or valid leasehold interests in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases. All leases of property are in full force and effect without the necessity for any consent which has not previously been obtained in respect of the transactions contemplated hereby.

5.1.9	Financial Statements.
(i)    Historical Statements. TGI has delivered to the Administrative Agent copies of (a) its audited consolidated and unaudited consolidating year-end financial statements for and as of the end of the fiscal year ended March 31, 2011; and (b) its unaudited consolidated financial statements for each fiscal quarter thereafter through and including the quarter ended December 31, 2011 (collectively, the "Historical Statements"). The Historical Statements were compiled from the books and records maintained by TGI's management, as the case may be, are correct and complete and present fairly in all material respects the financial condition of TGI and its Subsidiaries, as the case may be, as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied.
(ii)    Accuracy of Financial Statements. As of the date of the most recent Historical Statements, TGI has not incurred, any liabilities, contingent or otherwise, that could reasonably be expected to result in a Material Adverse Change and which were not disclosed in the Historical Statements or in the notes thereto. Since March 31, 2011, no Material Adverse Change has occurred.

5.1.10	Margin Stock.
Neither TGI nor any of its Subsidiaries engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of Regulation U of the Board of Governors of the Federal Reserve System. Neither TGI nor any of its Subsidiaries holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of TGI or any of its Subsidiaries are or will be represented by margin stock. If requested by the Administrative Agent, TGI will furnish to the Administrative Agent a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U‑1, as applicable, referred to in Regulation U.

5.1.11	Full Disclosure.
Neither the confidential information memorandum provided to the Banks in connection with this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Administrative Agent or any Bank in connection herewith or therewith, contains any untrue statement of a material fact or, considered in the aggregate, omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. On the Closing Date, there is no fact known to any Borrower which materially adversely affects the business, property, assets, financial condition or results of operations of such Borrower or any Subsidiary of such Borrower which has not been set forth in such confidential information memorandum, this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Administrative Agent and the Banks prior to or at the date hereof in connection with the transactions contemplated hereby or previously been publicly disclosed in TGI's most recently filed Form 10-K and any Form 10-Q or Form 8-K filed subsequently with the Securities and Exchange Commission prior to the Closing Date.

5.1.12	Taxes.
All federal, state, material local, material foreign and material other tax returns required to have been filed with respect to TGI and each Subsidiary of TGI have been filed (subject to the timely filing of any extensions therefor), and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. Other than extensions of tax return filing deadlines for which the Borrowers have applied in the ordinary course of business, there are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of TGI or any of its Subsidiaries for any period in which the underlying potential liability could reasonably be expected to result in a Material Adverse Change.

5.1.13	Consents and Approvals.
No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by any Borrower, except as shall have been obtained or made on or prior to the Closing Date.

5.1.14	No Event of Default; Compliance with Instruments.
No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings to be made on the Closing Date under the Loan Documents which constitutes an Event of Default or Potential Default. Neither any Borrower nor any of their Subsidiaries is in violation of (i) any term of its certificate of incorporation, bylaws, or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would constitute a Material Adverse Change.

5.1.15	Patents, Trademarks, Copyrights, Licenses, Etc.
TGI and each Subsidiary of TGI owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits, intellectual property and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by TGI and its Subsidiaries, without known conflict with the rights of others that could reasonably be expected to result in a Material Adverse Change.

5.1.16	Insurance.
All insurance policies and other bonds to which TGI and each of its Subsidiaries is a party are valid and in full force and effect to the extent necessary to comply with Section 7.1.3 [Maintenance of Insurance]. No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby, except as would not impair the accuracy of the following sentence or could reasonably be expected to result in a breach of Section 7.1.3 [Maintenance of Insurance]. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of TGI and each Subsidiary of TGI in accordance with prudent business practice in the industries of TGI and its Subsidiaries.

5.1.17	Compliance with Laws.
TGI and its Subsidiaries are in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in subsection 5.1.22) in all jurisdictions in which TGI and its Subsidiaries do business except where the failure to so comply would not constitute a Material Adverse Change.

5.1.18	Material Contracts.
Except as otherwise publicly disclosed in TGI's most recent Form 10-K and any Form 10Q or Form 8-K subsequently filed with the Securities and Exchange Commission, all material contracts publicly filed or required to be publicly filed by TGI pursuant to applicable securities law, are valid, binding and enforceable in all material respects upon TGI, or each Subsidiary and each of the other parties thereto in accordance with their respective terms, and there is no default thereunder by TGI, or any such Subsidiary or, to the Borrowers' knowledge, with respect to parties other than TGI, or any such Subsidiary, which would result in a Material Adverse Change.

5.1.19	Investment Companies.
Neither TGI nor any of its Subsidiaries is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control."

5.1.20	Plans and Benefit Arrangements.
Except as set forth on Schedule 5.1.20:
(i)    Each Borrower and each member of each of their ERISA Groups are in compliance with any applicable provisions of ERISA with respect to all Benefit Arrangements and Plans, except where the failure to do so could not reasonably be expected to result in a Material Adverse Change. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan, which could result in a Material Adverse Change. Each Borrower and, to the knowledge of any Borrower, all members of each of their ERISA Groups have made when due any and all material payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. Except where the failure to do so could not result in a Material Adverse Change, with respect to each Plan and Multiemployer Plan, each Borrower and each member of each of its ERISA Group (a) have fulfilled their obligations under the minimum funding standards of ERISA, (b) have not incurred any liability to the PBGC other than required premiums under Sections 4006 and 4007 of ERISA, and (c) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

(ii)    To each Borrower's knowledge, each Plan is able to pay benefits thereunder when due (without regard to a termination basis).
(iii)    Neither the Borrowers nor any other member of any of its ERISA Group has instituted proceedings or taken formal action to terminate any Plan.
(iv)    No Plan has an actual or deemed Adjusted Funding Target Attainment Percentage that would subject the Plan to the benefit limitations imposed under Section 436(b), (d)(1) or (e) of the Internal Revenue Code.
(v)    Neither any Borrower nor any other member of any of its ERISA Group has incurred or reasonably expects to incur any material Withdrawal Liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither any Borrower nor any other member of its ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the knowledge of each Borrower, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA in a manner that can reasonably be expected to result in a Material Adverse Change.
(vi)    (a) To the extent that any Benefit Arrangement is insured, all Borrowers and all members of each of their ERISA Groups have paid when due all material premiums required to be paid for all periods through the Closing Date and (b) to the extent that any Benefit Arrangement is funded other than with insurance, all Borrowers and all members of each of their ERISA Groups have made when due all material contributions required to be paid for all periods through the Closing Date.
(vii)    All Plans, Benefit Arrangements have been administered in accordance with their terms and the applicable provisions of ERISA except where the failure to do so could not reasonably be expected to result in a Material Adverse Change.

5.1.21	Employment Matters.
Except as set forth on Schedule 5.1.21, TGI and each of its Subsidiaries are in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation where the failure to comply would, individually or in the aggregate, likely constitute a Material Adverse Change. To the best of each Borrower's knowledge, there are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any Borrower or any of its Subsidiaries which in any case would constitute a Material Adverse Change.

5.1.22	Environmental Matters.
Except as disclosed on Schedule 5.1.22:
(i)    Neither TGI nor any Subsidiary of TGI has received any material Environmental Complaint from any Official Body alleging that TGI or such Subsidiary or, with respect to the Property, any prior or subsequent owner of the Property is a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601, et seq., and the Borrowers have no reason to believe that such an Environmental Complaint is likely to be received. Except as would not reasonably be expected to result in a Material Adverse Change, neither TGI nor any Subsidiary of TGI has received any Environmental Complaint described in the immediately preceding sentence, from a private Person (as opposed to receipt thereof from an Official Body). There are no pending or, to any Borrower's knowledge, threatened Environmental Complaints relating to TGI or any Subsidiary of TGI or, to any Borrower's knowledge with respect to the Property, any prior or subsequent owner of the Property pertaining to, or arising out of, any Environmental Conditions, in any case that would reasonably be expected to result in a Material Adverse Change.
(ii)    There are no circumstances at, on or under the Property that constitute a material breach of or non-compliance with any of the Environmental Laws. There are no Environmental Conditions at, on or under the Property or, to the knowledge of any Borrower, at, on or under adjacent property, that prevent compliance with the Environmental Laws at the Property in a manner that would reasonably be expected to result in a Material Adverse Change.
(iii)    Neither the Property nor any structures, improvements, equipment, fixtures, activities or facilities thereon or thereunder contain or use Regulated Substances except in material compliance with Environmental Laws. There are no processes, facilities, operations, equipment or any other activities at, on or under the Property, or, to the knowledge of any Borrower, at, on or under adjacent property, that currently result in the release or threatened release of Regulated Substances onto the Property, except to the extent that such releases or threatened releases are not a breach of or otherwise not a violation of the Environmental Laws or would not result in a Material Adverse Change.
(iv)    TGI and each Subsidiary of TGI has all material permits, licenses, authorizations, plans and approvals required under the Environmental Laws for the conduct of the business of TGI and its Subsidiaries as presently conducted. TGI and each Subsidiary of TGI has submitted all material notices, reports and other filings required by the Environmental Laws to be submitted to an Official Body which pertain to past and current operations on the Property.
(v)    All past and present on-site generation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances at, on, or under the Property and all off-site transportation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances has been performed by TGI and its Subsidiaries in material accordance with the Environmental Laws.

5.1.23	Senior Debt Status.
The Obligations of each Loan Party under this Agreement, the Notes, the Guarantee and Collateral Agreement and each of the other Loan Documents to which it is a party do rank and will rank at least pari passu in priority of payment with all other secured senior Indebtedness of the Loan Parties. The obligations of any Loan Party under the Convertible Note Indenture and the Convertible Notes are and shall remain at all times unsecured and subordinated in right of payment to the Obligations hereunder and under the other Loan Documents. Without limiting the foregoing, each Loan Party shall take all steps necessary to provide that (i) its Obligations under this Agreement, the Notes, the Guarantee and Collateral Agreement and the other Loan Documents shall be senior to, or pari passu with, any outstanding senior secured Indebtedness, and (ii) any Indebtedness of any Loan Party, now existing or hereafter incurred that is in any manner subordinated in right of payment or security to any other Indebtedness is subordinated to the Obligations on the same terms and conditions.

5.1.24	Anti-Terrorism Laws.
5.1.24.1.General.
None of the Loan Parties nor any Subsidiary of a Loan Party, nor, to the knowledge of any Loan Party, any other Affiliate of any Loan Party, is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.
5.1.24.2.Executive Order No. 13224.
None of the Loan Parties, nor any Subsidiary of a Loan Party, nor, to the knowledge of any Loan Party, any other Affiliate of any Loan Party, or their respective agents acting or benefiting in any capacity in connection with the Loans, Letters of Credit or other transactions hereunder, is any of the following (each a "Blocked Person"):
(i)a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;
(ii)a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;
(iii)a Person or entity with which any Bank is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;
(iv)a Person or entity that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order No. 13224;
(v)a Person or entity that is named as a "specially designated national" on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list, or
(vi)a person or entity who is affiliated or associated with a person or entity listed above.
No Loan Party or to the knowledge of any Loan Party, any of its agents acting in any capacity in connection with the Loans, Letters of Credit or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

5.1.25	Security Interests; Mortgage Liens.
(i)    The Guarantee and Collateral Agreement is and will continue to be effective to create in favor of the Administrative Agent, for the benefit of the Banks, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Notes described in the Guarantee and Collateral Agreement, when the original of such instruments are delivered to the Administrative Agent, and in the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Collateral are delivered to the Administrative Agent (together, in each case, with a properly completed and signed stock power or endorsement), and in the case of the other Collateral described in the Guarantee and Collateral Agreement, the Guarantee and Collateral Agreement constitutes a fully perfected Lien on, and Prior Security Interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations.
(ii)    Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Banks, a legal, valid and enforceable Lien on the Real Property Collateral described therein and proceeds thereof, and when the Mortgages were filed in the offices specified on Schedule 5.1.25(b) (with respect to the Real Property Collateral owned as of the Closing Date), or are filed in the appropriate filing offices (with respect to Real Property Collateral acquired after the Closing Date), each such Mortgage shall constitute a fully perfected Lien on, and Prior Security Interest in, all right, title and interest of the Loan Parties in the Real Property Collateral and the proceeds thereof, as security for the Obligations. Schedule 1.1(M) lists, as of the Closing Date, each parcel of owned real property located in the United States and owned by TGI or any of its Subsidiaries that has a value, in the reasonable opinion of TGI, in excess of $10,000,000.

5.1.26	Status of the Pledged Collateral.
All the shares of capital stock, Partnership Interests or LLC Interests included in the Pledged Collateral to be pledged pursuant to the Guarantee and Collateral Agreement are or will be upon issuance validly issued and nonassessable and owned beneficially and of record by the applicable pledgor free and clear of any Lien or restriction on transfer, except (i) as otherwise permitted by the Guarantee and Collateral Agreement or this Agreement,

(ii) as the right of the Banks to dispose of the Subsidiary Shares, Partnership Interests or LLC Interests may be limited by the Securities Act of 1933, as amended, and the regulations promulgated by the Securities and Exchange Commission thereunder and by applicable state securities laws and (iii) restrictions on asset sales and like contractual provisions that would not impair the ability of the Collateral Agent to realize on its Lien in accordance with the Guarantee and Collateral Agreement. There are no shareholder, partnership, limited liability company or other agreements or understandings with respect to the shares of capital stock, Partnership Interests or LLC Interests included in the Pledged Collateral except for the partnership agreements and limited liability company agreements described on Schedule 5.1.26, which may be delivered as of the Closing Date. The Loan Parties have delivered true and correct copies of such partnership agreements and limited liability company agreements to the Administrative Agent not later than the Closing Date.
5.2    Updates to Schedules.
Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, the Borrowers shall promptly provide the Administrative Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same; provided, however, that no Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Required Banks, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule.
6.    CONDITIONS OF LENDING
The obligation of each Bank to make Loans and of the Issuing Banks to issue Letters of Credit hereunder is subject to the performance by the Borrowers of their Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:
6.1    First Loans
On the Closing Date:

6.1.1	Closing Representations.
The representations and warranties of each Borrower contained in Article 5 shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), no Event of Default or Potential Default under this Agreement shall have occurred and be continuing or shall exist.

6.1.2	Secretary's Certificate.
There shall be delivered to the Administrative Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each Loan Party, certifying as appropriate as to:
(i)    all requisite corporate, limited liability company or partnership, as the case may be, action taken by such Loan Party in connection with this Agreement and the other Loan Documents;
(ii)    the names of the officer or officers authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of such Borrower and the other Loan Parties for purposes of this Agreement and the true signatures of such officers, on which the Administrative Agent and each Bank may conclusively rely; and
(iii)    with respect to each Loan Party, (a) (1) copies of the organizational documents, including certificates of incorporation and bylaws (or comparable documents, if applicable) as in effect on the Closing Date, of such Loan Party certified by the appropriate state official where such documents are filed in a state office (to the extent such state office provides certified copies of such documents), if such organizational documents have been modified from those delivered to the Administrative Agent pursuant to, or referenced in, the Secretary's Certificate dated April 5, 2011 or (2) if such organizational documents have not been modified from those delivered to the Administrative Agent pursuant to, or referenced in, the Secretary's Certificate dated April 5, 2011, a certification from the Secretary or an Assistant Secretary of such Loan Party to such effect, and (b) together with certificates, as of a reasonably recent date, from the appropriate state officials as to the continued existence and good standing of such Loan Party in each state where organized (to the extent state officials in such state provide such certificates).

6.1.3	Delivery of Loan Documents.
This Agreement, the Notes, the Mortgages to the extent Mortgages have not been delivered on any Real Property Collateral existing on the Closing Date, and the Mortgage Modifications each shall have been duly executed by the parties thereto and such documents shall have been delivered to the Administrative Agent for the benefit of the Banks.

6.1.4	Amendments to Convertible Debt Documents.
The Borrowers shall have delivered to the Administrative Agent true and correct copies of the waivers, consents or amendments to the Convertible Debt Documents, 2009 Bonds and 2010 Bonds, if any, made in connection with this Agreement and such amendments shall be acceptable to the Administrative Agent.

6.1.5	Opinion of Counsel.
There shall be delivered to the Administrative Agent for the benefit of each Bank customary written opinions of counsel to each Loan Party and opinions of local real estate counsel in each of the jurisdictions in which Real Property Collateral is located to the extent a Mortgage or Mortgage Modification is being delivered in respect of such Real Property Collateral on the Closing Date, in each case, addressing such matters as reasonably requested by the Administrative Agent, all in form and substance satisfactory to the Administrative Agent.

6.1.6	Legal Details.
All material legal details and proceedings in connection with the transactions contemplated by the Agreement and the other Loan Documents shall be in form and substance satisfactory to the Administrative Agent, and the Administrative Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Administrative Agent, as the Administrative Agent or said counsel may reasonably request. The Loan Parties shall have delivered all Schedules to this Agreement and the other Loan Documents on the time frames to have been delivered hereunder and shall deliver on the Closing Date all such remaining schedules which have not been not delivered at signing of this Agreement or otherwise prior to the Closing Date.

6.1.7	Payment of Fees.
The Borrowers shall pay or cause to be paid to the Administrative Agent for itself and for the account of the Banks all fees identified herein or set forth in the Administrative Agent's Letter or any other commitment letters with any of the Banks required to be paid prior to or upon the Closing Date and all costs and expenses for which the Administrative Agent and the Banks are entitled to be reimbursed, and such other fees and expenses as are due and payable on or before the Closing Date.

6.1.8	Consents.
All material consents and approvals (including those of an Official Body) required to effectuate the transactions contemplated hereby shall have been obtained on terms reasonably satisfactory to the Administrative Agent.

6.1.9	Officer's Certificate Regarding MACs.
Since March 31, 2011, no Material Adverse Change shall have occurred; prior to the Closing Date, there shall be delivered to the Administrative Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of TGI to such effect.

6.1.10	No Violation of Laws.
The making of the Loans shall not contravene any Law applicable to the Borrowers or any of the Banks.

6.1.11	No Actions or Proceedings.
No action, proceeding, investigation, regulation or legislation shall be pending before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of this Agreement or the consummation of the transactions contemplated hereby.

6.1.12	Lien Search; Filing Receipts; Pledged Shares.
The Administrative Agent shall have received (1) Lien searches with respect to each Domestic Loan Party, including title searches with respect to the Real Property to be subject to a Mortgage that do not show Liens other than Permitted Liens and Liens with respect to liabilities that have been demonstrated to the reasonable satisfaction of the Administrative Agent to have been discharged, (2) such UCC financing statements as are necessary or appropriate, in the Administrative Agent's reasonable discretion, to perfect the security interests in the UCC Collateral to the extent any such security interest can be perfected by filing a UCC financing statement, (3) original instruments evidencing the Pledged Notes required to be delivered under the Guarantee and Collateral Agreement and accompanying endorsements thereof and (4) stock certificates or limited liability company certificates evidencing the Pledged Collateral (to the extent that such shares are certificated) and accompanying stock powers.

6.1.13	Flood Certifications.
The Administrative Agent and each Bank shall have received the results of flood searches on each of the Real Property Collateral, a notification thereof acknowledged by the Loan Parties owning each such Real Property Collateral, and if located in a flood hazard area, flood insurance as required by the Loan Documents in form and substance satisfactory to the Administrative Agent.

6.1.14	Certain Amended and Restated Exhibits and other Loan Documents.
Upon the effectiveness of this Agreement, the exhibits to the existing Original Credit Agreement shall be amended and restated in their entirety in the form of the amended and restated exhibits attached hereto bearing the same numerical exhibits reference. The Administrative Agent's Letter shall be amended and restated in its entirety in the form agreed to among TGI and the Administrative Agent. In addition to any confirmation made in any Loan Documents being amended in connection herewith, each Loan Party hereby makes, confirms, affirms and ratifies its obligations under each of the Loan Documents (as defined in the Original Credit Agreement) which are not being amended and restated hereby and which were executed and delivered in connection with the Original Credit Agreement and agrees that such obligations and agreements are hereby made and granted to secure the obligations under this Agreement as if the same were made, or granted on the date hereof and continue as obligations of the Loan Parties in connection with this Agreement.

6.1.15	Repayment and Reborrowing of Loans.
On the Closing Date, the Borrowers shall repay all outstanding Loans to which either the Base Rate Option or the Euro-Rate Option applies under the Original Credit Agreement and simultaneously reborrow a like amount of Loans under each such Interest Rate Option from the Lenders (including each new Lender and Increasing Lender) according to their Ratable Shares set forth on attached Schedule 1.1(B) and shall be subject to breakage fees and other indemnities provided in Section 4.5.2 [Indemnity].

6.1.16	Environmental Matters.
The Loan Parties shall provide the Administrative Agent with such environmental reports and audits with respect to the Real Property Collateral as reasonably requested by the Administrative Agent.

6.1.17	Insurance Policies, Certificates of Insurance; Endorsements.
The Loan Parties shall have delivered evidence acceptable to the Administrative Agent that adequate insurance in compliance with Section 7.1.3 [Maintenance of Insurance] is in full force and effect and that all premiums then due thereon have been paid.

6.1.18	Intentionally Omitted.

6.1.19	Intentionally Omitted.
6.2    Each Additional Loan.
At the time of making any new Loans or issuing any new Letters of Credit hereunder and after giving effect to the proposed borrowings: the representations and warranties of the Borrowers contained in Article 5 shall be true on and as of the date of such additional Loan or Letter of Credit with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein); no Event of Default or Potential Default shall have occurred and be continuing or shall exist; the making of the Loans or issuance of such Letter of Credit shall not contravene any Law applicable to the Borrowers or any Subsidiary of any Borrower or any of the Banks; and TGI, on behalf of the Borrowers, shall have delivered to the Issuing Bank a duly executed and completed Loan Request or application for a Letter of Credit, as the case may be.
7.    COVENANTS
7.1    Affirmative Covenants.
Each Borrower covenants and agrees that until payment in full of the Loans and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Borrowers' other Obligations under the Loan Documents and termination of the Revolving Credit Commitments, the Borrowers shall comply at all times with the following affirmative covenants:

7.1.1	Preservation of Existence, Etc.
Each Borrower shall, and shall cause each of its Subsidiaries to, maintain its corporate existence (except that with 30 calendar days prior written notice to the Administrative Agent and taking all steps requested by the Administrative Agent to continue the Prior Security Interest in the Collateral, a Borrower or its Subsidiaries may change its form of organization as provided in Section 7.2.14) and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary except (a) as expressly permitted by Section 7.2.6 and (b) for exceptions (other than exceptions with respect to corporate existence) which are not materially adverse to the business of the Loan Parties and their Subsidiaries in the aggregate.

7.1.2	Payment of Liabilities, Including Taxes, Etc.
Each Borrower shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes (subject to the timely filing of an extension therefor), assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good-faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made. TGI and its Subsidiaries will pay all such liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor, except to the extent that TGI or its relevant Subsidiary is contesting such liabilities in good faith and has posted an appropriate bond therefor or taken such other actions as are necessary to suspend such foreclosure proceedings.

7.1.3	Maintenance of Insurance.
Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Administrative Agent. TGI shall deliver (x) on the Closing Date and annually thereafter original certificates of insurance describing and certifying as to the existence of the insurance required to be maintained by this Agreement and the other Loan Documents, together with a copy of the endorsement described in the next sentence attached to such certificate and (y) at the request of the Administrative Agent, from time to time a summary schedule indicating all insurance then in force with respect to TGI and its Subsidiaries. From and after the Closing Date, such policies of insurance shall contain special endorsements, in form and substance acceptable to the Administrative Agent, which shall (i) specify the Administrative Agent as an additional insured, mortgagee and lender loss payee as its interests may appear, with the understanding that any obligation imposed upon the insured (including the liability to pay premiums) shall be the sole obligation of TGI or relevant Subsidiary and not that of the Administrative Agent, (ii) include effective waivers by the insurer of all claims for insurance premiums against the Administrative Agent, (iii) provide that no cancellation of such policies for any reason (including non-payment of premium) shall be effective until at least thirty (30) days after receipt by the Administrative Agent of written notice of such cancellation (except that the prior notice period to the Administrative Agent may be ten (10) days prior to cancellation resulting from non-payment of premium), (iv) be primary without right of contribution of any other insurance carried by or on behalf of any additional insureds, and (v) provide that inasmuch as the policy covers more than one insured, all terms, conditions, insuring agreements and endorsements (except limits of liability) shall operate as if there were a separate policy covering each insured, (vi) provide that the interest of the Banks shall be insured regardless of any breach or violation by the applicable Loan Parties of any warranties, declarations or conditions contained in such policies or any action or inaction of the applicable Loan parties or others insured under such policies and (vii) provide a waiver of any right to set off or counterclaim or any other deduction and provide that any rights of subrogation which the insurers may have or acquire shall be adjusted in accordance with the "mortgagee" and "lender loss payee" clauses of each such policy, which in each case shall be reasonably satisfactory to the Administrative Agent. TGI shall notify the Administrative Agent promptly of any occurrence causing a material loss or decline in value of insured assets and the estimated (or actual, if available) amount of such loss or decline.
If any Real Property Collateral is at any time from and after the Closing Date located in an area identified by the Federal Emergency Management Agency (or any successor agency as a "Special Flood Hazard Area" with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), the Borrowers shall, or shall cause the applicable Loan party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

7.1.4	Maintenance of Properties and Leases.
Each Borrower shall, and shall cause each other Loan Party and their Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, the Borrowers will make or cause to be made all appropriate repairs, renewals or replacements thereof except, in each case, where the failure to do so, individually or in the aggregate, would not constitute a Material Adverse Change.

7.1.5	Maintenance of Patents, Trademarks, Etc.
Each Borrower shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all patents, trademarks, trade names, copyrights, licenses, franchises, permits, intellectual property and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material Adverse Change.

7.1.6	Visitation Rights.
Each Borrower shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Administrative Agent or any of the Banks to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances, properties, operations and accounts with its officers, all in such detail and at such times during normal business hours and as often as any of the Banks may reasonably request, provided that, except during the existence of an Event of Default, each Bank shall provide TGI, as agent for the Borrowers, and the Administrative Agent with reasonable notice prior to any visit or inspection and such visitation and inspection shall not unreasonably interfere with the conduct of the business of any Borrower or such Subsidiary. In the event any Bank desires to conduct an audit of any Borrower, such Bank shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Administrative Agent. The Borrowers shall not be obligated to reimburse the Administrative Agent and the Banks for more than one audit per year in the absence of a continuing Event of Default.

7.1.7	Keeping of Records and Books of Account.
Each Borrower shall, and shall cause each of its Subsidiaries to, maintain and keep proper books of record and account which enable such Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over any Borrower or any Subsidiary of any Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

7.1.8	Plans and Benefit Arrangements.
Each Borrower shall, and shall cause each member of its ERISA Group to, comply with the provisions of ERISA and the Internal Revenue Code applicable to each Plan and Benefit Arrangement except where such failure, alone or in conjunction with any other failure, would not result in a Material Adverse Change.

7.1.9	Compliance with Laws.
Each Borrower shall, and shall cause each of its Subsidiaries to, comply with (i) its organizational documents (including certificates of incorporation, bylaws and comparable documents) and (ii) all applicable Laws, including all Environmental Laws, in all respects, provided that it shall not be deemed to be a violation of this Section 7.1.9 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change.

7.1.10	Use of Proceeds.
The Borrowers will use the proceeds of the Loans only for lawful purposes in accordance with Section 2.7 as applicable and such uses shall not contravene any applicable Law or any other provision hereof.

7.1.11	Subsidiary Dividends.
To the extent permitted by applicable Law, the Borrowers shall cause one or more of their Subsidiaries to pay cash dividends to the Borrowers (directly or through one or more Subsidiaries) from time to time, in aggregate amounts as necessary to permit the Borrowers to pay and satisfy the Obligations when due and payable (by acceleration or otherwise).

7.1.12	Subordination of Intercompany Loans.
From and after the Closing Date, each Borrower and each Guarantor shall cause any inter-company Indebtedness, loans or advances owed by any of them to one another or to any other of their Subsidiaries to be subordinated pursuant to the terms of the Intercompany Subordination Agreement.

7.1.13	Anti-Terrorism Laws.
The Loan Parties and their respective Affiliates and agents shall not (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224, the USA Patriot Act or any other Anti-Terrorism Law. The Borrowers shall deliver to Banks any certification or other evidence requested from time to time by any Bank in its sole discretion, confirming the Borrowers' compliance with this Section 7.1.13.

7.1.14	Further Assurances.
Each Loan Party shall, from time to time, at its expense, faithfully preserve and protect the Administrative Agent's Lien on and Prior Security Interest in the Collateral as a continuing Lien and Prior Security Interest, and shall do such other acts and things as the Administrative Agent in its reasonable discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.
7.1.15Title Insurance and Opinions. Within sixty (60) days after the Closing Date the Loan Parties agree that:
(a)    They will execute and deliver to the Administrative Agent each

Mortgage Modification, and with respect to each Mortgage Modification, the Administrative Agent shall have received a fully paid endorsement to each mortgagee title insurance policy (each a "Mortgage Policy") delivered with respect to each Mortgage delivered in connection with the Original Credit Agreement in standard ALTA form, issued by the title insurance company which issued the Mortgage Policy, insuring such Mortgage, as modified by the Mortgage Modification, to create a valid lien on such Real Property, with no exceptions other than Permitted Liens of the type described in clause (v) of the definition thereof and such exceptions as the Administrative Agent shall have approved in writing in its reasonable discretion;
(b)    To the extent reasonably requested by the Administrative Agent and required by the respective title company to remove all standard exceptions from the respective Mortgage Policy relating to a particular Real Property Collateral and issue any such endorsements to such Mortgage Policy, the Administrative Agent shall have received any existing survey of such Real Property Collateral (and all improvements thereon);
(c)    The Administrative Agent shall have received a completed "Life-of Loan" Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each parcel of Real Property Collateral (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Loan Party relating thereto);
(d)    The Administrative Agent shall have received opinions of legal counsel satisfactory to the Administrative Agent as to such matters relating to the Mortgage Modifications as the Administrative Agent may reasonably require.
(e)    The Administrative Agent shall have received copies of mortgage modification agreements in form and substance satisfactory to the Administrative Agent amending the IDB Mortgages (as that term is defined in the Collateral Agency Agreement), properly recorded in the appropriate real estate records in the counties where the real estate encumbered by the IDB Mortgages is located.

7.1.16	Collateral and Additional Collateral; Execution and Delivery of Additional Security Documents.
In the case of each of clauses (a), (b), (c) and (d) below, each Borrower shall, and shall cause each of its Subsidiaries, to:
(a) With respect to any property intended to be Collateral acquired after the Closing Date by any Loan Party (other than any property described in paragraph (b), (c) or (d) below ), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Banks, a security interest in such property intended to be Collateral and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Banks, a Prior Security Interest in such property intended to be Collateral, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent.

(b) With respect to any fee interest in any Real Property having a value (together with improvements thereof) of at least $10,000,000 acquired after the Closing Date by any Loan Party, promptly (i) execute and deliver a Mortgage constituting a Prior Security Interest, in favor of the Administrative Agent, for the benefit of the Banks, covering such Real Property, (ii) if requested by the Administrative Agent, provide the Banks with all Ancillary Security Documents as the Administrative Agent shall request (provided that the Administrative Agent in its sole discretion may agree in writing not to take or to defer taking of a Mortgage with respect to any Real Property otherwise required to be subject to a Mortgage hereunder).
(c) With respect to any new Subsidiary that is a Domestic Subsidiary created or acquired after the Closing Date by any Loan Party (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be a Foreign Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Banks, a Prior Security Interest in the Capital Stock of such new Subsidiary that is owned by any Loan Party, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, (iii) to the extent required by Section 10.20 [Joinder of Borrowers and Guarantors] cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Banks a Prior Security Interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in a form reasonably acceptable to the Administrative Agent, certifying as to organizational documents and resolutions of such Loan Party and containing an incumbency certificate of such Loan Party, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.
(d) With respect to any new Foreign Subsidiary created or acquired after the Closing Date and owned directly by any Domestic Loan Party, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Banks, a Prior Security Interest in the Capital Stock of such new Subsidiary that is directly owned by any such Domestic Loan Party (provided that any pledge of stock or other equity interest in a Foreign Subsidiary shall be limited to 65% of the voting stock or equity interest in such Foreign Subsidiary and that any pledge of more than 65% of the equity interest in any U.S.-Owned DRE shall be treated for this purpose as a pledge of such U.S.-Owned DRE's voting stock or equity interest in each Foreign Subsidiary in which it has an ownership interest), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Domestic Loan Party, and take such other action as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the Administrative Agent's security interest therein, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

7.1.17	Intentionally Omitted.

7.1.18	Intercreditor Issues.
In the event of a breach or default (i) under the Collateral Agency Agreement by any party thereto (other than the Administrative Agent), or (ii) by any holder of any Indebtedness which is subordinated to the Obligations, of such subordination provisions, in each case, which circumstance is capable of being cured or mitigated by action or inaction by any of the Loan Parties, the Loan Parties shall take any practicable action or refrain from taking action available to it to cure or mitigate such breach or default.
7.2    Negative Covenants.
The Borrowers covenant and agree that until payment in full of the Loans and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Borrowers' other Obligations hereunder and termination of the Revolving Credit Commitments, the Borrowers shall comply, and shall cause each of their Subsidiaries to comply, with the following negative covenants:

7.2.1	Indebtedness.
Other than (a) the Indebtedness under the Loan Documents and (b) Indebtedness of the SP Sub (but only the SP Sub) incurred in connection with the Receivables Facility up to a maximum principal amount of $175,000,000.00 (or such greater amount that may be approved in writing by the Required Banks), TGI shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist
(i) any secured Indebtedness, except:
(a) intentionally omitted;
(b) intentionally omitted;
(c) intentionally omitted;
(d) intentionally omitted;
(e) the IDBs existing on the date hereof so long as the principal amount thereof is not hereafter increased and no additional assets (other than as provided in the Collateral Documents) become subject to Liens associated therewith;

(f) Capital Lease Obligations and other Indebtedness set forth on Schedule 7.2.1 as of the date hereof; provided that the amount thereof is not hereafter increased and no additional assets become subject to any Liens thereon;
(g) Indebtedness secured by Purchase Money Security Interests and Capital Lease Obligations incurred after the date hereof in an aggregate amount outstanding at any time (including additional IDBs) not to exceed $150,000,000;
(h) any Bank-Provided Hedge;
(i) Indebtedness under any Other Bank Provided Financial Services Product;
(j) Permitted Refinancing Debt refinancing any Refinanced Debt (and any Guaranties thereof by Persons who were guarantors of the Refinanced Debt related thereto) permitted pursuant to this Section 7.2.1(i) to the extent secured only by Permitted Refinancing Liens;
(k) Indebtedness in an aggregate principal amount outstanding at any time, when combined with the Indebtedness outstanding under clause (ii) (e) below, not exceeding $25,000,000; provided that such Indebtedness is secured solely by Liens permitted pursuant to clause (xvii) of the definition of Permitted Liens;
(l)    Guaranties by any Loan Party of secured Indebtedness of any other Loan Party otherwise permitted to be incurred under this Section 7.2.1(i) other than Sections (e) (except for pursuant to the IDB Guaranty and the Collateral Documents), (f), (j) and (m) of this Section 7.2.1(i);
(m)    any Indebtedness of a non-Loan Party (and any Guarantee by a non-Loan Party of such Indebtedness) that, together with amounts incurred by non-Loan Parties pursuant to Section 7.2.1(ii)(c) below, does not exceed $50,000,000; provided, that such Indebtedness, if not secured, could have been incurred pursuant to Section 7.2.1(ii)(c) below at the time it is incurred; or
(ii) any unsecured Indebtedness, except for:
(a) Indebtedness of TGI in respect of (x) the 2009 Bonds in an aggregate principal amount not to exceed $175,000,000, (y) the Convertible Notes and (z) the Vought Acquisition Debt, provided, that such Vought Acquisition Debt meets the Vought Financing Parameters,
(b) notes issued in favor of the seller as consideration for an acquisition permitted under Section 7.2.6(ii) hereof; provided that: (A) the Indebtedness evidenced by such notes is included in the consideration for such acquisition and (B) such notes are subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent; provided, further, that such notes may be repaid in accordance with their terms at or before the Expiration Date so long as no Event of Default or Potential Default then exists or will result from such payment, and
(c) other unsecured Indebtedness; provided that (A) the Obligations under this Agreement, the Notes and each of the other Loan Documents rank at least pari passu in priority of payment with such unsecured Indebtedness, (B) no Event of Default or Potential Default then exists nor will result from incurring such unsecured Indebtedness, (C) such Indebtedness shall mature no earlier than ninety (90) days after the Expiration Date to the extent such Indebtedness is incurred by a Loan Party and (D) not more than $50,000,000 principal amount of Indebtedness may be incurred pursuant to this clause and clause 7.2.1(i)(m), in the aggregate, by Subsidiaries that are not Loan Parties, and (E) after giving effect thereto, the Loan Parties shall be in compliance with the Total Leverage Ratio and the Senior Leverage Ratio, assuming that the maximum permitted Total Leverage Ratio is 0.50 to 1.00 less than the maximum permitted ratio set forth in Section 7.2.16 and the maximum permitted Senior Leverage Ratio is 0.25 to 1.00 less than the maximum permitted ratio set forth in Section 7.2.17;
(d) Indebtedness of a Loan Party to another Loan Party which is subordinated pursuant to the Intercompany Subordination Agreement;
(e) Indebtedness in an aggregate principal amount outstanding at any time, when combined with Indebtedness outstanding under clause (i) (k) above, does not exceed $25,000,000;
(f) Guaranties by any Loan Party of unsecured Indebtedness of any other Loan Party otherwise permitted to be incurred pursuant to this Section 7.2.1(ii), and Guaranties of any Subsidiary of TGI that is not a Loan Party of Indebtedness of any other Subsidiary that is not a Loan Party otherwise permitted to be incurred pursuant to this Section 7.2.1; provided that, in each case, such Guaranties must meet all restrictions to which the Indebtedness that is being Guarantied is subject, including, without limitation, with respect to whom the obligors are on such Indebtedness or on any applicable subordination provisions or conditions to incurrence;
(g) Permitted Refinancing Debt;
(h) Indebtedness of a non-Loan Party Subsidiary to TGI or any Subsidiary of TGI to the extent permitted pursuant to Sections 7.2.4(v), (viii), (x) and (xii); and
(i) Indebtedness set forth on Schedule 7.2.1.

7.2.2	Liens.
The Borrowers shall not, and shall not permit any of their Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

7.2.3	Guaranties.
The Borrowers shall not, and shall not permit any of their Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, except:
(i)    Guaranties expressly permitted under Section 7.2.1 [Indebtedness];
(ii)    endorsements of negotiable or other instruments for deposit or collection in the ordinary course of business;
(iii)    any Guaranty of an obligation of any Borrower or any of their Subsidiaries to indemnify or hold harmless any seller or buyer, as applicable, incurred in connection with an acquisition or divestiture of Capital Stock or assets permitted under this Agreement; and
(iv)    any Guaranty by a Loan Party or its Subsidiaries (including through the issuance of a Letter of Credit on behalf of such Person) of the obligations of any of TGI or its direct or indirect Subsidiaries not constituting Indebtedness and which is incurred in the ordinary course of business such as trade credit and obligations under real estate leases (it being understood that any such Guaranty by a Loan Party of obligations of a non-Loan Party shall not be subject to the limitations in Section 7.2.4 unless and until payments are made under any such Guaranty); and
(v)    intentionally omitted;
(vi)    the Receivables Performance Guaranty and other Standard Securitization Undertakings in connection with the Receivables Facility; and
(vii)    Guaranties permitted under Section 7.2.4 (other than Section 7.2.4(xi));
provided, with respect to each of clauses (i) through (vii) above, no Guaranties will be made for the benefit of any Loan Party or Subsidiary thereof which is intended to be dissolved, liquidated or wound up.

7.2.4	Loans and Investments.
The Borrowers shall not, and shall not permit any of their Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:
(i)    (a) trade credit extended on usual and customary terms in the ordinary course of business and (b) extensions of credit extended beyond usual and customary terms and investments received in satisfaction or partial satisfaction of accounts receivable owing by financially troubled account debtors to the extent reasonably necessary in order to prevent or limit a loss; provided that the aggregate amount thereof outstanding under this clause (b) at any time does not exceed $10,000,000;
(ii)    advances to employees to meet expenses incurred by such employees in the ordinary course of business;
(iii)    Permitted Investments;
(iv)    subject to Section 7.2.1, loans, advances, investments and capital contributions in and to other Loan Parties (except for Loan Parties that are intended to be dissolved, liquidated or wound up);
(v)    Investments in (a) the SP Sub, (b) Joint Ventures and Subsidiaries which are not Loan Parties, (other than SP Sub), (c) investments in Triumph Group Charitable Foundation and (d) other investments not identified above, provided that the aggregate amount of Investments made after the date hereof pursuant to clauses (b), (c) and (d) shall not exceed $100,000,000.00; except additional Investments that would make the aggregate amount of all such Investments exceed $100,000,000 may be made if the Borrowers demonstrate that after giving effect to such Investments, the Senior Secured First Lien Leverage Ratio would not exceed 1.50 to 1.0, provided further that such Investments are calculated without duplication and are determined net of cash payments of principal, dividends or redemptions to the extent such cash is received by a Loan Party (but without netting out any write-downs or write-offs); and
(vi)    the consideration paid in connection with acquisitions permitted under Section 7.2.6(ii);
(vii)    investments existing on the date hereof and set forth on Schedule 7.2.4;
(viii)    intentionally omitted;
(ix)    intentionally omitted;
(x)    any other investment to the extent that the aggregate amount of such investment would not exceed the then available Cumulative Credit at the time such investment is made; and
(xi)    investments constituting Guaranties permitted under Section 7.2.3 (other than Section 7.2.3(vii)); and
(xii)    investments of non-Loan Party Subsidiaries in other non-Loan Party Subsidiaries.

7.2.5	Dividends and Related Distributions.
The Borrowers shall not, and shall not permit any of their Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock or partnership or limited liability company interest or on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor) or partnership or limited liability company interests, except
(i)     dividends or other distributions payable (a) to the Borrowers or any other Loan Party by its Subsidiaries, or (b) to a non-Loan Party Subsidiary by another non-Loan Party Subsidiary;
(ii)     repurchases by TGI of its common stock and dividends payable by TGI to the holders of its common stock, provided that the amount of any such repurchase made or dividends paid does not exceed the then available Cumulative Credit and provided further that no Event of Default or Potential Default exists at the time of any such payment or will result from such payment.
(iii)    regularly scheduled quarterly dividends on the common stock of TGI, consistent with past practice, not to exceed $0.04 per share per quarter, subject to adjustments for stock splits, reverse stock splits, stock dividends and similar transactions;
(iv)    redemptions of any employee's Capital Stock in TGI upon termination of employment provided that no Event of Default then exists or will result from such redemption;
(v)    repurchases or redemptions of Capital Stock deemed to occur upon the cashless exercise of stock options or warrants or upon the vesting of restricted stock units if such Capital Stock represents the exercise price of such options or warrants or represents withholding taxes due upon such exercise or vesting; and
(vi)    dividends or other distributions payable in stock, including stock splits; and
(vii)    distributions from, or payments by, a Subsidiary to the extent necessary to pay any liability for taxes imposed on any shareholder or equity holder of such Subsidiary or any consolidated, combined, or similar group of which such Subsidiary is a member as a result of income earned by such Subsidiary being taxable to such shareholder or equity holder or such group notwithstanding the absence of any distribution or payment by the Subsidiary.

7.2.6	Liquidations, Mergers, Consolidations, Acquisitions.
The Borrowers shall not, and shall not permit any of their Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, except that
(i)    any Subsidiary may consolidate or merge or liquidate into TGI or another Subsidiary, provided that no Domestic Subsidiary shall merge, consolidate or liquidate into a Foreign Subsidiary unless the surviving entity is the Domestic Subsidiary and no

Subsidiary that is a Loan Party shall merge, consolidate or liquidate into any Subsidiary that is not a Loan Party unless the Loan Party is the surviving entity;
(ii)    TGI or any of its Subsidiaries may acquire assets or Capital Stock of other Persons engaged in the business permitted under Section 7.2.10 or may merge with or into any such Person in connection with an acquisition thereof (each such transaction, a "Permitted Acquisition"), provided that:
(a)    no Event of Default exists or will result from such acquisition;
(b)    with respect to any Permitted Acquisition for which the aggregate Consideration to be paid therefor equals or exceeds $30,000,000, TGI notifies the Administrative Agent in writing of the acquisition at least 15 days before it is scheduled to close, and includes with such notice, to the satisfaction of the Administrative Agent, the following:
(1)    a certification by the Chief Executive Officer, President or Chief Financial Officer of TGI confirming the matters addressed in clauses (a) and (b) of this Section 7.2.6(ii) and including a pro forma computation of clauses (c) and (d) below, and
(2)     if the Borrowers wish to include any of the pre-acquisition EBITDA of the acquired business in the Borrowers' Consolidated Adjusted EBITDA, copies of the financial statements, due diligence reports, and computations described in, and to the extent required under, clause (1) of the definition of Consolidated Adjusted EBITDA.
(c)     on a pro forma basis using historical Consolidated EBITDA of the assets and business being acquired in such acquisition, the Borrowers are in compliance with all financial covenants set forth in Sections 7.2.15, 7.2.16, and 7.2.17 for the immediately preceding fiscal quarter for the twelve months then ended and the full immediately preceding fiscal year, as though such acquisition had occurred on the first day of each of such respective periods, and
(d)    on a pro forma basis after giving effect to such acquisition, the Loan Parties shall be in compliance with the Total Leverage Ratio and the Senior Leverage Ratio assuming that the maximum permitted ratios in each case shall be 0.25 to 1.00 below the otherwise applicable ratio under Sections 7.2.16 and 7.2.17, respectively, and
(e)    if any merger is effected in connection with any such acquisition and any Loan Party is a party to such merger, then the surviving entity of such merger will be a Loan Party, and
(iii)    the Borrowers shall be permitted to dissolve, liquidate or wind up any non-Loan Party Subsidiary to the extent not a Material Subsidiary.

7.2.7	Dispositions of Assets or Subsidiaries.
The Borrowers shall not, and shall not permit any of their Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest or partnership interests of a Subsidiary of any Borrower), except:
(i)    transactions involving the sale of inventory in the ordinary course of business;
(ii)    any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of any Borrower's or such Subsidiary's business;
(iii)    any sale, transfer or lease of assets by (a) any Subsidiary of a Borrower to such Borrower or another Loan Party or (b) any non-Loan Party Subsidiary to another non-Loan Party Subsidiary;
(iv)    any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets acquired or leased; provided such substitute assets are subject to the Banks' Prior Security Interest to the extent such substitute assets are required to become Collateral hereunder or under any of the Loan Documents;
(v)    any sale, transfer, or lease of assets the after-tax proceeds of which, when added to the after-tax proceeds of other sales, transfers and leases of assets in the same fiscal year, do not exceed, in the aggregate for TGI and its Subsidiaries, 5% of TGI's consolidated total assets at the start of such fiscal year;
(vi)    the Payment Discount Arrangements;
(vii)    any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (i) through (vi) above, which is approved by the Required Banks;
(viii)    to the extent done as part of the Receivables Facility, the sale, contribution, transfer, conveyance or assignment of Receivables and Related Rights by TGI and its Subsidiaries to the SP Sub and the sale by the SP Sub of individual variable percentage interests in the Purchased Interests to the Purchaser; and
(ix)    the sale or transfer of equipment in connection with a sale - leaseback transaction in which a Loan Party incurs Capital Lease Obligations provided the Loan Parties remain in compliance with Section 7.2.1(i)(g); and
(x)    to the extent pursuant to a dissolution, liquidation or winding-up permitted by 7.2.6(iii) above.

7.2.8	Affiliate Transactions.
Except for TGI and its Subsidiaries entering into, and performing their obligations under, the Receivables Purchase Agreement and the other Transaction Documents, the Borrowers shall not, and shall not permit any of their Subsidiaries to, enter into or carry out any transaction with any Affiliate (including purchasing property or services from or selling property or services to any Affiliate of TGI or other Person, but excluding transactions exclusively among Loan Parties) unless such transaction is not otherwise prohibited by the Agreement, is upon fair and reasonable arm's-length terms and conditions and is in accordance with all applicable Law; provided, neither (a) the payment of customary directors' fees, nor (b) ordinary course transactions with non-Loan Party Subsidiaries, including the provision of cash management and other general and administrative services, shall be considered a prohibited Affiliate transaction.

7.2.9	Subsidiaries, Partnerships and Joint Ventures.
Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, own or create directly or indirectly any Subsidiaries unless it shall comply with the requirements of Section 10.20 [Joinder of Borrowers or Guarantors], to the extent applicable.

7.2.10	Continuation of Present Business.
The Borrowers shall not, and shall not permit any of their Subsidiaries to, engage in any business other than those businesses engaged in as of the Closing Date by a Loan Party or a Subsidiary of a Loan Party (provided that only the SP Sub shall be permitted to engage in the business in which the SP Sub is engaged in as of the Closing Date), and any business reasonably related, ancillary or complementary thereto and any reasonable extension thereof.

7.2.11	Plans and Benefit Arrangements.
Except as would not result in a Material Adverse Change, the Borrowers shall not, and shall not permit any of their Subsidiaries to:
(i)    fail to satisfy the minimum funding requirements of ERISA and the Internal Revenue Code with respect to any Plan;
(ii)    request a minimum funding waiver from the Internal Revenue Service with respect to any Plan;
(iii)    engage in a Prohibited Transaction with any Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA;
(iv)    permit the Adjusted Funding Target Attainment Percentage of any Plan to be less than sixty percent (60%), unless the Adjusted Funding Target Attainment Percentage is deemed to be less than sixty percent (60%) under Section 436(h)(2) of the Internal

Revenue Code at no fault of any Borrower, Subsidiary or any other member of one of their ERISA Groups;
(v)    fail to make when due any contribution to any Multiemployer Plan that any Borrower or any member of its ERISA Group may be required to make under any agreement relating to such Multiemployer Plan, or any Law pertaining thereto where such failure is likely to result in a liability of any Borrower or any member of the ERISA Group;
(vi)    withdraw (completely or partially) from any Multiemployer Plan or withdraw (or be deemed under Section 4062(e) of ERISA to withdraw) from any Multiple Employer Plan, where any such withdrawal is likely to result in a Withdrawal Liability or other liability of the Borrowers or any member of the ERISA Group;
(vii)    terminate, or institute proceedings to terminate, any Plan, where such termination is likely to result in a liability to the Borrowers or any member of the ERISA Group; or
(viii)    fail to give any and all notices and make all disclosures and governmental filings required under ERISA or the Internal Revenue Code.

7.2.12	Fiscal Year.
TGI shall not, and shall not permit any Subsidiary of TGI to, change its fiscal year from the twelve-month period beginning April 1 and ending March 31, other than upon thirty (30) days' prior written notice to the Administrative Agent and provided that such new fiscal year shall end on a the last day of a calendar quarter.

7.2.13	Issuance of Stock.
No Loan Party, other than TGI, shall, and no Loan Party (including TGI) shall permit any of its Subsidiaries to, issue any additional shares of its Capital Stock or any options, warrants or other rights in respect thereof, other than the issuance of Capital Stock by (i) any Loan Party or other Subsidiary to a Loan Party; provided the same is subject to the Administrative Agent's Prior Security Interest and the receiving Loan Party takes such actions to perfect the Administrative Agent's Lien thereon as is reasonably satisfactory to the Administrative Agent, all to the extent such Capital Stock is required to be pledged to the Administrative Agent for the benefit of the Bank under the Loan Documents, (ii) any non-Loan Party Subsidiary to another non-Loan Party Subsidiary and (iii) in connection with the formation of Joint Ventures not otherwise prohibited under this Agreement.

7.2.14	Changes in Organizational Documents.
The Borrowers shall not, and shall not permit any Loan Party to, amend any provisions of its certificate of incorporation relating to capital stock, form of organization, jurisdiction of organization or name without, in each case, providing at least ten (10) Business Days' prior written notice to the Administrative Agent and the Banks, taking all steps required by the Administrative Agent to continue its Prior Security Interest in the Collateral and, in the event such change would be adverse to the Banks as determined by the Administrative Agent in its reasonable discretion, obtaining the prior written consent of the Required Banks.

7.2.15	Minimum Interest Coverage Ratio.
The Borrowers shall not permit the Interest Coverage Ratio, calculated as of the end of each fiscal quarter for the four fiscal quarters then ended, to be less than 3.50 to 1.00.

7.2.16	Total Leverage Ratio.
The Borrowers shall not at any time permit the Total Leverage Ratio, calculated as of the end of each fiscal quarter, to exceed 4.50 to 1.00.

7.2.17	Senior Leverage Ratio.
The Borrowers shall not at any time permit the Senior Leverage Ratio, calculated as of the end of each fiscal quarter, to exceed 3.00 to 1.00.

7.2.18	Negative Pledges; Restrictions on Dividend Payments.
The Borrowers shall not and shall not permit any of their Subsidiaries to, agree with any Person (i) to limit its ability to provide collateral security to the Banks to secure the Obligations and (ii) to limit the ability of any Borrower's Subsidiaries to pay dividends or make other distributions to such Borrower, except any such limitations set forth in (a) in the case of clause (ii) above, this Agreement, the other Loan Documents and the documents governing the Vought Acquisition Debt, the Convertible Notes, the 2009 Bonds or any Permitted Refinancing Debt in respect of any of the foregoing so long as the limitations in such Permitted Refinancing Debt are no more restrictive than those contained in the applicable Refinanced Debt, (b) in the case of clause (i) above, agreements relating to secured Indebtedness permitted by this Agreement if such prohibition or limitation applies only to the property and assets securing such Indebtedness and such property or assets do not constitute Collateral, (c) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the disposition of assets of such Subsidiary otherwise permitted hereby so long as such restrictions apply only to such assets and do not conflict with any obligation to provide Collateral pursuant to the Loan Documents, or (d) customary restrictions or conditions on any non-Loan Party imposed by any agreement or document governing or evidencing indebtedness of any such non-Loan Party that is otherwise permitted hereunder or (e) customary anti-assignment provisions with respect to contractual obligations, permits or licenses.

7.2.19	Minimum Availability.
The Borrowers shall not permit Availability to be less than $50,000,000 after giving effect to the purchase of the Convertible Notes as of each Repurchase Date (as defined in the Convertible Note Indenture).

7.2.20	Repayment of Convertible Notes; Repayment of other Subordinated Indebtedness.
Notwithstanding anything to the contrary in the Convertible Debt Documents, but subject to the subordination provisions contained in the Convertible Note Indenture, no Loan Party shall make, or permit any of their Subsidiaries to make, any principal payment of the Convertible Notes prior to October 1, 2011, or, as permitted in the Convertible Note Indenture based on a "fundamental change" of TGI (as such term is defined in the Convertible Note Indenture), without prior written consent of the Required Banks; provided however, TGI may, so long as no Event of Default or Potential Default exists immediately prior to or would exist after giving effect to such payment (a) pay the settlement amount with respect to each $1,000 aggregate principal amount of Convertible Notes converted into shares of TGI's common stock (i) in cash, which shall not exceed the lesser of (x) $1,000 and (y) the conversion value of such Convertible Notes pursuant to the terms and conditions of the Convertible Note Indenture and (ii) if the conversion value of such Convertible Notes exceeds $1,000, in the number of shares of TGI's common stock as calculated pursuant to the terms and conditions of the Convertible Note Indenture, and (b) with respect to the conversion of the Convertible Notes into shares of TGI's common stock, TGI may pay the cash value of fractional shares of TGI's common stock pursuant to the terms and conditions of the Convertible Note Indenture and additional amounts to the extent TGI is required to pay such amounts under the Convertible Note Indenture. Subject to the subordination provisions in the Convertible Note Indenture, no Loan Party shall make, or permit any of its Subsidiaries to make, any principal payment or purchases or voluntary repurchases of Convertible Notes by TGI (including by way of a tender offer for all of the outstanding Convertible Notes by TGI), unless (i) no Event of Default or Potential Default shall then exist immediately prior to or would exist after giving effect to such payment and (ii) Availability equals or exceeds $50,000,000 after giving effect to such payment.
No Loan Party shall or shall permit any Subsidiary to repay the 2009 Bonds, the 2010 Bonds (or any Permitted Refinancing Debt with respect to any of the foregoing) or any subordinated indebtedness (other than the Convertible Notes, and in the case of seller subordinated notes permitted by Section 7.2.1(ii)(b), except to the extent permitted by Section 7.2.1(ii)(b)), without the written consent of the Required Banks except, in each case, (w) with Permitted Refinancing Debt thereof, (x) upon scheduled maturity or as otherwise required by the terms thereof, (y) any such payment, if after giving pro forma effect to such payment, the Senior Secured First Lien Leverage Ratio would be no greater than 1.50 to 1.00 or (z) any such payments to the extent that, at the time such payments are made, such payments would not exceed the then available Cumulative Credit provided that no such repayment of subordinated indebtedness may be made if an Event of Default shall have occurred and be continuing or would result from such repayment.

7.2.21	Modification of Other Debt Documents
The Borrowers and the other Loan Parties shall not, without the prior written consent of the Required Banks, agree to, or make, or permit to be made any amendment, modification, or supplement to the Convertible Note Indenture or the other Convertible Debt Documents, the 2009 Bonds, or the 2010 Bonds, as the case may be, each as in effect on the Closing Date, the effect of which is to (i) increase the rate of interest or fees payable in respect of the Convertible Notes or 2009 Bonds, as applicable, (ii) require any principal payments of the Convertible Notes or the 2009 Bonds prior to the dates of required principal payments under the Convertible Note Indenture or 2009 Bonds, as applicable or change the definition of "fundamental change" under the Convertible Note Indenture, (iii) shorten the final maturity date of the Convertible Notes, the 2009 Bonds or the documents evidencing the Vought Acquisition Debt or permit the holders of the Convertible Notes, the 2009 Bonds to put such Convertible Notes or 2009 Bonds to any Borrower prior to the times provided therefore under the Convertible Note Indenture or the 2009 Bonds, as applicable, (iv) secure or obtain any agreement to secure the Convertible Notes or the 2009 Bonds with the grant of any security interests, mortgage liens or other collateral assignments on the property of any of the Loan Parties, (v) modify the subordination provisions contained in the Convertible Note Indenture or the 2009 Bonds or, if applicable, the documents evidencing the Vought Acquisition Debt, (vi) make the covenants and events of default contained in the Convertible Note Indenture, the 2009 Bonds or the Documents evidencing the Vought Acquisition Debt more restrictive, (vii) modify or amend the terms under which the Convertible Notes are convertible into shares of TGI's common stock or cash if the effect of such amendment or modification is to make the terms of such conversion less favorable either to the Borrowers or to the Banks than the terms of such conversion as in effect as of the Closing Date or (viii) with respect to the Convertible Debt Documents, the 2009 Bonds, or the 2010 Bonds, materially adversely affect any Borrower's or the Banks' rights and interests.
The Borrowers and the other Loan Parties shall not agree to, or make, or permit to be made any amendment, modification, or supplement to any such documents evidencing the Vought Acquisition Debt, the effect of which results in the Vought Acquisition Debt not being in compliance with the Vought Financing Parameters, including without limitation in each case, such documents shall not be guaranteed by or be in favor a borrower or other obligor thereunder unless such Person is also a Borrower or a Guarantor of the Obligations.
7.3    Reporting Requirements.
The Borrowers covenant and agree that until payment in full of the Loans and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Borrowers' other Obligations hereunder and under the other Loan Documents and termination of the Revolving Credit Commitments, the Borrowers will furnish or cause to be furnished to the Administrative Agent and each of the Banks:

7.3.1	Quarterly Financial Statements.
As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, TGI's financial statements, consisting of consolidated balance sheets as of the end of such fiscal quarter and related consolidated statements of income, stockholders' equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments and the absence of footnotes) by the Chief Executive Officer, President or Chief Financial Officer of the Borrowers as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

The Borrowers will be deemed to have complied with the delivery requirements of this Section 7.3.1 if within forty -five (45) days after the end of its fiscal quarter, TGI delivers to the Administrative Agent and files with the Securities and Exchange Commission a copy of its Form 10-Q as filed with the Securities and Exchange Commission (together with a notice stating that such document is being delivered pursuant to this Section 7.3.1) and the financial statements contained therein meet the requirements of this Section.

7.3.2	Annual Financial Statement.
As soon as available and in any event within ninety (90) days after the end of each fiscal year, consolidated financial statements of TGI and its Subsidiaries consisting of consolidated balance sheets as of the end of such fiscal year, and related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, with the consolidated statements being certified by independent certified public accountants of nationally recognized standing reasonably satisfactory to the Administrative Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of the Borrowers under any of the Loan Documents, together with a letter of such accountants (to the extent allowable under the policies of such accountants) substantially to the effect that, based upon their ordinary and customary examination of the affairs of TGI and its Subsidiaries, performed in connection with the preparation of such consolidated financial statements, and in accordance with generally accepted auditing standards, they are not aware of the existence of any condition or event which constitutes an Event of Default or Potential Default or, if they are aware of such condition or event, stating the nature thereof and confirming the Borrowers' calculations with respect to the certificate to be delivered pursuant to Section 7.3.3 with respect to such financial statements. The Borrowers will be deemed to have complied with the delivery requirements of this Section 7.3.2 if within ninety (90) days after the end of its fiscal year, TGI delivers to the Administrative Agent and files with the Securities and Exchange Commission a copy of TGI's annual report and Form 10-K as filed with the Securities and Exchange Commission (together with a notice stating that such document is being delivered pursuant to this Section 7.3.2) and the financial statements and certification of public accountants contained therein meets the requirements described in this Section.

7.3.3	Compliance Certificate.
Concurrently with the financial statements of TGI and its Subsidiaries furnished to the Administrative Agent and to the Banks pursuant to Sections 7.3.1 and 7.3.2, a certificate of the Borrowers signed by the Chief Executive Officer, President or Chief Financial Officer of TGI, as agent for the Borrowers, in the form of Exhibit 7.3.3, to the effect that, except as described pursuant to Section 7.3.4, (i) the representations and warranties of the Borrowers contained in Article 5 are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time) and the

Borrowers have performed and complied with all covenants and conditions hereof, (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate, (iii) containing calculations in sufficient detail to demonstrate compliance as of the date of the financial statements with all financial covenants contained in Section 7.2, and (iv) certifying that (a) the Subsidiaries of TGI then comprising the Loan Parties and being fully liable for the Obligations hereunder, directly contributed in the aggregate not less than eighty (80%) of the Consolidated EBITDA of TGI and its Subsidiaries and (b) the Domestic Subsidiaries then comprising the Loan Parties directly contributed in the aggregate not less than ninety five (95%) of the Consolidated EBITDA of TGI and its Domestic Subsidiaries, in each case, for the last four consecutive fiscal quarters then ended. If an acquisition permitted under Section 7.2.6(ii) occurred during the reporting period covered by the compliance certificate and if the Borrowers have complied with the requirements set forth in the definition of Consolidated Adjusted EBITDA for purpose of making adjustments to Consolidated EBITDA reflecting the historical financial performance of the acquired assets or Person, the Borrowers may also calculate the Section 7.2 financial covenants on a pro forma basis to include the financial performance and condition of the acquired business during the period; and the pro forma calculation of the Total Leverage Ratio may be relied upon as a basis for a change in the pricing level under the Pricing Grid.

7.3.4	Notice of Default.
Promptly after any officer of any Borrower has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by the Chief Executive Officer, President or Chief Financial Officer of such Borrower setting forth the details of such Event of Default or Potential Default and, if applicable, the action which the Borrowers propose to take with respect thereto.

7.3.5	Notice of Litigation.
Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Borrower or Subsidiary of any Borrower which relate to the Collateral or in the good faith estimation of counsel for the Borrowers could reasonably be expected to constitute a Material Adverse Change.

7.3.6	Certain Events; Events Under the Convertible Notes or Vought Acquisition Debt.
Written notice together with a detailed description to the Administrative Agent of any of the following events:
(i)    Transfer of Assets. At least ten (10) Business Days prior thereto, with respect to any proposed sale or transfer of assets pursuant to Section 7.2.7(v); provided that such notice shall be provided at least fifteen (15) Business Days prior to any individual sale or transfer of assets pursuant to such provision the after-tax proceeds of which exceed 2% of TGI's consolidated total assets at the start of the fiscal year in which such sale or transfer occurs.

(ii)    Charter Amendments. Within the time limits set forth in Section 7.2.14, the amendment to the charter affecting the capital structure of TGI or any of its Subsidiaries;
(iii)    Event of Default; Waiver or Amendment. And to each of the Banks (A) promptly after any officer of any Borrower has learned of the occurrence of an event of default under or (B) at least ten (10) Business Days prior to a waiver, amendment or consent under, in each case of clause (A) and (B), the Convertible Debt Documents, the 2009 Bonds, or the 2010 Bonds, or the Acquisition Agreement; together with a copy of such proposed waiver, amendment or consent and a description of such event of default, as the case may be.
(iv)    Schedules. Notice of and a detailed description, promptly after any change or addition to the information contained or required to be contained on Schedules: 1.1(M) [Real Property Collateral], 5.1.2 [Capitalization], 5.1.3 [Subsidiaries], assuming in each case that each such Schedule is being delivered as of the date of notice of such change or addition thereto (rather than as of the Closing Date or prior thereto).

7.3.7	Budgets, Forecasts, Other Reports and Information.
At the request of the Administrative Agent, any of the following items, promptly upon their becoming available to any Borrower:
(i)    the annual budget of TGI and its Subsidiaries, to be certified by a responsible officer of such Borrower and supplied at the request of the Administrative Agent prior to commencement of the fiscal year to which any of the foregoing may be applicable,
(ii)    any reports including management letters submitted to TGI by independent accountants in connection with any annual, interim or special audit,
(iii)    any reports, notices or proxy statements generally distributed by TGI to its stockholders on a date no later than the date supplied to the stockholders,
(iv)    regular or periodic reports (other than the Forms 10-K, 10-Q which are addressed in Sections 7.3.1 and 7.3.2 above), including 8-K, registration statements and prospectuses, filed by TGI with the Securities and Exchange Commission within 5 days after such filing,
(v)    a copy of any order, issued by any Official Body in any proceeding to which TGI or any of its Subsidiaries is a party, and in which the amount in controversy exceeds $2,500,000 or where injunctive or similar relief is sought,
(vi)    such other reports and information as the Banks may from time to time reasonably request. The Borrowers shall also notify the Banks promptly of the enactment or adoption of any Law which may result in a Material Adverse Change, and
(vii)    within 60 days of closing on any acquisition permitted under Section 7.2.6 in which the total consideration paid by TGI or its Subsidiary exceeded

$5,000,000, such financial information as the Administrative Agent may reasonably request concerning the acquisition and its effect on the financial condition and performance of any Loan Party.

7.3.8	Notices Regarding Plans and Benefit Arrangements.
7.3.8.1Certain Events.
Promptly upon becoming aware of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:
(i)    any Reportable Event with respect to any Borrower or any member of any of its ERISA Group for which reporting to the PBGC has not been waived involving an event which could subject any Borrower or any member of its ERISA Group to any material liability,
(ii)    any Prohibited Transaction which could subject any Borrower or any member of any of its ERISA Group to any material tax or liability in connection with any Plan, Benefit Arrangement or any trust created thereunder,
(iii)    any assertion of material Withdrawal Liability with respect to any Multiemployer Plan,
(iv)    any partial or complete withdrawal from a Multiemployer Plan by any Borrower or any member of any of its ERISA Group, where such withdrawal is likely to result in material Withdrawal Liability,
(v)    withdrawal by any Borrower or any member of any of its ERISA Group from a Multiple Employer Plan, which is likely to result in a material liability, or
(vi)    any change in the actuarial assumptions or funding methods used for any Plan (other than interest rate changes required by Financial Standards Board Opinion No. 87 or ERISA or the Code), where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions to such Plan.
7.3.8.2Notices of Involuntary Termination and Annual Reports.
Promptly after receipt thereof, copies of (a) all notices received by any Borrower or any member of any of its ERISA Group of the PBGC's intent to terminate any Plan administered or maintained by such Borrower or member of its ERISA Group, or to have a trustee appointed to administer any such Plan; and (b) at the request of the Administrative Agent or any Bank each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by any Borrower or any member of any of their ERISA Groups, and schedules showing the amounts contributed to each such Plan by or on behalf of such Borrower or any member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule SB (Actuarial

Information) to the annual report filed by any Borrower or any member of any of its ERISA Group with the Internal Revenue Service with respect to each such Plan.
7.3.8.3Notice of Voluntary Termination.
Promptly upon the filing thereof, copies of any Form 5310 or Form 500, or any successor or equivalent form to such forms, filed with the Internal Revenue Service or PBGC in connection with the termination of any Plan which causes any Borrower or any member of its ERISA Group to have a material liability.
8.    DEFAULT
8.1    Events of Default.
An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

8.1.1	Payments Under Loan Documents.
The Borrowers shall fail to pay when due any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity) or shall fail to pay, for more than two Business Days after the due date thereof, any interest on any Loan or any fees or any other amount owing hereunder or under the other Loan Documents;

8.1.2	Breach of Warranty.
Any representation or warranty made at any time by any Borrower or any other Loan Party herein or in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

8.1.3	Refusal to Permit Inspections; Breach of Negative Covenants.
Any Borrower shall default in the observance or performance of any covenant contained in Section 7.1.1 (with respect to any Borrower), Section 7.1.6, Section 7.2 hereof or Sections 5.5 or 5.7(b) of the Guarantee and Collateral Agreement;

8.1.4	Breach of Other Covenants.
Any Borrower or any other Loan Party shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of ten (10) Business Days after any officer of any Borrower becomes aware of the occurrence thereof;

8.1.5	Defaults in Other Agreements or Indebtedness.
a) A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Borrower or Subsidiary of any Borrower may be obligated as a borrower or guarantor in excess of $25,000,000.00 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any Indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any Indebtedness (and such right shall not have been waived) or the termination of any commitment to lend thereunder, or (b) without limiting the foregoing, there occurs and is continuing any event of default giving rise to a right of acceleration or termination under (i) the Convertible Debt Documents (ii) the 2009 Bonds, (iii) the 2010 Bonds, or (iv) the Specified IDB Obligations, or (c) without limiting the foregoing, the Receivables Facility is terminated prior to maturity as a result of a breach, default, event of default, or Termination Event (as defined in the Receivables Purchase Agreement);

8.1.6	Final Judgments or Orders.
Any final judgments or orders for the payment of money in excess of $25,000,000.00 (to the extent not covered by insurance) in the aggregate shall be entered against any Borrower or any Subsidiary of any Borrower by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of forty-five (45) days from the date of entry;

8.1.7	Loan Document Unenforceable.
Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested by a Loan Party or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby with the priority purported to be created thereby. In addition to and without limiting the generality of the foregoing, (i) any Collateral Document ceases to be valid or effective, other than in accordance with the terms hereof or of such Collateral Document, (ii) any Loan Party asserts that any Collateral Document is not a legal, valid and binding obligation of such Person enforceable in accordance with its terms, (iii) the security interest or Lien purporting to be created by any of the Collateral Documents ceases to be or is asserted by any Loan Party not to be a valid, perfected Lien subject to no Liens (other than Permitted Liens), other than in accordance with the terms hereof or of such Collateral Document, or is declared by a court or other Official Body of competent jurisdiction to be void, voidable or unenforceable against such Person; or (iv) any Collateral Document is amended, subordinated, terminated or discharged, or any Person is released from any of its covenants or obligations except to the extent expressly provided herein or therein;

8.1.8	Uninsured Losses; Proceedings Against Assets.
(i) There shall occur any material uninsured damage to or loss, theft or destruction of the assets of any Loan Party in excess of $50,000,000.00 in fair market value, and the same is reasonably expected to result in a Material Adverse Change, or (ii) the assets of any Loan Party are attached, seized, levied upon or subjected to a writ or distress warrant and the fair market value of such assets exceeds $50,000,000.00 and the same is not cured within sixty (60) days thereafter; or such assets come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within sixty (60) days thereafter;

8.1.9	Notice of Lien or Assessment.
A notice of Lien or assessment in excess of $25,000,000.00 which is not a Permitted Lien is filed of record with respect to all or any part of the assets of any Borrower or any of their Subsidiaries by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the Pension Benefit Guaranty Corporation, or if any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable (unless such Borrower or such Subsidiary is contesting the obligation as provided in Section 7.1.2);

8.1.10	Insolvency.
Any Loan Party or any Material Subsidiary of any Borrower ceases to be solvent or admits in writing its inability to pay its debts as they mature;

8.1.11	Events Relating to Plans and Benefit Arrangements.
Any of the following occurs: (i) any Reportable Event, which the Administrative Agent determines in good-faith constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other formal action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan; (iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; (v) any Borrower or any member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; (vi) any Borrower or any member of its ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; and, with respect to any of the events specified in (i) through (vi) above, such occurrence is reasonably likely to result in a Material Adverse Change;

8.1.12	Cessation of Business.
Except as otherwise permitted herein, any Borrower or any Subsidiary of any Borrower ceases to conduct its business as contemplated or any Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof;

8.1.13	Change of Control.
There occurs an event or series of events by which (i) any "person" or "group" (as such terms are defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under such Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire without condition, other than passage of time, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the then outstanding voting stock of TGI, or (ii) (A) TGI consolidates with or merges into another corporation or conveys, transfers or leases all or substantially all of its properties and assets (determined on a consolidated basis for TGI and its Subsidiaries taken as a whole) to any Person, or (B) any corporation consolidates with or merges into any Borrower or a Subsidiary of any Borrower in a transaction in which the outstanding voting stock of TGI is changed into or exchanged for cash, securities or other property, other than a transaction solely between TGI and a Subsidiary of TGI;

8.1.14	Involuntary Proceedings.
A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any Loan Party or any Material Subsidiary of any Loan Party in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Borrower or any of its Subsidiaries for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

8.1.15	Voluntary Proceedings.
Any Loan Party or any Material Subsidiary of any Loan Party shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

8.2    Consequences of Event of Default.

8.2.1	Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.
If an Event of Default specified under subsections 8.1.1 through 8.1.13 of Section 8.1 shall occur and be continuing, the Banks and the Issuing Bank shall be under no further obligation to make Loans or issue Letters of Credit, as the case may be, and the Administrative Agent may, and upon the request of the Required Banks, shall (i) by written notice to TGI, as agent for the Borrowers, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Banks hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Bank without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrowers to, and the Borrowers shall thereupon, deposit in a non-interest bearing account with the Administrative Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrowers, individually and collectively, hereby pledge to the Administrative Agent and the Banks, and grant to the Administrative Agent and the Banks a security interest in, all such cash as security for such Obligations. Upon the curing of all existing Events of Default to the satisfaction of the Required Banks, the Administrative Agent shall return such cash collateral to the Borrowers; and

8.2.2	Bankruptcy, Insolvency or Reorganization Proceedings.
If an Event of Default specified under subsections 8.1.14 or 8.1.15 of Section 8.1 shall occur, the Banks shall be under no further obligations to make Loans hereunder and the Issuing Bank shall be under no obligation to issue Letters of Credit and the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Banks hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

8.2.3	Set-off.
If an Event of Default shall occur and be continuing, any Bank or Issuing Bank to whom any Obligation is owed by any Borrower hereunder or under any other Loan Document or any participant of such Bank which has agreed in writing to be bound by the provisions of Section 4.2 and 9.13 and any branch, Subsidiary or Affiliate of such Bank or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to the Borrowers, to set-off against and apply to the then unpaid balance of all the Loans and all other Obligations of any such Borrower hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, any such Borrower by such Bank, Issuing Bank or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by any Borrower for its own account (but not including funds held in custodian or trust accounts) with such Bank, Issuing Bank or participant or such branch, Subsidiary or Affiliate. Such right shall exist whether or not any Bank, Issuing Bank or the Administrative Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of such Borrower is or are matured or unmatured and regardless of the existence or adequacy of any Guaranty or any other security, right or remedy available to any Bank, Issuing Bank or the Administrative Agent; and

8.2.4	Suits, Actions, Proceedings.
If an Event of Default shall occur and be continuing, and whether or not the Administrative Agent shall have accelerated the maturity of Loans to the Borrowers pursuant to any of the foregoing provisions of this Section 8.2, the Administrative Agent or any Bank, if owed any amount with respect to the Notes, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the Notes, including as permitted by applicable Law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Administrative Agent or such Bank; and

8.2.5	Application of Proceeds; Collateral Sharing.
8.2.5.1Application of Proceeds.
From and after the date on which the Administrative Agent has taken any action pursuant to this Section 8.2, and until all Obligations of the Borrowers have been paid in full, any and all proceeds received by the Administrative Agent from any sale or other disposition of the Collateral, or any part thereof, or on account of the exercise of other remedies by the Administrative Agent, shall, subject to the Collateral Agency Agreement, be applied as described in Section 6.5 of the Guarantee and Collateral Agreement.
8.2.5.2Collateral Sharing.
All Liens granted under the Collateral Documents and any other Loan Document shall secure ratably and on a pari passu basis (i) the Obligations in favor of the Administrative Agent and the Banks hereunder and (ii) the Obligations incurred by any of the Loan Parties in favor of any Bank (or any Affiliate of any Bank) which provides a Bank-Provided Hedge or an Other Bank Provided Financial Service Product (the "IRH Provider"), and (iii) the BBH Obligations. The Administrative Agent under the Collateral Documents shall be deemed to serve as the collateral agent (the "Collateral Agent") for Brown Brothers Harriman & Co. (solely with respect to the Collateral granted for the benefit of Brown Brothers Harriman & Co. pursuant to the Guarantee and Collateral Agreement and the Mortgages, and subject to the Collateral Agency Agreement), the IRH Providers and the Banks hereunder; provided that the Collateral Agent shall comply with the instructions and directions of the Administrative Agent (or the Banks under this Agreement to the extent that this Agreement or any other Loan Document empowers the Banks to direct the Administrative Agent), as to all matters relating to the Collateral, including the maintenance and disposition thereof. Neither Brown Brothers Harriman & Co. nor any IRH Provider (except in its capacity as a Bank hereunder) shall be entitled or have the power to direct or instruct the Collateral Agent on any such matters or to control or direct in any manner the maintenance or disposition of the Collateral.
8.2.5.3Notice of Sale.
Any notice required to be given by the Administrative Agent of a sale, lease, or other disposition of the Collateral or any other intended action by the Administrative Agent, if given ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the applicable Loan Parties.
9.    THE ADMINISTRATIVE AGENT
9.1    Appointment.
Each Bank and Issuing Bank hereby irrevocably designates, appoints and authorizes PNC Bank to act as Administrative Agent for such Bank under this Agreement to execute and deliver or accept on behalf of each of the Banks the other Loan Documents and each Bank hereby agrees to be bound by the terms thereof. Each Bank and Issuing Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. PNC Bank agrees to act as the Administrative Agent on behalf of the Banks to the extent provided in this Agreement. Furthermore, Citizens Bank of Pennsylvania, JPMorgan Chase Bank, N.A., and Royal Bank of Canada, shall be named Syndication Agents, and U.S. Bank National Association, Sovereign Bank, N.A., Manufacturers and Traders Trust Company, and The Bank of Tokyo-Mitsubishi UFJ, Ltd. shall be named Documentation Agents, though none shall have any duties in connection with this Agreement or have by reason of this Agreement a fiduciary or trust relationship in respect of any Bank.
9.2    Delegation of Duties.
The Administrative Agent may perform any of its duties hereunder by or through agents or employees (provided such delegation does not constitute a relinquishment of its duties as Administrative Agent) and, subject to Sections 9.5 and 9.6, shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.
9.3    Nature of Duties; Independent Credit Investigation.
The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement a fiduciary or trust relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement except as expressly set forth herein. Each Bank expressly acknowledges (i) that the Administrative Agent has not made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of any Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank; (ii) that it has made and will continue to make, without reliance upon the Administrative Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of the Borrowers in connection with this Agreement and the making and continuance of the Loans hereunder; and (iii) except as expressly provided herein, that the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan or at any time or times thereafter.
9.4    Actions in Discretion of Administrative Agent; Instructions from the Banks.
The Administrative Agent agrees, upon the written request of the Required Banks, to take or refrain from taking any action of the type specified as being within the Administrative Agent's rights, powers or discretion herein (other than the Administrative Agent's right to approve an extension of the Expiration Date under Section 10.1.1), provided that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Banks, the Administrative Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Banks or all of the Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Banks, subject to Section 9.6. Subject to the provisions of Section 9.6, no Bank shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Banks, or in the absence of such instructions, in the absolute discretion of the Administrative Agent.
9.5    Reimbursement and Indemnification of Administrative Agent by the Borrowers.
The Borrowers, jointly and severally, unconditionally agree to pay or reimburse the Administrative Agent and save the Administrative Agent harmless against (a) liability for the payment of all reasonable and actual out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel, appraisers and environmental consultants, incurred by the Administrative Agent (i) in connection with the development, negotiation, preparation, printing, execution, administration, syndication, interpretation and performance of this Agreement and the other Loan Documents, (ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof, (iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (iv) in any workout, restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and (b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Administrative Agent hereunder or thereunder, provided that the Borrowers shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Administrative Agent's gross negligence or willful misconduct, or if TGI, as agent for the Borrowers, was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrowers shall remain liable to the extent such failure to give notice does not result in a loss to the Borrowers), or if the same results from a compromise or settlement agreement entered into without the consent of TGI, as agent for the Borrowers, which shall not be unreasonably withheld. In addition, the Borrowers, jointly and severally, agree to reimburse and pay all reasonable out-of-pocket expenses of the Administrative Agent's regular employees and agents engaged periodically to perform audits of any Borrower's books, records and business properties, provided that, so long as no Event of Default exists, the Borrowers shall not be obligated to pay for more than one such audit per year. The indemnifications set forth herein shall be in addition to the indemnifications elsewhere set forth in this Agreement. The provisions of this Section shall survive and continue after repayment of the Obligations and termination of this Agreement.
9.6    Exculpatory Provisions.
Neither the Administrative Agent nor any of its directors, officers, employees, agents, attorneys or Affiliates shall (a) be liable to any Bank or Issuing Bank for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any Loan Document, unless caused by its or their own gross negligence or willful misconduct, (b) be responsible in any manner to any of the Banks or Issuing Banks for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents, or (c) be under any obligation to any of the Banks or Issuing Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of any Borrower, or the financial condition of any Borrower, or the existence or possible existence of any Event of Default or Potential Default. Neither the Administrative Agent nor any Bank, nor any Issuing Bank, nor any of their respective directors, officers, employees, agents, or Affiliates shall be liable to any Borrower for consequential damages resulting from any breach of contract in connection with the negotiation, documentation, administration or collection of the Loans or any of the Loan Documents.
9.7    Reimbursement and Indemnification of Administrative Agent by Banks.
Each Bank agrees to reimburse and indemnify the Administrative Agent (to the extent not reimbursed by the Borrowers and without limiting the Obligation of the Borrowers to do so) in proportion to its Ratable Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Administrative Agent hereunder or thereunder, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) if the same results from the Administrative Agent's gross negligence or willful misconduct, or (b) if such Bank was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that such Bank shall remain liable to the extent such failure to give notice does not result in a loss to the Bank), or (c) if the same results from a compromise and settlement agreement entered into without the consent of such Bank, which shall not be unreasonably withheld. In addition, each Bank agrees promptly upon demand to reimburse the Administrative Agent (to the extent not reimbursed by the Borrowers and without limiting the Obligation of the Borrowers to do so) in proportion to its Ratable Share for all amounts due and payable by the Borrowers to the Administrative Agent in connection with the Administrative Agent's periodic audit of any Borrower's books, records and business properties.
9.8    Reliance by Administrative Agent.
The Administrative Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.
9.9    Notice of Default.
The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless the Administrative Agent has received written notice from a Bank or TGI referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default."
9.10    Notices.
The Administrative Agent shall promptly send to each Bank a copy of all notices received from TGI, as agent for the Borrowers, pursuant to the provisions of this Agreement or the other Loan Documents promptly upon receipt thereof. The Administrative Agent shall promptly notify TGI, as agent for the Borrowers, and the other Banks of each change in the Base Rate and the effective date thereof.
9.11    Banks in Their Individual Capacities.
With respect to its Revolving Credit Commitments, the Revolving Credit Loans made by it, the Administrative Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Administrative Agent, and the term "Banks" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. PNC Bank and its Affiliates and each of the Banks and their respective Affiliates may, without liability to account, except as prohibited herein, make loans to, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, any Borrower and their Affiliates, in the case of the Administrative Agent, as though it were not acting as Administrative Agent hereunder and in the case of each Bank, as though such Bank were not a Bank hereunder.
9.12    Intentionally Omitted.
9.13    Equalization of Banks.
The Banks and the holders of any participations in any Notes agree among themselves that, with respect to all amounts received by any Bank or any such holder for application on any Obligation hereunder or under any Note or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Banks and such holders in proportion to their interests in payments under the Notes, except as otherwise provided in Sections 3.4.2, 4.4.2, or 4.5.1. The Banks or any such holder receiving any such amount shall purchase for cash from each of the other Banks an interest in such Bank's Loans in such amount as shall result in a ratable participation by the Banks and each such holder in the aggregate unpaid amount under the Notes, provided that if all or any portion of such excess amount is thereafter recovered from the Bank or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Bank or the holder making such purchase. Notwithstanding the foregoing, no payments received from a Foreign Borrower shall be used to satisfy obligations of a Domestic Borrower.
9.14    Successor Administrative Agent.
The Administrative Agent may resign as Administrative Agent by giving not less than thirty (30) days' prior written notice to TGI, as agent for the Borrowers. If the Administrative Agent shall resign under this Agreement, then either (a) the Required Banks shall appoint from among the Banks a successor agent for the Banks, subject (provided that there does not exist an Event of Default) to the consent of TGI, as agent for the Borrowers, such consent not to be unreasonably withheld, or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Administrative Agent's notice to the Banks of its resignation, then the Administrative Agent shall appoint, with the consent of TGI, as agent for the Borrowers, such consent not to be unreasonably withheld, a successor agent who shall serve as Administrative Agent until such time as the Required Banks appoint and TGI, as agent for the Borrowers consents to the appointment of a successor agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent, effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent (and as Funding Bank) shall be terminated without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After the resignation of any Administrative Agent hereunder, the provisions of this Article 9 shall inure to the benefit of such former Administrative Agent and such former Administrative Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Administrative Agent under this Agreement.
9.15    Administrative Agent's Fee.
The Borrowers shall pay to the Administrative Agent a nonrefundable fee (the "Administrative Agent's Fee") under the terms of a letter (the "Administrative Agent's Letter") between TGI, as agent for the Borrowers, and Administrative Agent, as amended from time to time.
9.16    Availability of Funds.
Unless the Administrative Agent shall have been notified by a Bank prior to the date and time upon which a Loan is to be made that such Bank does not intend to make available to the Administrative Agent such Bank's portion of such Loan, the Administrative Agent may assume that such Bank has made or will make such proceeds available to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrowers a corresponding amount in the applicable currency. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank in the applicable currency, the Administrative Agent shall be entitled to recover such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand from TGI, as agent for the Borrowers) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrowers and ending on the date the Administrative Agent recovers such amount, at a rate per annum equal to the applicable interest rate in respect of the Loan.
9.17    Calculations.
In the absence of gross negligence or willful misconduct, the Administrative Agent shall not be liable for any error in computing the amount payable to any Bank or Issuing Bank whether in respect of the Loans, fees or any other amounts due to the Banks or Issuing Banks under this Agreement. In the event an error in computing any amount payable to any Bank is made, the Administrative Agent, the Borrowers and each affected Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate.
9.18    No Reliance on Administrative Agent's Customer Identification Program.
Each Bank and Issuing Bank acknowledges and agrees that neither such Bank, Issuing Bank, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Bank's, Issuing Bank's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA

Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the "CIP Regulations"), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any recordkeeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or such other Laws.
9.19    Beneficiaries.
Except as expressly provided herein, the provisions of this Article 9 are solely for the benefit of the Administrative Agent and the Banks, and the Borrowers shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Borrower.
9.20    Authorization to Release Collateral and Guarantors.
In the event that any Loan Party conveys, sells, leases, assigns, transfers or otherwise disposes of all or any portion of any of the Capital Stock or assets of any Subsidiary Loan Party to a person that is not (and is not required to become) a Loan Party in a transaction permitted under Section 7.2.7 [Disposition of Assets] or 7.2.6 [Liquidations, Mergers, Consolidations, Acquisitions], any Liens created by any Loan Document on such Capital Stock or assets so disposed of shall be automatically released and the Administrative Agent shall promptly (and the Banks hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by TGI (and at TGI's expense) to release (or release or subordinate on terms acceptable to the Administrative Agent in the case of the sale and leaseback of equipment, provided the Loan Parties are in compliance with Section 7.2.1(i)(g)) any Liens created by any Loan Document on such Capital Stock or assets so disposed of, and, in the case of a disposition of the Capital Stock of any Subsidiary Loan Party in a transaction permitted by Sections 7.2.7 [Disposition of Assets or Subsidiaries] and 7.2.6 [Liquidations, Mergers, Consolidations, Acquisitions] and as a result of which such Subsidiary Loan Party would cease to be a Subsidiary, such Subsidiary Loan Party's obligations under the Loan Documents shall be automatically terminated and the Administrative Agent shall promptly (and each Lender hereby authorizes the Administrative Agent to) take such action and execute such documents as may be reasonably requested by TGI (at TGI's expense) to terminate such Subsidiary Loan Party's obligations under the Loan Documents. In addition, the Administrative Agent agrees to take such actions as are reasonably requested by TGI and at TGI's expense to terminate the Liens and security interests created by the Loan Documents when all the Obligations (other than contingent indemnification Obligations and Obligations under Hedge Liabilities and Other Bank Provided Financial Service Products) are paid in full and all Letters of Credit and Commitments are terminated.

10.    MISCELLANEOUS
10.1    Modifications, Amendments or Waivers.
With the written consent of the Required Banks, the Administrative Agent, acting on behalf of all the Banks, and the Borrowers may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Banks or the Borrowers hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Borrowers hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Banks and the Borrowers; provided that, no agreement, waiver or consent may be made which will:

10.1.1	Increase of Commitment; Extension of Expiration Date.
Increase the aggregate amount of Revolving Credit Commitments of the Banks (except pursuant to Section 2.1.2 [Right to Increase Commitments]) without the consent of all Banks; increase the amount of the Revolving Credit Commitment of any Bank (including pursuant to Section 2.1.2 [Right to Increase Commitments]) without the consent of such Bank; or extend the Expiration Date without the consent of the Administrative Agent and each Bank directly affected thereby;

10.1.2	Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment.
Whether or not any Loans are outstanding, extend the time for payment of principal or interest (other than to waive any default rate interest or default rate Letter of Credit Fees) of any Loan, the Commitment Fee or any other fee payable to any Bank, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Bank, or otherwise affect the terms of payment of the principal of or interest (other than to waive any default rate interest or default rate Letter of Credit Fees) of any Loan, the Commitment Fee or any other fee payable to any Bank without the consent of each Bank directly affected thereby;

10.1.3	Miscellaneous.
Amend Sections 4.2 [Pro Rata Treatment of Banks], 9.6 [Exculpatory Provisions], 9.13 [Equalization of Banks] or this Section 10.1, alter any provision regarding the pro rata treatment of the Banks, change the definition of Required Banks, or change any requirement providing for the Banks or the Required Banks to authorize the taking of any action hereunder without the consent of all of the Banks; and

10.1.4	Release of Guarantor or Collateral.
Release all or substantially all of the Collateral (other than as provided herein or as appropriate in connection with one or more transactions permitted hereunder) or release all or substantially all of the value of the guarantees provided by the

Guarantors (other than as provided herein or as appropriate with transactions permitted hereunder) without the consent of all the Banks. Notwithstanding the foregoing, the Banks hereby authorize the Administrative Agent to take all actions necessary related to the automatic release of the Liens on the Collateral or the automatic termination of a Subsidiary Loan Party's obligations under the Loan Documents to the extent expressly permitted by Section 9.20.
Notwithstanding any of the foregoing, no agreement, waiver or consent which would modify the interests, rights or obligations of the (i) Administrative Agent in its capacity as Administrative Agent or the provider of the Swing Loans shall be effective without the written consent of the Administrative Agent or (ii) Issuing Bank in its capacity as the issuer of Letters of Credit shall be effective without the written consent of such Issuing Bank.
Notwithstanding anything to the contrary herein, no Defaulting Bank shall have any right to approve or disapprove any amendment, waiver or consent hereunder other than with respect to any amendments, waivers or consents which require the approval of all of the Banks pursuant to Sections 10.1.1 through 10.1.4 above; provided however, no Defaulting Bank shall have any right to approve or disapprove any amendment, waiver or consent which increases the aggregate Commitment of the Banks (other than such Defaulting Bank's Commitment) or extends the Expiration Date (except in the case of the Commitment or Loans of such Defaulting Bank).
10.2    No Implied Waivers; Cumulative Remedies; Writing Required.
No course of dealing and no delay or failure of the Administrative Agent or any Bank in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Administrative Agent and the Banks under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.
10.3    Reimbursement and Indemnification of Banks by the Borrowers; Taxes.
The Borrowers agree, jointly and severally, unconditionally upon demand to pay or reimburse to each Bank (other than the Administrative Agent, as to which the Borrowers' Obligations are set forth in Section 9.5) and to save such Bank harmless against (i) liability for the payment of all reasonable and actual out-of-pocket costs, expenses and disbursements (including fees and expenses of outside counsel for each Bank except with respect to (a) and (b) below), incurred by such Bank (a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout, restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Bank, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by such Bank hereunder or thereunder, provided that the Borrowers shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from such Bank's gross negligence or willful misconduct, or (B) if TGI, as agent for the Borrowers, was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrowers shall remain liable to the extent such failure to give notice does not result in a loss to the Borrowers), or (C) if the same results from a compromise or settlement agreement entered into without the consent of TGI, as agent for the Borrowers, which shall not be unreasonably withheld. The Banks will attempt to minimize the fees and expenses of legal counsel for the Banks which are subject to reimbursement by the Borrowers hereunder by considering the usage of one law firm to represent the Banks and the Administrative Agent if appropriate under the circumstances. The Borrowers agree unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Administrative Agent or any Bank to be payable in connection with this Agreement or any other Loan Document, and the Borrowers agree unconditionally to save the Administrative Agent and the Banks harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions. To the fullest extent permitted by applicable law, no Loan party shall assert, and each Loan party hereby waives, any claim against any Bank, on the theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Documents or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. The indemnifications set forth herein shall be in addition to the indemnifications elsewhere set forth in this Agreement. The provisions of this Section shall survive and continue after repayment of the Obligations and termination of this Agreement.
10.4    Holidays.
Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day and such extension of time shall be included in computing interest and fee, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a business Day, such payment or action shall be made or taken on the next following Business Day (except as provided in Section 3.2 with respect to Interest Periods under the Euro-Rate Option), and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

10.5    Funding by Branch, Subsidiary or Affiliate.

10.5.1	Notional Funding.
Each Bank shall have the right from time to time, without notice to any Borrower, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 10.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Bank) of such Bank to have made, maintained or funded any Loan to which the Euro-Rate Option applies at any time, provided that immediately following (on the assumption that a payment were then due from the Borrowers to such other office), and as a result of such change, the Borrowers would not be under any greater financial obligation pursuant to Section 4.5 than they would have been in the absence of such change. Notional funding offices may be selected by each Bank without regard to the Bank's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Bank.

10.5.2	Actual Funding.
Each Bank shall have the right from time to time to make or maintain any Loan by arranging for a branch, Subsidiary or Affiliate of such Bank to make or maintain such Loan subject to the last sentence of this Section 10.5.2. If any Bank causes a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by such Bank, but in no event shall any Bank's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder cause such Bank or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrowers hereunder or require the Borrowers to pay any other compensation to any Bank which would otherwise not be incurred.
10.6    Notices.
Any notice, request, demand, direction or other communication (for purposes of this Section 10.6 only, a "Notice") to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes means of electronic transmission (i.e., "e-mail") or facsimile transmission or by setting forth such Notice on a site on the World Wide Web (a "Website Posting") if Notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 10.6) in accordance with this Section 10.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Schedule 1.1(B) hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 10.6. Any Notice shall be effective:
(A)In the case of hand-delivery, when delivered;

(B)If given by mail, four days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;
(C)In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting or overnight courier delivery of a confirmatory notice (received at or before noon on such next Business Day);
(D)In the case of a facsimile transmission, when sent to the applicable party's facsimile machine's telephone number if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;
(E)In the case of electronic transmission, when actually received;
(F)In the case of a Website Posting, upon delivery of a Notice of such posting (including the information necessary to access such web site) by another means set forth in this Section 10.6; and
(G)If given by any other means (including by overnight courier), when actually received.
Any Bank giving a Notice to a Loan Party shall concurrently send a copy thereof to the Administrative Agent, and the Administrative Agent shall promptly notify the other Banks of its receipt of such Notice. Schedule 1.1(B) lists the lending office of each Bank. Each Bank may change its lending office by written notice to the other parties hereto.
10.7    Severability.
The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
10.8    Governing Law.
Each Letter of Credit and Section 2.8 shall be subject either to the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance ("UCP") or the rules of the International Standby Practices (ICC Publication No. 590) ("ISP98"), as determined by the Issuing Lender, and to the extent not inconsistent therewith, the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles and the balance of this Agreement shall be deemed to be a contract under the Laws of the Commonwealth of

Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.
10.9    Prior Understanding.
This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.
10.10    Duration; Survival.
All representations and warranties of the Borrowers contained herein or made in connection herewith shall survive the making of Loans and issuance of Letters of Credit and shall not be waived by the execution and delivery of this Agreement, any investigation by the Administrative Agent or the Banks, the making of Loans, issuance of Letters of Credit, or payment in full of the Loans. All covenants and agreements of the Borrowers contained in Sections 7.1, 7.2 and 7.3 herein shall continue in full force and effect from and after the date hereof so long as any Borrower may borrow or request Letters of Credit hereunder and until termination of the Revolving Credit Commitments and payment in full of the Loans and expiration or termination of all Letters of Credit. All covenants and agreements of the Borrowers contained herein relating to the payment of additional compensation or expenses and indemnification, including those set forth in the Notes, Article 4 and Sections 9.5, 9.7 and 10.3, shall survive payment in full of the Loans, expiration or termination of the Letters of Credit and termination of the Revolving Credit Commitments.
10.11    Successors and Assigns.

10.11.1	Successors and Assigns Generally.
The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrowers nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Bank and no Bank may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.11.2 [Assignments by Banks], (ii) by way of participation in accordance with the provisions of Section 10.11.4 [Participations], or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.11.6 [Certain Pledges; Successors and Assigns Generally] (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.11.4 [Participations] and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Banks) any legal or equitable right, remedy or claim under or by reason of this Agreement.

10.11.2	Assignments by Banks.
Any Bank may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)	Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Bank's Commitment and the Loans at the time owing to it or in the case of an assignment to a Bank, an Affiliate of a Bank or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in clause (i)(A) of this Section 10.11.2, the aggregate amount of the Revolving Credit Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Revolving Credit Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000.00, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, TGI, on behalf of the Borrowers otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)    Proportionate Amounts.
Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank's rights and obligations under this Agreement with respect to the Loan or the Revolving Credit Commitment assigned.

(iii)	Required Consents.
Subject to the following sentence, no consent shall be required for any assignment except for the consent of the Administrative Agent (which shall not be unreasonably withheld or delayed). The consent of TGI, on behalf of the Borrowers (such consent not to be unreasonably withheld or delayed) shall also be required for an assignment unless (a) an Event of Default has occurred and is continuing at the time of such assignment or (b) such assignment is to a Bank, an Affiliate of a Bank or an Approved Fund. To the extent TGI's consent is required for any assignment by a Bank, such consent shall be deemed given unless TGI shall have objected thereto by written notice to the Administrative Agent within ten (10) days after having received notice thereof.

(iv)	Assignment and Assumption Agreement.
The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500.00, and the assignee, if it is not a Bank, shall deliver to the Administrative Agent an administrative questionnaire provided by the Administrative Agent.

(v)	No Assignment to Borrower.
No such assignment shall be made to the Borrower or any of the Borrower's Affiliates or Subsidiaries.

(vi)	No Assignment to Natural Persons.
No such assignment shall be made to a natural Person.

(vii)	No Assignment to a Competitor.
No such assignment shall be made to any direct competitor of a Loan Party or any Subsidiary thereof.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.11.3 [Register], from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Bank under this Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 3.4  [Euro-Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available], Section 4.5 [Additional Compensation in Certain Circumstances], Section 4.8 [Taxes] and Section 10.3 [Reimbursement and Indemnification of Bank by the Borrower; Taxes] with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this Section 10.11.2 shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with Section 10.11.4 [Participations].

10.11.3	Register.
The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain a record of the names and addresses of the Banks, and the Revolving Credit Commitments of, and principal amounts of the Loans (and stated interest) owing to, each Bank pursuant to the terms hereof from time to time. Such register shall be conclusive, and the Borrowers, the Administrative Agent and the Banks may treat each Person whose name is in such register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by the Borrowers and any Bank, at any reasonable time and from time to time upon reasonable prior notice. Notwithstanding anything to the contrary contained in this Agreement, a Note or any other Loan Document, the Loans and any other Obligations are registered obligations and the right, title and interest of any Bank or Issuing Bank and its assignees in and to such Loans or Obligations shall be transferable only upon notation of such transfer in the register. This Section 10.11.3 shall be construed so that the Loans and other Obligations are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code and any related regulations (and any other relevant or successor provisions of the Internal Revenue Code or such regulations).

10.11.4	Participations.
Any Bank may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrowers or any of the Borrowers' Affiliates or Subsidiaries or any direct competitor of a Loan Party or their Subsidiaries) (each, a "Participant") in all or a portion of such Bank's rights and/or obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and/or the Loans owing to it); provided that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement.
Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Bank will not, without the consent of the Participant, agree (other than as is already provided for herein) to any amendment, modification or waiver with respect to Section 10.1.1 [Increase of Commitment; Extension of Expiration Date], Section 10.1.2 [Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment], or Section 10.1.4 [Release of Collateral or Guarantor] that affects such Participant. Subject to Section 10.11.5 [Limitations upon Participant Rights Successors and Assigns Generally], the Borrowers agree that each Participant shall be entitled to the benefits of Section 3.4 [Euro-Rate Unascertainable] Section 4.5 [Additional Compensation in Certain Circumstances] to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to Section 10.11.2 [Assignments by Banks], Section 4.8 [Taxes] and Section 10.3 [Reimbursement and Indemnification of Banks by the Borrower; Taxes], provided that such Participant (A) agrees to be subject to the provisions of Section 4.4.2 [Replacement of a Bank] as if it were an assignee under Section 10.11.2 [Assignments by Banks]; and (B) shall not be entitled to receive any greater payment under Sections 4.5 [Additional Compensation in Certain Circumstances] or 4.8 [Taxes], with respect to any participation, than its participating Bank would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the Participant acquired the applicable participation. Each Bank that sells a participation agrees, at the Borrowers' request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 4.4.2 [Replacement of a Bank] with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.2.3 as though it were a Bank; provided that such Participant agrees to be subject to Section 4.2 [Pro-Rata Treatment of Banks] as though it were a Bank. Each Bank that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other Obligations under the Loan Documents (the "Participant Register"); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other Obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Bank shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. Notwithstanding anything to the contrary contained in this Agreement, a Note or any other Loan Document, the right, title and interest of any Participant and its assignees in the Loans or other Obligations shall be transferable only upon notation of such transfer in the Participant Register. This Section 10.11.4 shall be construed so that the Loans and other Obligations (and the participations sold therein) are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code and any related regulations (and any other relevant or successor provisions of the Internal Revenue Code or such regulations). For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

10.11.5	Limitations upon Participant Rights Successors and Assigns Generally.
A Participant shall not be entitled to receive any greater payment under Section 4.5 [Additional Compensation in Certain Circumstances], Section 4.8 [Taxes] or Section 10.3 [Reimbursement and Indemnification of Bank by the Borrower; Taxes ] than the applicable Bank would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Bank if it were a Bank shall not be entitled to the benefits of Section 4.8 [Taxes] unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 4.8.6 [Status of Banks] as though it were a Bank.

10.11.6	Certain Pledges; Successors and Assigns Generally.
Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

10.12    Confidentiality.

10.12.1	General.
Each of the Administrative Agent and the Banks agree to maintain the confidentiality of the Information, except that Information may be disclosed (i) to its Affiliates and to its Affiliates' respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process provided that the Administrative Agent and the Banks, as applicable, will limit such disclosure to only such Information that is required to be disclosed, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and its obligations, (vii) with the consent of the Borrowers, (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent, any Bank, or any of their respective Affiliates on a non-confidential basis from a source other than the Borrowers or the other Loan Parties, or (ix) on a confidential basis to (A) any rating agency in connection with rating any Loan Party or its Subsidiaries, or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

10.12.2	Sharing Information With Affiliates of the Banks.
Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrowers or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Bank or by one or more Subsidiaries or Affiliates of such Bank and each of the Loan Parties hereby authorizes each Bank to share any information delivered to such Bank by such Loan Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such Subsidiary or Affiliate of such Bank, it being understood that any such Subsidiary or affiliate of any Bank receiving such information shall be bound by the provisions of Section 10.12.1 as if it were a Bank hereunder. Such authorization shall survive the repayment of the Loans and other Obligations and the termination of the Revolving Credit Commitments.

10.13    Counterparts.
This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.
10.14    Administrative Agent's or Bank's Consent.
Whenever the Administrative Agent's or any Bank's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Administrative Agent and each Bank shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.
10.15    Exceptions.
The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.
10.16    Consent to Forum; Waiver of Jury Trial.
EACH BORROWER HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURT OF COMMON PLEAS OF CHESTER COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO THE BORROWERS AT THE ADDRESSES PROVIDED FOR IN SECTION 10.6 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. EACH BORROWER WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. EACH BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE COLLATERAL OR ANY OTHER LOAN DOCUMENT TO THE FULL EXTENT PERMITTED BY LAW.
10.17    Intentionally Omitted.
10.18    Public Filings.
The Administrative Agent agrees to use reasonable efforts to provide to TGI, as agent for the Borrowers, this Agreement, any other Loan Document and any amendments or supplements hereto or thereto in a computer readable format if so requested by TGI in connection with public filings.
10.19    Agent Titles.
Each of the parties hereto acknowledge and agree that each of the titles of "Lead Arranger;" "Bookrunner", "Documentation Agent;" and "Syndication Agent" is honorary and does not imply or impose any duty or obligation of any nature on any party having any such title.
10.20    Joinder of Borrowers and Guarantors.
(i)    Each Domestic Material Subsidiary acquired, formed or in existence after the Closing Date shall be required to, and, each Foreign Subsidiary upon electing to do so may, become a Borrower or a Guarantor hereunder, and the Borrowers and the Guarantors shall complete all of the following steps in clauses (a) and (b) below within thirty (30) days (unless such time period is extended in writing by the Administrative Agent) after the date of organization or acquisition of (or in the case of a Foreign Subsidiary, election by) such Subsidiary: (a) cause such Person to sign and join in this Agreement or the Guarantee and Collateral Agreement by execution and delivery to the Administrative Agent of one or more counterparts of a Joinder hereto in the form attached hereto as Exhibit 10.20(A) or Exhibit 10.20(B) (each, as the case may be, a "Borrower Joinder" or "Guarantor Joinder"), appropriately dated, (b) deliver to the Administrative Agent all certificates and other documents referred to in Section 6 of this Agreement and such Borrower Joinder or Guarantor Joinder and (c) deliver to the Administrative Agent documents necessary to grant and perfect Prior Security Interests to the Administrative Agent for the benefit of the Banks in all Pledged Collateral held by the owners of such Subsidiary if it is a Foreign Subsidiary owned directly by a Domestic Subsidiary. The Borrowers covenant and agree to cause all Domestic Material Subsidiaries to comply with the terms of this Section 10.20(i). Notwithstanding the foregoing, each new Borrower shall not be permitted to borrow under this Agreement until the following number of Business Days has elapsed after a fully executed Borrower Joinder has been delivered to the Banks: (i) five (5) with respect to a Domestic Borrower and (ii) ten (10) with respect to a Foreign Borrower.

(ii)    The Borrowers agree that at all times on and after the Closing Date (a) the Borrowers and the Guarantors fully liable for the Obligations hereunder shall have directly accounted for not less than 80% of Consolidated EBITDA of TGI and its Subsidiaries and (b) the Domestic Loan Parties shall have directly accounted for not less than 95% of Consolidated EBITDA of TGI and its Domestic Subsidiaries for the four fiscal quarter period then last ended.

(iii)    Notwithstanding anything to the contrary herein or in the other Loan Documents, the obligations of each Foreign Borrower on account of principal and interest under the Loans and Reimbursement Obligations and Letters of Credit Borrowings shall be limited to the principal amount advanced directly to such Foreign Borrower or its Subsidiaries and reimbursement of draws under Letters of Credit issued for the account of such Foreign Borrower or its Subsidiaries and, in each case, interest and/or fees thereon. Each Foreign Borrower shall be liable only for its pro rata share of all fees and expenses and other sums due hereunder (other than principal and interest on the Loans) based upon the ratio of Loans outstanding to, and Letters of Credit Outstanding for Letters of Credit issued for the account of, such Foreign

Borrower or its Subsidiaries to the total amount of Loans outstanding and Letters of Credit Outstanding hereunder.

(iv)     Any Foreign Borrower may from time to time deliver a termination notice to the Administrative Agent requesting that it no longer be a party hereto. Such termination shall be effective two (2) Business Days after receipt by the Administrative Agent so long as all Obligations of such Foreign Borrower hereunder have been paid in full (including principal, interest and other amounts) and no Letter of Credit issued for the account or benefit of such Foreign Borrower or its Subsidiaries is outstanding; provided that, to the extent this Agreement provides for the survival of certain provisions upon termination hereof, such surviving provisions shall survive a termination under this subsection with respect to any such Foreign Borrower. Following receipt of such notice, no further Loans may be borrowed by, or Letters of Credit issued for the account of, such Foreign Borrower or its Subsidiaries hereunder, unless such Foreign Borrower shall thereafter rejoin this Agreement as a Borrower pursuant to the joinder provisions of this Section 10.20.

(v)    For purposes of determining Loans outstanding for the benefit of a Foreign Borrower and its Subsidiaries, principal payments received hereunder shall be applied first to Obligations of Domestic Borrowers, unless (a) such payments are made directly by a Foreign Borrower (in which case such payments shall first be applied to Obligations of the Foreign Borrower making such payment) or (b) TGI designates at the time such payment is made that such payment is applicable to the Obligations of an identified Foreign Borrower and certifies that the funds for such payment were received from such Foreign Borrower.

(vi)    Subject to the limitation of liability of Foreign Borrowers as expressly set forth in this Section 10.20, all Obligations of the Borrowers and Guarantors are joint and several, except that no Foreign Guarantor shall have any liability with respect to any Obligation of a Domestic Loan Party.

(vii)    Notwithstanding anything to the contrary contained herein no Bank shall be obligated to make a Loan to a Foreign Borrower if any Bank shall be prohibited under applicable Law or shall not be licensed to make Loans or extend credit to such Foreign Borrower; provided that if any such Bank is so prohibited, the Borrowers shall have the right to replace such Bank under Section 4.4.2 hereof. Each Bank agrees to notify the Administrative Agent and TGI in writing promptly upon knowledge that it is so prohibited from making Loans or extending credit to any Foreign Borrower.

10.21    USA Patriot Act.
Each Bank or assignee or participant of a Bank that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United states or foreign county, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Administrative Agent the certification, or, if applicable, recertification, certifying that such Bank is not a "shell" and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations: (1) within 10 days after the Closing Date, and (2) as such other times as are required under the USA Patriot Act.
10.22    Collateral Agency Agreements, Etc.
The Administrative Agent is authorized and directed to enter into on behalf of the Banks the Collateral Agency Agreement and any future subordination agreements (pursuant to which the Banks will subordinate their Liens) with respect to Purchase Money Security Interest which are Permitted Liens and are permitted Indebtedness under Section 7.2.1(i)(g), and each of the Banks hereby approves and agrees to be bound by the terms of the Collateral Agency Agreement and any such subordination agreement which has been approved by the Administrative Agent in its sole discretion.
10.23    Amendment and Restatement, Ratification, No Novation.
This Agreement amends and restates in its entirety the Original Credit Agreement, and the Loan Parties confirm that: the Original Credit Agreement, the other Loan Documents and the Collateral for the Obligations thereunder (as all such capitalized terms are defined in the Original Credit Agreement) have at all times, since the date of the execution and delivery of such documents, remained in full force and effect and, where applicable, continue to guaranty and secure such obligations which are continued as the Obligations hereunder as amended hereby. The Loans hereunder are a continuation of the Loans under (and as such term is defined in) the Original Credit Agreement. The Loan Parties, the Administrative Agent, and the Banks acknowledge and agree that the amendment and restatement of the Original Credit Agreement and any Loan Documents expressly amended by this Agreement are not intended to constitute, nor do they constitute, a novation, interruption, suspension of continuity, satisfaction, discharge or termination of the obligations, loans, liabilities, or indebtedness under the Original Credit Agreement and other Loan Documents thereunder or the collateral security therefor, and this Agreement and the other Loan Documents are entitled to all rights and benefits originally pertaining to the Original Credit Agreement and the other Loan Documents (as such term is defined therein). The Loan Parties ratify and reaffirm the Intercompany Subordination Agreement, the Guarantee and Collateral Agreement, the Mortgages, the Collateral Agency Agreement and the other Loan Documents (and with respect to the Notes, as amended and restated in connection with this Agreement) executed and delivered in connection with the Original Credit Agreement, and agree that the terms thereof remain in full force and effect with respect to this Agreement, the Obligations and the Loan Documents notwithstanding any amendments to the Original Credit Agreement made by virtue of this Agreement. Triumph Thermal Systems, LLC acknowledges that, Triumph Thermal Systems, LLC as a successor by conversion to Triumph Thermal Systems, Inc. has assumed all of the obligations of Triumph Thermal Systems, Inc. under the Original Credit Agreement and all of the Loan Documents, including, without limitation, the Guarantee and Collateral Agreement, and that it is and will continue to be a Guarantor and Grantor (as those terms are defined in the Guarantee and Collateral Agreement), and that its assets constitute Collateral as therein defined.

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.
BORROWERS:

TRIUMPH GROUP, INC.

By:
Name: M. David Kornblatt
Title: Executive Vice President & CFO

TRIUMPH AVIATION SERVICES ASIA, Ltd.
PLACAS TERMODINAMICAS, S.A. de C.V.
TRIUMPH CONTROLS - UK, Ltd.
TRIUMPH ACTUATION & MOTION CONTROL SYSTEMS - UK, Ltd.
TRIUMPH CONTROLS - GERMANY GmbH
TRIUMPH GROUP MEXICO S. de R.L. de C.V.
TRIUMPH GROUP - MEXICO INMOBILIARIA, S. de R.L. de C.V.
TRIUMPH INSULATION SYSTEMS - GERMANY GmbH

By:
Name: Richard C. Ill
Title: Director

TRIUMPH CONTROLS (EUROPE) SAS

By:
Name: Richard C. Ill
Title: President

CONSTRUCTIONS BREVETEES D'ALFORTVILLE SAS

By:
Name: Pierre Vauterin
Title: President

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

BORROWERS AND GUARANTORS:

NU-TECH BRANDS, INC.
TRIUMPH BRANDS, INC.
TRIUMPH GROUP ACQUISITION CORP.

By:
Name: M. David Kornblatt
Title: President and Treasurer of each of the above named companies

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]
BORROWERS AND GUARANTORS (Continued):

TRIUMPH METALS COMPANY
TRIUMPH STRUCTURES - EAST TEXAS, INC.
TRIUMPH PRECISION, INC.
TRIUMPH INSULATION SYSTEMS, LLC
THE MEXMIL HOLDING COMPANY, LLC
TRIUMPH STRUCTURES - LONG ISLAND, LLC
TRIUMPH INVESTMENT HOLDINGS, INC.
TRIUMPH INSTRUMENTS - BURBANK, INC.
MEXMIL CHINA, LLC
TRIUMPH GROUP HOLDINGS - MEXICO, LLC
TRIUMPH GROUP INVESTMENT - MEXICO, LLC
TRIUMPH AEROSPACE SYSTEMS - NEWPORT NEWS, INC.
TRIUMPH ACCESSORY SERVICES - GRAND PRAIRIE, INC.
TRIUMPH FABRICATIONS - FORT WORTH, INC.
CBA ACQUISITION, LLC
TRIUMPH FABRICATIONS - HOT SPRINGS, LLC
TRIUMPH PROCESSING, INC.
TRIUMPH ACTUATION SYSTEMS - VALENCIA, INC.
TRIUMPH ACTUATION SYSTEMS, LLC
TRIUMPH ACTUATION SYSTEMS - CONNECTICUT, LLC
HT PARTS, L.L.C.
TRIUMPH AEROSPACE SYSTEMS - WICHITA, INC.
TRIUMPH STRUCTURES - KANSAS CITY, INC.
THE TRIUMPH GROUP OPERATIONS, INC.
TRIUMPH AEROSPACE SYSTEMS GROUP, LLC
TRIUMPH AFTERMARKET SERVICES GROUP, LLC
TRIUMPH AIRBORNE STRUCTURES, LLC
TRIUMPH AVIATIONS INC.
TRIUMPH FABRICATIONS - SAN DIEGO, INC.
TRIUMPH COMPOSITE SYSTEMS, INC.
TRIUMPH CONTROLS, LLC
TRIUMPH ENGINEERED SOLUTIONS, INC.
TRIUMPH ENGINEERING SERVICES, INC.
TRIUMPH GEAR SYSTEMS, INC.
TRIUMPH GEAR SYSTEMS - Macomb, INC.
TRIUMPH GROUP ACQUISITION HOLDINGS, INC.
TRIUMPH INSTRUMENTS, INC.
TRIUMPH PRECISION CASTINGS CO.
TRIUMPH STRUCTURES - LOS ANGELES, INC.
TRIUMPH THERMAL SYSTEMS, LLC
TRIUMPH TURBINE SERVICES, INC.
TRIUMPH STRUCTURES - WICHITA, INC.
TRIUMPH INTERIORS, LLC
TRIUMPH FABRICATIONS - ST. LOUIS, INC.
TRIUMPH REAL ESTATE - MEXICO, LLC
VAC INDUSTRIES, INC.
TRIUMPH STRUCTURES - EVERETT, INC.
TRIUMPH AEROSTRUCTURES, LLC
TRIUMPH AEROSTRUCTURES HOLDINGS, LLC

By:
Name: M. David Kornblatt
Title: Vice President and Treasurer of each of the above named companies

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent

By:
Name: John T. Wilden
Title: Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

Citizens Bank of Pennsylvania, individually and as Syndication Agent

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

JPMORGAN CHASE BANK, N.A., individually and as Syndication Agent

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

ROYAL BANK OF CANADA, individually and as Syndication Agent

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

sovereign bank, N.A., individually and as Syndication Agent

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., individually and as Documentation Agent

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

U.S. BANK NATIONAL ASSOCIATION, individually and as Documentation Agent

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

TD BANK, N.A., individually and as Documentation Agent

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

MANUFACTURERS AND TRADERS TRUST COMPANY, individually and as Documentation Agent

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

branch banking and trust company

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

HUNTINGTON NATIONAL BANK

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

CAPITAL ONE LEVERAGE FINANCE CORP.

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

FIRST NIAGARA BANK, N.A.

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

NATIONAL PENN BANK

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

THE NORTHERN TRUST COMPANY

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

UBS AG, STAMFORD BRANCH

By:
Name:
Title:

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

FIRST COMMONWEALTH BANK

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

TRISTATE CAPITAL BANK

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

HUA NAN COMMERCIAL BANK, LTD.

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

MEGA INTERNATIONAL COMMERCIAL BANK CO. LTD. LOS ANGELES BRANCH

By:
Name: Hsiao-Ho Huang
Title: SVP & GM

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

TAIWAN BUSINESS BANK LOS ANGELES BRANCH

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

TAIWAN COOPERATIVE BANK LOS ANGELES BRANCH

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

METRO BANK

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

REPUBLIC FIRST BANK

By:
Name:
Title:

SCHEDULE 1.1(B)

BANK NAME	AMOUNT OF COMMITMENT FOR REVOLVING CREDIT LOANS	PERCENTAGE
Address for Notices: PNC Bank, National Association 1600 Market Street, 22nd Floor Philadelphia, PA 19103 Attention:John T. Wilden Telephone No. (215) 585-4326 Telecopier No. (215) 585-4144 Email: john.wilden@pnc.com Lending Office: PNC Bank, National Association Attention:Lisa Pierce Telephone No. (412) 762-6442 Telecopier No. (412) 762-8672 Email: lisa.pierce@pncbank.com	$105,000,000.00	10.5%
Address for Notices: Citizens Bank of Pennsylvania 3025 Chemical Road, 3rd Floor Plymouth Meeting, PA 19462 Attention:Leslie Broderick Telephone No.: (484) 530-7144 Telecopier No.: (610) 941-4136 Email:leslie.broderick@rbscitizens.com Lending Office: Citizens Bank of Pennsylvania Attention:Margaret Secatore Telephone No.: (781) 655-4404 Telecopier No.: (781) 655-4050 Email: margaret.secatore@rbscitizens.com	$90,000,000.00	9%
Address for Notices: JPMorgan Chase Bank, N.A. 270 Park Avenue, 43th Floor New York, NY 10172 Attention:Deborah Winkler Telephone No.: (212) 622-3285 Telecopier No.: (917) 464-6130 Email:deborah.r.winkler@jpmorgan.com Lending Office: JPMorgan Chase Bank, N.A. Attention:Non-Agented Service Team Telephone No.: (312) 385-7072 Telecopier No.: (312) 256-2608 Email: cls.chicago.nonagented.service@chase.com	$90,000,000.00	9%

Address of Notices: Royal Bank of Canada RBC Capital Markets Three World Financial Center, 200 Vesey Street, 12th Floor New York, NY 10281-8098 Attention:Richard Smith Telephone No.: (212) 905-5894 Telecopier No.: (212) 428-6201 Email:richard.smith@rbccm.com Lending Office: Royal Bank of Canada Attention:Ian Blaker Telephone No.: (212) 618-5572 Telecopier No.: (212) 428-6460 Email:ian.blaker@rbccm.com	$90,000,000.00	9%
Address for Notices: Sovereign Bank, N.A. 1500 Market Street Philadelphia, PA 19102 Attention:Francis D. Phillips Telephone No.: (267) 256-8607 Telecopier No.: (215) 568-9587 Email:fphillip@sovereignbank.com Lending Office: Sovereign Bank, N.A. Attention:Ashley Brobst Telephone No.: (267) 256-8607 Telecopier No.: (215) 568-5914 Email: participations@sovereignbank.com	$90,000,000.00	9%
Address for Notices: The Bank of Tokyo-Mitsubishi UFJ, Ltd. Address: 1251 Avenue of the Americas New York, NY 10020-1104 Attention:Joanne Nasuti Telephone No.: (212) 782-4458 Telecopier No.: (212) 782-6440 Email:jnasuti@us.mufg.jp	$80,000,000.00	8%
Address for Notices: U.S. Bank National Association 425 Walnut Street Cincinnati, OH 45202 Attention:Patrick McGraw Telephone No.: (513) 632-3032 Telecopier No.: (513) 632-2068 Email:patrick.mcGraw@usbank.com Lending Office: U.S. Bank National Association Telephone No.: (920) 237-7367 Telecopier No.: (920) 237-7993 Email: Complex_Credits_Oshkosh@usbank.com	$75,000,000.00	7.5%

Address for Notices: TD Bank, N.A. 2005 Market Street Philadelphia, PA 19103 Attention:Bernadette Collins Telephone No.: (215) 282-4458 Telecopier No.: (215) 282-2476 Email:bernadette.collins@td.com Lending Office: TD Bank, N.A. Attention:Marcella Brattan Telephone No.: (856) 533-4885 Telecopier No.: (856) 533-7128 Email:investor.process@yesbank.com	$65,000,000.00	6.5%
Address for Notices: Manufacturers and Traders Trust Company 25 South Charlest Street, 19th Floor Baltimore, MD 21201 Attention:Derek Lynch Telephone No.: (410) 244-4576 Telecopier No.: (410) 244-4446 Email:dplynch@mtb.com Lending Office: Manufacturers and Traders Trust Company Attention:Scott Flower Telephone No.: (716) 848-3208 Telecopier No.: (888) 285-5880 Email:sflower@mtb.com	$50,000,000.00	5%
Address of Notices: Branch Banking and Trust Company 8200 Greensboro Drive, Suite 800 McLean, VA 22102 Attention:James Davis Telephone No.: (703) 442-5561 Telecopier No.: (703) 442-5544 Email:jedavis@bbandt.com Lending Office: Branch Banking and Trust Company Attention:Divina Tamayo Telephone No.: (703) 442-4038 Telecopier No.: (703) 442-5544 Email:dtamayo@bbandt.com	$45,000,000.00	4.5%
Address of Notices: Huntington National Bank 41 South High Street Columbus, OH 43215 Attention:Chad Lowe Telephone No.: (614) 480-5810 Telecopier No.: (877) 274-8593 Email:chad.lowe@huntington.com Lending Office: Huntington National Bank Attention:Debbie Cabungcal Telephone No.: (614) 480-1283 Telecopier No.: (614) 480-2249 Email: debbie.cabungcal@huntington.com	$35,000,000.00	3.5%

Address for Notices: Capital One Leverage Finance Corp. Address: 275 Broadhollow Road Melville, NY 11747 Attention:Dennis Hultgren Telephone No.: (631) 531-2782 Telecopier No.: (800) 986-0323 Email:dennis.hultgren@capitalone.com	$25,000,000.00	2.5%
Address for Notices: First Niagara Bank, N.A. 401 Plymouth Road, Suite 600 Plymouth Meeting, PA 19462 Attention:Thomas Keiser Telephone No.: (610) 832-1822 Telecopier No.: (484) 530-7317 Email: tom.keiser@fnfg.com Lending Office: First Niagara Bank, N.A. Attention:Paula Taggart Telephone No.: (716) 819-5754 Telecopier No.: (716) 819-5132 Email: paula.taggart@fnfg.com	$25,000,000.00	2.5%
Address for Notices: National Penn Bank 1000 Chesterbrook Boulevard, Suite 105 Berwyn, PA 19312 Attention:Alfred Doody Telephone No.: (610) 727-0651 Telecopier No.: (610) 640-3378 Email: alfred.doody@nationalpenn.com Lending Office: National Penn Bank Attention:Renee Dotts Telephone No.: (610) 369-6180 Telecopier No.: (610) 369-6415 Email: renee.dotts@nationalpenn.com	$20,000,000.00	2%
Address for Notices: The Northern Trust Company 50 South LaSalle, M-27 Chicago, IL 60603 Attention:Andrew Holtz Telephone No.: (312) 444-4243 Telecopier No.: (312) 557-1425 Email: Lending Office: The Northern Trust Company Attention:Heather Dreher Telephone No.: (312) 444-5419 Telecopier No.: (312) 630-1566 Email:	$20,000,000.00	2%
Address for Notices and Lending Office: UBS AG, Stamford Branch Attention:Banking Products Services Telephone No.: (203) 719-1797 Telecopier No.: (203) 719-3888 Email:sh-obp@ubs.com	$20,000,000.00	2%

Address for Notices: First Commonwealth Bank 437 Grant Street, Suite 1600 Pittsburgh, PA 15219 Attention: Lawrence C. Deihle Telephone No.: (412) 690-2203 Telecopier No.: (412) 690-2206 Email: LDeihle@fcbanking.com Lending Office: First Commonwealth Bank Attention: Lawrence C. Deihle Telephone No.: (412) 690-2203 Telecopier No.: (412) 690-2206 Email: LDeihle@fcbanking.com	$15,000,000.00	1.5%
Address of Notices: TriState Capital Bank One Oxford Centre, 27th Floor 301 Grant Street Pittsburgh, PA 15219 Attention: Loan Administration Telephone No: (412) 304-0304 Telecopier No.: (412) 304-0391 Email: gdiachiazza@tscbank.com Lending Office: TriState Capital Bank Attention: Loan Administration Telephone No: (412) 304-0304 Telecopier No.: (412) 304-0391 Email: gdiachiazza@tscbank.com	$10,000,000.00	1%
Address for Notices: Hua Nan Commercial Bank, Ltd. 707 Wilshire Blvd., Ste 3100 Los Angeles, CA 90017 Attention:Howard Hung Telephone No.: (213) 362-6666 Telecopier No.: (213) 362-6617 Email:howard.hung@hncbla.com	$10,000,000.00	1%
Address for Notices: Mega International Commercial Bank Co. Ltd. Los Angeles Branch 445 S. Figueroa ST., #1900 Los Angeles, CA 90071 Attention:Angela Sheu Telephone No.: (213) 426-3872 Telecopier No.: (213) 489-1160 Email:icbcloan@pacbell.net	$10,000,000.00	1%

Address for Notices: Taiwan Business Bank Los Angeles Branch 633 W. 5th Street, Suite 2280 Los Angeles, CA 90071 Attention:Chung Lo Telephone No.: (213) 892-1260 Telecopier No.: (213) 892-1270 Email:credit@tbbla.com Lending Office: Taiwan Business Bank Los Angeles Branch Attention:Flora Chen Telephone No: (213) 892-1260 Telecopier No.: (213) 892-1270 Email: loandisburse@tbbla.com	$10,000,000.00	1%
Address for Notices: Taiwan Cooperative Bank Los Angeles Branch 601 S. Figueroa Street, Suite 3500 Los Angeles, CA 90017 Attention:Hogan Tsai Telephone No.: (213) 489-5433 Ext. 249 Telecopier No.: (213) 489-5195 Email: tcbla@tcbla.com	$10,000,000.00	1%
Address for Notices: Metro Bank 3801 Paxton Street Harrisburg, PA 17111 Attention:Harry Hayman, III Telephone No.: (717) 412-6162 Telecopier No.: Email: harry.hayman@mymetrobank.com Lending Office: Metro Bank Attention: Chris Leber Telephone No: (717) 412-6225 Telecopier No.: (717) 901-8220 Email: christopher.leber@mymetrobank.com	$5,000,000.00	0.5%
Address for Notices: Republic First Bank 50 South 16th Street Philadelphia, PA Attention:Stephen McWilliams Telephone No.: (215) 360-5159 Telecopier No.: (215) 735-5373 Email: smcwilliams@myrepublicbank.com Lending Office: Republic First Bank Attention:Judy Rose Telephone No: (215) 430-5888 Telecopier No.: (215) 735-5373 Email: jrose@myrepublicbank.com	$5,000,000.00	0.5%
Total	$1,000,000,000	100%

SCHEDULE 1.1(B)
COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES
Part 2 - Addresses for Notices to Agent, Borrower and Guarantors:
ADMINISTRATIVE AGENT:
Name        PNC BANK, NATIONAL ASSOCIATION
Address:    1600 Market Street, 22nd Floor
Philadelphia, PA 19103
Attention:    John T. Wilden, Senior Vice President
Telephone:     (215) 585-4326
Telecopy:     (215) 585-4144
E-mail: john.wilden@pnc.com

With a Copy to:

Name        PNC BANK, NATIONAL ASSOCIATION
Address:    500 First Avenue
Pittsburgh, PA 15219
Attention:    Rini Davis, Agency Services
Telephone:     (412) 762-7638
Telecopy:     (412) 762-8672
E-mail: rini.davis@pnc.com

ALL BORROWERS:
Address:    c/o Triumph Group, Inc.
899 Cassatt Road
Suite 210
Berwyn, PA 19312
Attention:    M. David Kornblatt
Telephone:    (610) 251-1000
Telecopy:    (610) 251-1555
E-mail:     dkornblatt@triumphgroup.com

ALL GUARANTORS:

Address:    c/o Triumph Group, Inc.
899 Cassatt Road
Suite 210
Berwyn, PA 19312
Attention:    M. David Kornblatt
Telephone:    (610) 251-1000
Telecopy:    (610) 251-1555
E-mail:     dkornblatt@triumphgroup.com
PHL#3322994-v-8    6
PHL#3322994-v-8

EXHIBIT 1.1(P)
Pricing Grid

	LEVEL I	LEVEL II	LEVEL III	LEVEL IV	LEVEL V
Basis for Pricing	If the Total Leverage Ratio is less than or equal to 2.00 to 1.	If the Total Leverage Ratio is greater than 2.00 to 1 but less than or equal to 2.50 to 1.	If the Total Leverage Ratio is greater than 2.50 to 1 but less than or equal to 3.00 to 1.	If the Total Leverage Ratio is greater than 3.00 to 1 but less than or equal to 3.50 to 1.	If the Total Leverage Ratio is greater than 3.50 to 1.
Commitment Fee	30	35	40	45	50
Euro-Rate plus	150	175	200	225	275
Base Rate plus	50	75	100	125	175
Letter of Credit Fee	150	175	200	225	275

(1)
All prices are expressed in basis points per annum; basis points in "Euro-Rate" and "Base Rate" rows represent margins added to those rates in computing the interest rate(s) payable on the Revolving Credit Loans. Pricing levels are determined quarterly on the basis of the Total Leverage Ratio set forth in the compliance certificates submitted under Section 7.3.3. which shall be on a pro forma basis to take into account acquisitions made during such quarter, as more specifically described in Section 7.2.6(ii) and the requirements set forth in the definition of Consolidated Adjusted EBITDA. Changes in pricing levels will become effective on the date such compliance certificate is due to be delivered pursuant to Section 7.3.3, except that any changes in pricing levels relating to outstanding Borrowing Tranches of Loans in an Optional Currency shall be effective upon the expiration of the current Interest Period with respect to such Borrowing Tranches.

(1)
Pricing as of the Closing Date shall be set at Level II and remain at such Level II until the date upon which the first compliance certificate immediately following the Closing Date is due to be delivered pursuant to Section 7.3.3.

(2)
If, as a result of any restatement of or other adjustment to the financial statements of TGI or for any other reason, the Borrowers or the Banks determine that (i) the Total Leverage Ratio as calculated by the Borrowers as of any applicable date was inaccurate and (ii) a proper calculation of the Total Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Banks, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Bank or the Administrative Agent, as Letter of Credit issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of Administrative Agent, any Bank or the Administrative Agent, as Letter of Credit issuer, as the case may be, under Sections 2.8 [Letter of Credit Subfacility] or 3.3 [Interest After Default] or 8 [Default]. The Borrowers' obligations under this paragraph shall survive the termination of the Commitments and the repayments of all other Obligations hereunder.

(3)	Notwithstanding anything hereinabove in this Schedule to the contrary, if Consolidated Adjusted EBITDA is zero or negative, Level V pricing shall apply.

EXHIBIT 4.8.6(A)
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among [ ], and each lender from time to time party thereto.
Pursuant to the provisions of Section 4.8 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT 4.8.6(B)
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among [ ], and each lender from time to time party thereto.
Pursuant to the provisions of Section 4.8 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code].
The undersigned has furnished its participating Bank with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Bank in writing, and (2) the undersigned shall have at all times furnished such Bank with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT 4.8.6 (C)
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among [ ], and each lender from time to time party thereto.
Pursuant to the provisions of Section 4.8 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Bank with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Bank and (2) the undersigned shall have at all times furnished such Bank with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT 4.8.6 (D)
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among [ ], and each lender from time to time party thereto.
Pursuant to the provisions of Section 4.8 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]